                                                           Exhibit 10.5

                                                                [Execution Copy]

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                        THE DOE RUN RESOURCES CORPORATION
                            FABRICATED PRODUCTS, INC.
                                  as Borrowers

                                       and

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                              Dated: March 12, 1998
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                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

   RECITALS............................................................... 1

   SECTION 1.  DEFINITIONS.................................................1

   SECTION 2.  CREDIT FACILITY............................................20
         2.1   Loans......................................................20
         2.2   Letter of Credit Accommodations............................21
         2.3   Maximum Credit.............................................23
         2.4   Reserves...................................................23
         2.5   Mandatory Prepayments......................................23
         2.6   Interest...................................................24
         2.7   Closing Fee................................................24
         2.8   Servicing Fee..............................................24
         2.9   Unused Line Fee............................................25
         2.10  Authorization to Make Loans................................25
         2.11  Use of Proceeds............................................25

   SECTION 3.  CONDITIONS PRECEDENT TO LOANS AND
                  OTHER FINANCIAL ACCOMMODATIONS .........................26
      3.1      Conditions Precedent to Initial Loans and Letter
                  of Credit Accommodations................................26
      3.2      Conditions Precedent to All Loans and Letter
                  of Credit Accommodations................................28

   SECTION 4.  COLLATERAL.................................................29

   SECTION 5.  REPRESENTATIONS AND WARRANTIES.............................30
         5.1   Organization and Qualification.............................31
         5.2   Corporate Power and Authority..............................31
         5.3   Issuance of Senior Notes; Disposition of Proceeds..........31
         5.4   Capitalization.............................................32
         5.5   Compliance with Other Agreements and Applicable Law........33
         5.6   Governmental Approval......................................34
         5.7   Chief Executive Office; Collateral Locations...............34
         5.8   Priority of Liens/Title to Properties......................35
         5.9   Tax Returns................................................35
         5.10  Litigation.................................................35


                                      (i)
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         5.11  Intellectual Property......................................36
         5.12  Accounts...................................................36
         5.13  Employee Benefits..........................................36
         5.14  Environmental Compliance...................................37
         5.15  Bank Accounts..............................................38
         5.16  Investment Company.........................................38
         5.17  Regulation G; Securities Exchange Act of 1934..............38
         5.18  No Material Adverse Change.................................39
         5.19  Financial Statements.......................................39
         5.20  Disclosure.................................................39
         5.21  Labor Disputes.............................................40
         5.22  Corporate Name; Prior Transactions.........................40
         5.23  Restrictions on Subsidiaries...............................40
         5.24  Material Contracts.........................................40

   SECTION 6.  ADDITIONAL COVENANTS.......................................41
         6.1   Tradenames.................................................41
         6.2   Subsidiaries...............................................41
         6.3   Indebtedness...............................................42
         6.4   Limitation on Liens........................................47
         6.5   Loans, Investments, Guarantees, Etc. ......................50
         6.6   Transactions with Affiliates...............................52
         6.7   Restricted Payments........................................53
         6.8   Changes in Business........................................55
         6.9   Maintenance of Existence...................................55
         6.10  Consolidated Net Worth.....................................55
         6.11  Sale of Assets, Consolidation, Merger, Dissolution, Etc. ..55
         6.12  Compliance with Laws, Regulations, Etc.....................56
         6.13  Payment of Taxes and Claims................................57
         6.14  Properties in Good Condition...............................57
         6.15  Insurance..................................................58
         6.16  Compliance with ERISA......................................59
         6.17  Additional Bank Accounts...................................59
         6.18  Notice of Default..........................................59
         6.19  Financial Statements and Other Information.................59
         6.20  Limitation of Voluntary Payments; Preferred Stock;
                  Amendments or Modifications of Certain Agreements; etc..64
         6.21  Limitation on Restrictions Affecting Subsidiaries..........65
         6.22  Further Assurances.........................................65


                                      (ii)

   SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.............................66
         7.1   Events of Default..........................................66
         7.2   Remedies...................................................68

   SECTION 8.  COLLECTION AND ADMINISTRATION..............................71
         8.1   Collections; Management of Collateral......................71
         8.2   Payments...................................................72
         8.3   Borrowers' Loan Account....................................73
         8.4   Statements.................................................73
         8.5   Right of Inspection; Access................................73
         8.6   Accounts Documentation.....................................74
         8.7   Specific Powers............................................74

   SECTION 9.  EFFECTIVE DATE; TERMINATION; COSTS.........................75
         9.1   Term.......................................................75
         9.2   Expenses and Additional Fees...............................76
         9.3   Survival of Agreement......................................77
         9.4   No Waiver; Cumulative Remedies.............................77
         9.5   Notices....................................................78
         9.6   Entire Agreement...........................................78
         9.7   Confidentiality............................................78
         9.8   Partial Invalidity.........................................79
         9.9   Headings...................................................79
         9.10  Counterparts...............................................79

   SECTION 10. JURY TRIAL WAIVER; OTHER WAIVERS
                  AND CONSENTS; GOVERNING LAW  ...........................79
         10.1  Governing Law; Choice of Forum; Service of Process;
                  Jury Trial Waiver.......................................79
         10.2  Waiver of Notices..........................................80
         10.3  Amendments and Waivers.....................................81
         10.4  Waiver of Counterclaims....................................81
         10.5  Indemnification............................................81
         10.6  Successors and Assigns.....................................81


                                     (iii)
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                             EXHIBITS AND SCHEDULES

            Exhibit A        Borrowing Base Certificate

            Schedule 1.5     List of Banco de Credito Agreements

            Schedule 1.29    Concentration Criteria for Specific Account Debtors

            Schedule 1.39    Existing Letters of Credit

            Schedule 1.83    List of Intercompany Services Agreements

            Schedule 5.1(a)  Jurisdictions of Qualification

            Schedule 5.1(b)  Subsidiaries

            Schedule 5.3     List of Senior Note Agreements

            Schedule 5.5     Permits and Missing Permits

            Schedule 5.7     Chief Executive Office and Locations of Collateral

            Schedule 5.8     Existing Liens

            Schedule 5.9     Tax Returns

            Schedule 5.10    Pending Litigation

            Schedule 5.13    Pension Plans

            Schedule 5.14    Environmental Matters

            Schedule 5.15    Bank Accounts

            Schedule 5.21    Collective Bargaining Agreements

            Schedule 5.22    Corporate Name; Tradenames; Prior Transactions

            Schedule 5.24    Material Contracts

            Schedule 6.3     Existing Indebtedness

            Schedule 6.5     Existing Loans, Advances and Guarantees and


                                      (iv)
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                             Guarantee for Helicopter Purchase


                                      (v)
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                           LOAN AND SECURITY AGREEMENT

      AGREEMENT dated March 12, 1998 is entered into by and among The Doe Run Resources Corporation, a New York corporation ("Doe Run"), Fabricated Products, Inc., a Delaware corporation ("Fabricated Products", and together with the Doe Run, each individually a "Borrower" and collectively, "Borrowers") and Congress Financial Corporation, a California corporation ("Lender" as hereinafter further defined).

                              W I T N E S S E T H:

      WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

      WHEREAS, Lender is willing to agree to make such loans and provide such other financial accommodations on the terms and conditions set forth herein and the other Financing Agreements (as defined below);

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      For purposes of this Agreement and the other Financing Agreements, the following terms shall have the respective meanings given to them below:

      1.1 "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

      1.2 "Accounts" shall mean all present and future rights to payment arising out of the sale, lease or other disposition of Inventory (or other goods to the extent the sale, lease or other disposition of such other goods gives rise to rights to payment which are included as accounts receivable in any report or other information received by Lender) or rendition of services.

      1.3 "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of voting securities of such Person or other equity interests in such

Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of voting securities or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and
(c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      1.4 "Banco de Credito" shall mean Banco de Credito Overseas Limited, a corporation organized under the laws of the Commonwealth of the Bahamas, and its successors and assigns.

      1.5 "Banco de Credito Agreements" shall mean individually and collectively, the agreements, documents and instruments listed on Schedule 1.5 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.6 "Banco de Credito Deposit Agreement" shall mean the Special Term Deposit Contract, dated of even date herewith, by and between Banco de Credito and Doe Run, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.7 "Blocked Accounts" shall have the meaning set forth in Section 8.1 hereof.

      1.8 "Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

      1.9 "Borrowers" shall mean, collectively, (a) The Doe Run Resources Corporation, a New York corporation, formerly known as St. Joe Minerals Corporation and as successor by operation of law to The Doe Run Company, formerly a Missouri general partnership, and its successors and assigns and (b) Fabricated Products, Inc., a Delaware corporation, and its successors and assigns; being sometimes individually referred to herein as a "Borrower".

      1.10 "Borrowing Base" shall mean at any time and from time to time the amount determined by Lender calculated as follows:

            (a)   the sum of:

            (i) up to eighty-five (85%) percent of the Net Amount of Eligible Accounts of Borrowers, plus

            (ii) up to sixty (60%) percent of the Value of the Eligible Inventory of Borrowers (other than as to Doe Run, Eligible Stores Inventory), plus

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            (iii) as to Doe Run, the lesser of: (A) up to twenty-five (25%)
                  percent of the Value of the Eligible Stores Inventory or (B) $2,500,000,

                                      minus

            (b) any reserves established by Lender pursuant to Section 2.4 hereof.

      1.11 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit A hereto, as such form may from time to time be modified by Lender, which is duly completed (including all schedules thereto) and executed by the chief financial officer or other appropriate financial officer of Doe Run acceptable to Lender and delivered to Lender.

      1.12 "Business Day" shall mean any day other than a Saturday, Sunday, or legal holidays on which commercial banks in New York, New York are authorized or required to close, and any day on which Lender is open for the transaction of business.

      1.13 "By-Products" shall mean by-products resulting from the processing of the lead ore of Doe Run consisting of copper, zinc, nickel, sulfuric acid, silver, sodium sulfate and other minerals and chemicals resulting from such processing.

      1.14 "Capitalized Lease Obligations" shall mean any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

      1.15 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

      1.16 "Cash Equivalents" shall mean, at any time, (a) any evidence of indebtedness with a maturity of one (1) year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof, except in the case of any such evidence of indebtedness issued by the Student Loan Marketing Association, the Federal National Mortgage Association, a Federal Farm Credit Bank or a Federal Home Loan Bank so long as any such evidence of indebtedness issued by such federal governmental entities is rated at least A-1 by Standard & Poor's Rating Services, a division of The McGraw Hill Companies,

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Inc. ("S&P") or at least P-1 by Moody's Investor Service, Inc.; (b) certificates of deposit or bankers' acceptances with a maturity of one (1) year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than Two Hundred Fifty Million Dollars ($250,000,000); (c) commercial paper (including variable rate demand notes) with a maturity of one (1) year or less issued by a corporation (except an Affiliate of a Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's Investor Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America, in each case maturing within one (1) year or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

      1.17 "Change of Control" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Renco Group or a Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group"), together with any Affiliates thereof; (b) the approval by the holders of Capital Stock of Renco Group or a Borrower, as the case may be, of any plan or proposal for the liquidation or dissolution of Renco Group or such Borrower, as the case may be; (c) Renco Group or DRA ceases to own one hundred (100%) percent of the Capital Stock of Doe Run; (d) Renco Group ceases to own one hundred (100%) percent of the outstanding Capital Stock of DRA; (e) Doe Run ceases to own one hundred (100%) percent of the Capital Stock of Fabricated Products; and (f) the Permitted Holders cease to own ninety (90%) of the outstanding Capital Stock of Renco Group.

      1.18 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.19 "Collateral" shall have the meaning set forth in Section 4 hereof.

      1.20 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to a Borrower, or any other person to whom any Inventory is consigned or who has custody, control or possession of any Inventory or is otherwise the owner or operator of any premises on which any Inventory is located pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Inventory, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Inventory, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with the Collateral.

      1.21 "Consolidated Net Income" shall mean, with respect to any Person, the net income (or loss) of such Person and its Subsidiaries, on a consolidated basis for such period determined in accordance with GAAP (and as to Doe Run, including for such purpose Doe Run Cayman and its Subsidiaries); provided, that,
(a) the net income of any Person in which such Person or any Subsidiary of such Person has an ownership interest with a third party (other than a person that meets the definition of a Wholly-Owned Subsidiary) shall be included only to the extent of the amount that has actually been received by such Person or its Wholly-Owned Subsidiaries in the form of dividends or other distributions during such period (subject to, in the case of any dividend or distribution received by a Wholly-Owned Subsidiary of such person, the restrictions set forth in clause
(b) below) and (b) the net income of any Subsidiary of such Person that is subject to any restrictions or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation; provided, that, for purposes of this definition, (i) there shall be excluded (A) the net income (or loss) of any Person (acquired in a pooling of interests transaction) accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any Subsidiary of such Person, (B) any gain (or loss) (and related tax effects) resulting from an Asset Sale (as defined below), (C) any extraordinary, unusual or nonrecurring gains or losses (and related tax effects) in accordance with GAAP, and (D) any compensation-related expenses arising as a result of the application of the net proceeds from the issuance of the Senior Notes, (ii) the term "Asset Sale" as used in this definition shall mean any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by a Borrower or any of its Subsidiaries (including, without limitation, any sale/leaseback) to any person, in one transaction or a series of related transactions, of (A) any Capital Stock of any Subsidiary, (B) all or substantially all of the properties and assets of any division or line of business of a Borrower or its Subsidiaries or (C) any other properties or assets of a Borrower or its Subsidiaries other than in the ordinary course of business, and (iii) for purposes of Section 6.7(b) hereof, the amortization of deferred financing costs relating to the issuance of the Senior Notes shall be excluded from the definition of Consolidated Net Income.

      1.22 "Consolidated Net Worth" shall mean, as to any Person at any time, in accordance with GAAP, consistently applied, on a consolidated basis for such Person and its Subsidiaries (and, as to Doe Run, including for such purpose Doe Run Cayman and its Subsidiaries), the amount equal to (a) the difference between: (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP consistently applied (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the total aggregate Indebtedness and other liabilities of such Person and its Subsidiaries, including accruals for taxes, workmen's compensation liability and other proper accruals (other than contingent liabilities which would not be included in the balance sheet under GAAP) of such Person and its Subsidiaries.

      1.23 "Credit Facility" shall mean, collectively, the secured Loans and Letter of Credit Accommodations provided for hereunder and under the other Financing Agreements.

      1.24 "Doe Run" shall mean The Doe Run Resources Corporation, a New York corporation, and its successors and assigns.

      1.25 "Doe Run Cayman" shall mean Doe Run Cayman, Ltd., a company incorporated under the laws of the Cayman Islands, and its successors and assigns.

      1.26 "Doe Run Mining" shall mean Doe Run Mining S.R. Ltda., Peruvian company and its successors and assigns.

      1.27 "Doe Run Peru" shall mean Doe Run Peru Ltda., a Peruvian company, and its successors and assigns.

      1.28 "DRA" shall mean DR Acquisition Corp., a Missouri corporation, and its successors and assigns.

      1.29 "Eligible Accounts" shall mean Accounts created by a Borrower arising out of the sale of goods or rendition of services by such Borrower in the ordinary course of business, which are and at all times shall continue to be acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished to Lender by such Borrower, but reliance by Lender thereon from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time as to both present and future Accounts. In general, an Account shall not be deemed eligible if:

            (a) such Borrower does not have sole lawful and absolute title to such Account; or

            (b) it arises out of a sale made by such Borrower to an Affiliate or to an officer, director or employee of such Borrower, or the Account Debtor includes any such Person; or

            (c) such Accounts of a single Account Debtor or its Affiliates constitute more than ten (10%) percent of all otherwise Eligible Accounts, except as to Accounts of the Account Debtors listed on Schedule 1.29 hereto, in which case if Accounts of such Account Debtors constitute more than the percentage with respect thereto set forth on Schedule 1.29 hereto (but the portion of the Accounts not in excess of the applicable percentage may be deemed Eligible Accounts); or

            (d) such Accounts are unpaid within sixty (60) days after the original due date for them, but in any event if such Accounts are unpaid more than one hundred twenty (120) days after the date of the original invoice; or

            (e) it is from an Account Debtor or one of its Affiliates that has an Account excluded under clause (d) above and fifty (50%) percent or more of all Accounts from such Account Debtor and such of its Affiliates are ineligible under clause (d) or otherwise; or

            (f) the payment terms with respect to such Account are greater than sixty (60) days from the date of the original invoice;

            (g) the Account Debtor for the Account is a creditor of such Borrower or any Obligor, has or has asserted a right of setoff, has disputed its liability or has made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by such Borrower or such Obligor to the Account Debtor, the amount of such actual or asserted right of setoff (whichever is greater), or the amount of such dispute or claim, as the case may be; or

            (h) the Account Debtor is (or its assets are) the subject of a proceeding under the U.S. Bankruptcy Code or any similar law or statute of any other Governmental Authority or an assignment for the benefit of creditors, or its business has failed or it has suspended its business operations, or has had appointed a receiver or trustee for it or a substantial portion of its assets or has generally failed or admitted its inability to pay its debts as they become due; or

            (i) the Account is not payable in U.S. Dollars or the Account Debtor for the Account is either not incorporated under the laws of a jurisdiction of the United States of America or any State thereof or Canada or any Province thereof, or is located outside or has its principal place of business or substantially all of its assets outside the continental United States or Canada, except to the extent the Account is supported by an irrevocable letter of credit that shall be (i) satisfactory to the Lender (as to form, substance and issuer),
(ii) assigned to Lender and directly drawable by Lender and (iii) in the possession of Lender, provided, that, if the Account Debtor is incorporated in Canada or any Province thereof, or is located or has its principal place of business or substantially all of its assets in Canada, such Accounts may only be Eligible Accounts if such Borrower shall have executed and delivered, or caused to be executed and delivered, such agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in the Accounts owing by such Account Debtor in accordance with the applicable laws of Canada or any Province thereof (as determined by Lender) and taken or caused to be taken such other further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable laws of Canada and any Province thereof; or

            (j) the sale to the Account Debtor is on a bill-and-hold guaranteed sale (except as otherwise provided below), sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

            (k) the Account Debtor is any Governmental Authority; or

            (l) the goods giving rise to such Account have not been shipped and delivered to the Account Debtor, or the Account otherwise does not represent a final sale (subject only to the Account Debtor's right to reject non-conforming goods) except that if the goods giving rise to such Account have not been shipped and delivered to the Account Debtor, if Lender shall have received a written agreement, in form and substance satisfactory to Lender, evidencing the Account Debtor's unconditional obligation to take and pay for such goods; or

            (m) the Account does not comply with all applicable law; or

            (n) (i) either the perfection, enforceability or validity of Lender's security interest or Lender's right or ability to receive direct payments as to such Account is governed by any statutory requirement of any Governmental Authority other than those of the Uniform Commercial Code, (ii) the Account Debtor has not waived counterclaims or setoffs as to such Account, (iii) it is not subject to a valid and perfected first priority security interest, lien or other encumbrance in favor of the Lender, subject to no security interest, liens or other encumbrances other than the security interests, liens or other encumbrances (if any) permitted hereunder or (iv) it does not otherwise conform to the representations and warranties contained herein or in the other Financing Agreements; or

            (o) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

            (p) the Account is not payable directly to a lockbox that is subject to a blocked account arrangement as provided in Section 8.1 hereof; or

            (q) Lender in the exercise of its good faith judgment determines it to be ineligible.

Any Accounts which Lender determines to be ineligible or unacceptable for purposes of the Borrowing Base at any time shall nevertheless be and remain at all times part of the Collateral.

      1.30 "Eligible Inventory" shall mean Inventory consisting of finished goods held for sale in the ordinary course of the business of a Borrower and raw materials and work-in-process for such finished goods, in each case to the extent acceptable to Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by Lender in its exclusive judgment. In determining eligibility Lender may, but need not, rely on reports and schedules of such Inventory furnished to Lender by such Borrower, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, except in Lender's discretion, Inventory shall not be deemed Eligible Inventory if:

            (a) it is not owned solely by such Borrower or such Borrower does not have sole and good, valid and marketable title thereto; or

            (b) it is not either (i) located in the continental United States or
(ii) loaded, freight charges and insurance premiums paid, upon a vessel bound for a port in the continental United States and covered by bills of lading or other shipping documents, originals of which are in the possession of Lender; or

            (c) it is not located at premises owned and operated by such Borrower or it is on consignment to a third party, provided, that, any Inventory which would otherwise be deemed Eligible Inventory at locations which are not owned and operated by such Borrower may nevertheless be considered Eligible
Inventory: (i) if Lender shall have received a Collateral Access Agreement from the holder of such Inventory or the owner and/or operator of such location, as the case may be, and (ii) in addition to the agreement described above, if the Inventory is delivered to the holder, owner and/or operator on consignment and if required by Lender: (A) the holder, owner and/or operator executes appropriate UCC-1 financing statements in favor of such Borrower, which are duly assigned to Lender and (B) any lender to the holder, owner and/or operator with any interest in Inventory is properly notified of the first priority security interest in and lien on such Inventory of Lender; or

            (d) it is packing or shipping materials or maintenance supplies; or

            (e) it is not subject to a valid and perfected first priority security interest and Lender, except, with respect to Inventory stored at sites described in clause (c) above, for liens for unpaid rent or normal and customary warehousing charges, in each case, not yet due; or

            (f) it is goods returned or rejected by such Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

            (g) it (i) is prepaid or (ii) is excess (as so reserved by such Borrower from time to time or as otherwise determined by Lender) or (iii) is seconds or thirds or (iv) is obsolete, slow moving or unmerchantable, or (v) is freight/drayage reserves, or (vi) is samples or Inventory on hand which is used for promotional and other sales activities, or (vii) does not otherwise conform to the representations and warranties contained in the credit documents; or

            (h) is used or repossessed, or is attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

            (i) it is obsolete, defective, damaged or unmerchantable; or

            (j) it is goods acquired by such Borrower in or as part of a "bulk" transfer or sale of assets and such acquisition is not consummated in the ordinary course of business unless such Borrower has complied with all applicable bulk sales or bulk transfer laws in connection with such acquisition; or

            (k) it is unmined ore or otherwise constitutes real property; or

            (l) Lender in the exercise of its good faith judgment determines it to be ineligible.

Any Inventory which Lender determines to be ineligible or unacceptable for purposes of the Borrowing Base at any time shall nevertheless be and remain at all times part of the Collateral.

      1.31 "Eligible Stores Inventory" shall mean Stores Inventory which is Eligible Inventory.

      1.32 "Environmental Laws" shall mean all Federal, State and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business and facilities of each Borrower and its Subsidiaries (whether or not owned by it or any of them), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes or relating to or imposing liability or standards of conduct concerning mining or reclamation of mined land. Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act of 1976, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act; the Water Pollution Control Act of 1972; the Solid Waste Disposal Act; the Insecticide, Fungicide and Rodenticide Act; the Mine Safety and Health Act of 1977; the Surface Mining Control and Reclamation Act of 1977; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Clean Air Act, as amended; the Hazardous Materials Transportation Act, as amended; U.S. Department of Transportation and Environmental Protection Agency regulations; and applicable state counterparts to any of such laws and any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.33 "Equipment" shall mean all of each Borrower's now owned and hereafter acquired equipment and fixtures, of every kind and description, wherever located, including, without limitation, any and all machinery used in connection with the manufacture, sale, exchange or lease of goods or rendition of services, machinery, tooling, tools, telephone equipment, computers, computer hardware and related computer equipment and accessories (including software and records), vehicles, dies, jigs, furniture, trade fixtures and fixtures, all attachments, components, parts, accessions and property now or hereafter affixed thereto, installed thereon or used in connection therewith, and all additions to and substitutions and replacements thereof and all existing and future leasehold interests in equipment and fixtures, wherever located, whether now owned or hereafter acquired and all licenses and other rights of such Borrower relating thereto, whether in the possession and control of such Borrower or in the possession and control of a third person for the account of such Borrower and all claims to the proceeds of insurance thereon and all maintenance and warranty records relating thereto.

      1.34 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.35 "ERISA Affiliate" shall mean any (a) corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as a Borrower, (b) partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of
Section 414(c) of the Code) with a Borrower, and (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as a Borrower.

      1.36 "Event of Default" shall have the meaning set forth in Section 7.1 hereof.

      1.37 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the Borrowing Base or
(ii) the Maximum Credit minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations plus (ii) the amount of all then outstanding Letter of Credit Accommodations (to the extent not included in Obligations in Section 1.37(b)(i) above), plus (iii) the aggregate amount of (A) all then outstanding and unpaid trade payables of Borrowers which are outstanding and unpaid more than sixty (60) days past due as of such time and (B) the book overdraft of Borrowers.

      1.38 "Existing Lenders" shall mean, collectively, (a) the lenders who are parties to the Loan and Security Agreement, dated October 23, 1997, by and among such lenders, BT Commercial Corporation, in its capacity as Agent, Union Bank of Switzerland, New York Branch, as Syndication Agent, DLJ Capital Funding, Inc., as Documentation Agent (in each case pursuant to the Loan and Security Agreement, dated October 23, 1997, by and among Borrower, DRA, such parties and the financial institutions who are parties thereto as lenders), and Bankers Trust Company, as issuing bank, under such Loan and Security Agreement and such lenders and (b) Bankers Trust Company, as Administrative Agent, Union Bank of Switzerland, New York Branch, as Syndication Agent, DLJ Capital Funding, Inc., as Documentation Agent (in each case pursuant to the Credit Agreement, dated as of October 23, 1997, by and among such parties and the financial institutions who are parties thereto as lenders) and such lenders.

      1.39 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued by CoreStates Bank, N.A. for the account of Doe Run set forth on
Schedule 1.39 hereto.

      1.40 "Fabricated Products" shall mean Fabricated Products, Inc., a Delaware corporation, and its successors and assigns.

      1.41 "Financing Agreements" shall mean, collectively, this Agreement, together with all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by a Borrower or any other person, with, to or in favor of Lender in connection herewith or pursuant hereto, as this Agreement and such other agreements, documents or instruments now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.42 "Fixed Rate Notes" shall mean individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the 11 1/4% Senior Notes due 2005, Series A (the "Series A Fixed Rate Notes") issued by Doe Run on the date hereof pursuant to the Senior Note Indenture in the original principal amount of $200,000,000 and (b) the 11 1/4% Senior Notes due 2005, Series B (the "Series B Fixed Rate Notes") issued by Doe Run after the date hereof which have terms identical to the terms of the Series A Fixed Rate Notes and are offered to the holders of the Series A Fixed Rate Notes pursuant to a registration statement to be filed by Doe Run with the Securities and Exchange Commission in exchange for the Series A Fixed Rate Notes held by such person.

      1.43 "Floating Rate Notes" shall mean individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Floating Interest Rate Senior Notes due 2003, Series A (the "Series A Floating Rate Notes") issued by Doe Run on the date hereof pursuant to the Senior Note Indenture in the original principal amount of $55,000,000 and (b) the Floating Interest Rate Senior Notes due 2003, Series B (the "Series B Floating Rate Notes") issued by

Doe Run after the date hereof which have terms identical to the terms of the Series A Floating Rate Notes and are offered to holders of the Series A Floating Rate Notes pursuant to a registration statement to be filed by Doe Run with the Securities and Exchange Commission in exchange for the Series A Floating Rate Notes held by such person.

      1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination except that for purposes of
Section 6.10 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the financial statements delivered to Lender prior to the date hereof.

      1.45 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      1.46 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances or materials and wastes including without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyl, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials, or wastes that are or became regulated under any Environmental Laws (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Laws.) In the event that any of the applicable Environmental Laws are amended so as to broaden the meaning of any of the above-referenced terms, such broader meaning shall apply subsequent to the effective date of such amendment.

      1.47 "Hedging Agreements" shall mean any agreement with respect to (a) the hedging of price risk associated with the purchase or sale of lead, copper, zinc, gold and silver under which a Borrower or any Subsidiary is a party or beneficiary and (b) the hedging of currency risks in connection with funding payroll expenses; so long as any such agreement under clause (a) or clause (b) above has been entered into in the ordinary course of business consistent with past price risk or currency management practices of such Borrower and its Subsidiaries and not for purposes of speculation.

      1.48 "Indebtedness" shall mean, with respect to any Person, any liability
(a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, indentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services); (c) all Capitalized Lease Obligations; (d) any contractual obligations, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to bonds, letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any security interest in, or mortgage or lien upon the interest in any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) all obligations, liabilities and indebtedness of such Person (marked to market) constituting Interest Rate Protection Obligations, Hedging Agreements or in respect of foreign exchange agreements. The term "Indebtedness" shall not be construed to include obligations for rent or similar amounts payable under operating leases.

      1.49 "Initial Purchasers" shall mean, collectively, BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and UBS Securities LLC, and their respective successors and assigns.

      1.50 "Interest Rate" shall mean a rate of three-quarters (3/4%) percent per annum above the Prime Rate; provided, that, Lender may, at its option, increase such rate to a rate two and three-quarters (2 3/4%) percent per annum above the Prime Rate at any time without notice (a) for the period on and after
(i) the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against a Borrower), or (ii) the date of any Event of Default, and for so long as such Event of Default exists or is continuing, as determined by Lender and
(b) on the Loans at any time outstanding in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.51 "Interest Rate Protection Obligations" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      1.52 "Inventory" shall mean all of each Borrower's now owned and hereafter acquired inventory, wherever located, including, without limitation, all raw materials, work-in-process (including, without limitation, molten lead and slag and kettle dross), and finished and semi-finished inventory of any kind, nature or description, and including, without limitation, (a) all metals and minerals in whatever form, whether ore, powder, sinter, concentrates, pellets, links, pigs, or ingots, and including without limitation, lead, zinc, copper, nickel sulfur, silver bullion, copper matte and other By-Products, (b) the Stores Inventory, (c) all wrapping, packaging, advertising and shipping materials, and any other personal property held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or furnishing or such goods, inventory, merchandise and other personal property, and all right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired. The term "Inventory" as used herein shall not include minerals constituting part of Real Property.

      1.53 "Lending Formulas" shall mean the percentages with respect to Eligible Accounts and Eligible Inventory set forth in the definition of the term Borrowing Base contained herein.

      1.54 "Letter of Credit Accommodations" shall mean with respect to the Credit Facility, the letters of credit or other guaranties which are from time to time either (a) issued or opened by Lender for the account of a Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

      1.55 "Loans" shall mean, the loans made to or for the benefit of Borrowers by Lender on a revolving basis pursuant to the terms hereof (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.56 "Management Agreement" shall mean the Management Consultant Agreement, dated April 7, 1994, between Doe Run and Renco Group, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.57 "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrowers (taken as a whole); (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of each Borrower to repay the Obligations or of such Borrower or any Obligor to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

      1.58 "Material Contract" shall mean any contract or other arrangements (other than the Financing Agreements), whether written or oral, to which a Borrower or its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could be reasonably expected to have a Material Adverse Effect.

      1.59 "Maximum Credit" shall mean $100,000,000.

      1.60 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) rebates, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding or claimed with respect thereto.

      1.61 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by either or both of Borrowers and/or any Obligor to Lender and/or its affiliates, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with this Agreement, any of the other Financing Agreements or by operation of law in connection therewith, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement, after the commencement of any case with respect to either or both of Borrowers or any Obligor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated or secured.

      1.62 "Obligor" shall mean any guarantor, endorser, acceptor, surety, or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

      1.63 "Participant" shall mean any financial institution that acquires a participation in the interest of Lender in any of the Loans and Letter of Credit Accommodations.

      1.64 "Payment Account" shall have the meaning set forth in Section 8.1 hereof.

      1.65 "Permits" shall have the meaning set forth in Section 5.5 hereof.

      1.66 "Permitted Holders" shall mean Ira Leon Rennert, his wife and his Affiliates, estate, heirs and legatees, and the legal representatives of any of the foregoing, including, without limitation, the trustee of any trust of which one or more of the foregoing are the sole beneficiaries

      1.67 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.68 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or any successor, as its prime rate, whether or not such announced rate is the best rate available at such bank, calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, which rate shall increase or decrease by an amount equal to each increase or decrease effective on the first day of the month after any change in such prime rate based on the prime rate in effect on the last day of the month in which any such change occurs.

      1.69 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether federal, state or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

      1.70 "Real Property" shall mean all now owned or hereafter acquired real property of each Borrower, including leasehold interests, together with all buildings, structures, fixtures and other improvements relating thereto, and all metals and minerals which are in, under, upon, or to be produced from such real property to the extent of the rights of such Borrower to the same (but only to the extent such metals and minerals have not been extracted from the real property), wherever located.

      1.71 "Receivables" shall have the meaning set forth in Section 4.1 hereof.

      1.72 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the other Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

      1.73 "Renco Group" shall mean The Renco Group, Inc., a New York corporation, and its successors and assigns.

      1.74 "Senior Note Agreements" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Senior Notes, (b) the Senior Note Indenture, (c) the Purchase Agreement, dated March 12, 1998, between the Initial Purchasers and Doe Run with respect to the purchase from Doe Run of all of the Senior Notes, and (d) the Senior Note Registration Agreement.

      1.75 "Senior Note Indenture" shall mean the Indenture, dated of even date herewith, between Doe Run and the Senior Note Trustee with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.76 "Senior Note Registration Agreement" shall mean the Registration Rights Agreement, dated as of March 12, 1998, between Doe Run and the Initial Purchasers as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.77 "Senior Notes" shall mean, individually and collectively, the Floating Rate Notes and the Fixed Rate Notes.

      1.78 "Senior Note Trustee" shall mean State Street Bank and Trust Company, and its successors and assigns, and any replacement or other trustee under the Senior Note Indenture.

      1.79 "Stores Inventory" shall mean Inventory consisting of cast iron fittings, paint, belts and hoses, bolts and nuts, wire and wire products, welding supplies, tools, steel, rope, timber, railroad spikes, railroad car parts and railroad crane parts, baghouse parts, pump parts, compressor parts, electrical parts, bearings, drills, bits and accessories and other parts and supplies.

      1.80 "Subsidiary" or "subsidiary" shall mean any corporation, association or organization, active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests shall now or hereafter be owned or controlled, directly or indirectly, by a Borrower, any subsidiary of a Borrower, or any subsidiary of such subsidiary, provided, that, the term "Subsidiary" as used elsewhere in this Agreement, as to Doe Run, shall not include Doe Run Cayman and its Subsidiaries or DR Exploration Company (Proprietary)

Ltd. (South Africa), except (a) as otherwise expressly provided in any specific section of this Agreement, (b) for purposes of Section 5.1(b) hereof, and (c) for purposes of this definition.

      1.81 "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated February 8, 1990, by and among Renco Group and its Subsidiaries (including Doe Run Cayman and its Subsidiaries for this purpose), as amended on November 1, 1992, which became applicable to DRA and Doe Run on April 7, 1994 and as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, provided, that, such agreement shall not be amended, modified, supplemented, extended, renewed, restated or replaced without the prior approval of Lender other than for amendments that do not relate to or affect a Borrower or its Subsidiaries.

      1.82 "Tradename" shall have the meaning set forth in Section 6.1 hereof.

      1.83 "U.S. Services Agreements" shall mean, collectively, the agreements listed on Schedule 1.83 hereto between Doe Run and Doe Run Mining or between Doe Run and Doe Run Peru, or Doe Run and Doe Run Cayman and any of its other Subsidiaries providing for Doe Run to provide technical, managerial or other services to Doe Run Cayman or any of its Subsidiaries, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.84 "Value" or "value" shall mean, as determined by Lender, with respect to the Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, as determined by Lender.

      1.85 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      1.86 "Wholly-Owned Subsidiary" shall mean any Subsidiary or such person to the extent all of the Capital Stock or other ownership interests in such Subsidiary (other than (a) directors' qualifying shares, (b) with respect to Doe Run Peru, any shares purchased by employees of Doe Run Peru or the seller of assets to Doe Run Peru on October 23, 1997, which retained amount shall not exceed one (1%) percent of the total interests in Doe Run Peru, and (c) an immaterial interest owned by other persons solely to comply with applicable law) is owned directly or indirectly by such person or a Wholly-Owned Subsidiary of such person.

      1.87 Terms. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

      1.88 Other Defined Terms The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.89 Uniform Commercial Code Definitions. All terms used herein which are not specifically defined herein which are defined or used in the Uniform Commercial Code as in effect in the State of New York (the "UCC") shall have the meanings as defined or used in the UCC.

      1.90 Interpretation. For purposes of this Agreement, unless the context otherwise requires, all other terms hereinbefore or hereinafter defined, including but not limited to those terms defined in the recitals hereto, shall have the meanings herein assigned to such terms. All references to each Borrower and other Persons pursuant to the definitions set forth in the recitals hereto or otherwise herein shall include their respective successors and assigns. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

SECTION 2. CREDIT FACILITY

        2.1 Loans

            (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower, Lender shall make Loans to Borrowers from time to time in amounts requested by such Borrower, up to the lesser of: (i) the Borrowing Base or (ii) Maximum Credit.

            (b) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, (i) the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Inventory, regardless of the amounts of such Eligible Inventory, shall not exceed $50,000,000, (ii) the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Stores Inventory, regardless of the amounts of such Eligible Stores Inventory, shall not exceed $2,500,000, and
(iii) the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Accounts and Eligible Inventory of Fabricated Products, regardless of the amount of such Eligible Accounts and Eligible Inventory, shall not exceed $5,000,000.

            (c) Lender may, in its good faith discretion, from time to time, upon not less than five (5) days prior notice to Doe Run, (i) reduce the Lending Formula with respect to Eligible Accounts to the extent that Lender determines that: (A) the dilution with respect to such Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in such Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any respect or may be reasonably anticipated to increase in any respect above historical levels, or (B) the general creditworthiness of Account Debtors has declined or (ii) reduce any of the Lending Formulas with respect to the Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of such Inventory for any period has changed in any material respect or (B) the liquidation value of such Eligible Inventory, or any category thereof, has decreased, or (C) the nature, quality or mix of such Inventory has deteriorated in any material respect. In determining whether to reduce any of the Lending Formulas, Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing reserves as provided in Section
2.4. Borrowers may from time to time borrow, repay and reborrow Loans made to it in accordance with the terms hereof.

        2.2 Letter of Credit Accommodations

            (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations to be issued for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans pursuant to this Section 2.

            (b) In addition to any customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Lender may require Borrowers to pay to Lender such letter of credit fee, without notice, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of a judgment against such Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. Borrowers shall not be required to pay such letter of credit fee to Lender in respect of a Letter of Credit Accommodation unless Lender has duly executed and delivered to the issuer of such Letter of Credit Accommodation the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation.

            (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of such Letter of Credit Accommodations, the Loans available to Borrowers (subject to the Borrowing Base, the Maximum Credit and any reserves) are equal to or greater than one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation and for so long as such Letter of Credit Accommodation is outstanding, the amount of Loans which might otherwise be available to Borrowers shall be reduced by such amount.

            (d) Except in Lender's discretion, the aggregate amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $10,000,000. At any time an Event of Default exists or has occurred and is continuing, the Lender may require each Borrower to either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any or all Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

            (e) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation except resulting from the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder except resulting from the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except resulting from the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (f) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender, unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. At any time an Event of Default exists or has occurred and is continuing, Lender shall have the sole and exclusive right and authority to, and Borrowers shall not, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods or (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders. Lender may take such actions either in its own name or in a Borrower's name. At all times, Borrowers shall not, without the prior written consent of Lender, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents or agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

            (g) Any rights, remedies, duties or obligations granted or undertaken by each Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any rights, remedies, duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by the Borrower requesting such Letter of Credit Accommodation to Lender and to apply in all respects to such Borrower.

            2.3. Maximum Credit. Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit.

            2.4. Reserves. Without limiting any other rights and remedies of Lender hereunder or under the other Financing Agreements, all Loans otherwise available to Borrowers shall be subject to Lender's continuing right in its discretion, to establish a reserve reducing the amounts of Loans otherwise available to Borrowers and to increase and decrease such reserve from time to time, if and to the extent that, in Lender's judgment, such reserve is necessary to protect Lender against possible non-payment for any reason by Account Debtors or possible non-payment of any of the Obligations, or in respect of any state of facts which does or would, with notice or passage of time or both, constitute an Event of Default hereunder or for any other reason.

      2.5 Mandatory Prepayments

            (a) In the event that the outstanding amount of the Loans to Borrowers exceed the Borrowing Base, or any component of the Loans exceed the sublimits set forth in Section 2.1(b), or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(d), or the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender, the entire amount of any such excess(es) for which payment is demanded.

            (b) Subject to Section 9.1(e) hereof, all such payments in respect of the Loans pursuant to this Section 2.5 shall be without premium or penalty. All interest accrued on the principal amount of the Loans paid pursuant to this
Section 2.5 shall be paid, or may be charged by Lender to the loan account(s) of Borrowers, at Lender's option, on the date of such payment.

      2.6 Interest.

            (a) Interest on all of the Loans and other non-contingent Obligations shall be payable by Borrowers to Lender at the Interest Rate.

            (b) In no event shall the Interest Rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.

            (c) Subject to the foregoing, all interest charges hereunder or in connection herewith shall be (i) computed as provided herein and in the other Financing Agreements and (ii) paid monthly to Lender on the first day of each calendar month, or, at Lender's option, charged to a Borrower's account(s) maintained by Lender as of the first day of each calendar month and deemed paid by the first amounts subsequently credited thereto.

            (d) Without limiting the continuing right of Lender to demand payment of the Loans and other Obligations, or any portion thereof, in accordance with the terms of this Agreement, or any of the other Financing Agreements, all interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof, shall be payable on demand.

      2.7 Closing Fee. Borrowers shall pay to Lender a closing fee of $500,000, which fee is fully earned and payable on the date hereof.

      2.8 Servicing Fee. Borrowers shall pay monthly to Lender a servicing fee in an amount equal to $10,000 for each month or part thereof during the term of this Agreement and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the first day of each month.

      2.9 Unused Line Fee. Borrowers shall pay to Lender an unused line fee at a rate equal to one-quarter (1/4%) percent per annum calculated upon the amount (if any) by which (a) the Maximum Credit exceeds (b) the average aggregate daily principal balance of the Loans and Letter of Credit Accommodations outstanding during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      2.10 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested Loan is to be made or Letter of Credit Accommodation established (which day shall be a Business Day) and the amount of the requested Loan and Letter of Credit Accommodation. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of a Borrower or otherwise disbursed or established in accordance with the instructions of a Borrower or in accordance with the terms and conditions of this Agreement.

      2.11 Use of Proceeds. All Loans made by Lender to or for the account of Borrowers pursuant to this Agreement and the other Financing Agreements shall be used by Borrowers for general operating and working capital purposes of Borrowers and such other purposes as permitted by the terms hereof. In no event shall any of the proceeds of the Loans be used to repay the existing Indebtedness of Borrowers or any of their Affiliates to the Existing Lenders.

      2.12 Joint and Several Liability. Borrowers shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of both Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (b) the absence of any attempt to collect the Obligations from the other Borrower or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrower, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowings or grant or a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (h) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default, Lender may proceed directly and at once, without notice (except as otherwise specifically provided for herein), against either Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

SECTION 3. CONDITIONS PRECEDENT TO LOANS AND OTHER FINANCIAL ACCOMMODATIONS

      3.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to the initial Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements which shall be satisfied in a manner acceptable to Lender (any of which may be waived, in whole or in part, only by Lender in writing):

            (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination and release by the Existing Lenders of Borrowers and Obligors from obligations, liabilities and indebtedness of each Borrower and Obligors to the Existing Lenders and the termination and release by each of them of any interest in and to any assets and properties of each Borrower and Obligors, duly authorized, executed and delivered by it, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by any of them, or on their behalf, as secured party and each Borrower or Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by each Borrower or Obligor in favor of any of the Existing Lenders, in form acceptable for recording in the appropriate government office;

            (b) Lender shall have received, in form and substance satisfactory to Lender, a consolidated pro-forma balance sheet of Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) reflecting the initial transactions contemplated hereunder, including, but not limited to, the transactions contemplated by the Senior Note Agreements, accompanied by a certificate dated of even date herewith of the chief financial officer or treasurer of Doe Run acceptable to Lender stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of October 31, 1997;

            (c) Lender shall have received, in form and substance satisfactory to Lender, evidence that: (i) the Senior Notes, the other Senior Note Agreements and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms, (ii) Doe Run has received from or on behalf of the holders of the Senior Notes cash or other immediately available funds in the aggregate amount of approximately $248,000,000 constituting the proceeds after the underwriters' commission from the issuance of the Senior Notes, (iii) Doe Run has received $23,000,000 in cash or other immediately available funds in repayment of the loan by Doe Run on October 23, 1997 to Doe Run Mining;

            (d) Lender shall have received, in form and substance satisfactory to Lender, the Banco de Credito Deposit Agreement providing for, inter alia, the deposit by Doe Run of $125,000,000 with such bank on the date hereof with a portion of the proceeds from the issuance of the Senior Notes and the agreement of such bank to pay to Doe Run amounts equal to the obligations of Borrower in respect of a principal amount of the Fixed Rate Notes equal to $125,000,000, duly authorized, executed and delivered by Doe Run and such bank;

            (e) Lender shall have received, in form and substance satisfactory to Lender, all other consents, waivers, acknowledgments, releases, terminations and other agreements and documents from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements;

            (f) each Borrower shall have established a lockbox and the Blocked Accounts for its collections and the transfer thereof to Lender, which shall be in form and substance satisfactory to Lender, in accordance with Section 8.1 hereof;

            (g) Lender shall have received true, correct and complete copies of each of the following as duly executed by the parties thereto: (i) the Tax Sharing Agreement, (ii) the Management Agreement, as amended on or about the date hereof, (iii) all Material Contracts and (iv) the Banco de Credito Agreements;

            (h) Lender shall have received evidence of insurance and loss payee endorsements required under this Agreement and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee, all at Borrowers' cost and expense;

            (i) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has, or will have upon the filing of appropriate UCC-1 financing statements, a valid perfected first priority security interest in all of the Collateral;

            (j) Lender shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrowers are located in the United States, which search results shall be in form and substance satisfactory to Lender;

            (k) the aggregate amount of the Excess Availability of Borrowers, as determined by Lender, as of the date hereof, shall be not less than $35,000,000 after giving effect to the initial Loans made or to be made, and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

            (l) Lender shall have received, in form and substance satisfactory to Lender, an opinion letter of counsel to Borrowers with respect to the Senior Note Agreements, the transactions contemplated therein, the Financing Agreements and such other matters as Lender or its counsel may request;

            (m) this Agreement, the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly authorized, executed and delivered to Lender, in form and substance satisfactory to Lender.

      3.2 Conditions Precedent to All Loans and Letter of Credit
Accommodations. Each of the following is an additional condition precedent to the Loans and Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representation and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

            (b) no law, regulation, order, judgment or decree of any Governmental Authority shall, and Lender shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which
(i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or (B) the consummation of the transactions contemplated pursuant to the terms hereof of the Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect; and

            (c) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 4. COLLATERAL

      As collateral security for the prompt performance, observance and payment in full of all of the Obligations, each Borrower hereby grants, pledges and assigns to Lender continuing security interests in and liens upon, and rights of setoff against, all of the following now owned and hereafter acquired or existing assets and properties of such Borrower (which assets and properties, together with all other collateral security for the Obligations granted to or otherwise held or acquired by Lender are referred to herein as the "Collateral"):

      4.1 all now owned or hereafter acquired Accounts, together with all of the following now owned or hereafter acquired assets and properties of such Borrower, wherever located (collectively, the "Receivables"): (a) chattel paper, documents, notes and other instruments which evidence or relate to any of the Accounts or other property described in this Section 4 and including all documents of title with respect to any Inventory or which evidence or relate to indebtedness arising pursuant to Accounts or other property described in this
Section 4; (b) all monies, securities, investment property, credit balances and other property and the proceeds thereof, now or hereafter held or received or held by, or in transit to, Lender whether for safekeeping, pledge, custody, transmission, collection or otherwise to the extent constituting proceeds of the Accounts or other property described in this Section 4; (c) deposits (general or special) and balances to the extent held in the Blocked Accounts, or any deposit account (or other account) used in connection with the collection of Receivables or other property described in this Section 4 or the remittance thereof to Lender, or containing proceeds of Receivables or other property described in this Section 4; (d) all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts or any of the other property described in this Section 4, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Accounts or any of the other property described in this Section 4, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) rights to goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing Accounts or other property described in this Section 4, including, without limitation, returned, repossessed and reclaimed goods, and
(iv) deposits by, and property of, Account Debtors or other persons securing the obligations of Account Debtors, provided, that, for purposes of this Section 4.1, the Collateral shall not include the U.S. Services Agreements listed on
Schedule 1.83 hereto or Accounts arising in the ordinary course of business payable by Doe Run Mining or Doe Run Peru to Doe Run under the U.S. Services Agreements listed on Schedule 1.83 hereof;

      4.2 all Inventory;

      4.3 all now owned or hereafter acquired contracts, contract rights, licenses, customer lists and other general intangibles relating to the Receivables and the Inventory, including, without limitation, (a) trademarks, patents and other intellectual property to the extent affixed to, or to be affixed to, any Inventory or other property described in this Section 4 for purposes of selling the same, or otherwise necessary or reasonably desirable in connection with the collection, sale or other disposition of the Receivables or any of the other property described in this Section 4), (b) choses in action, causes of action and other claims and rights relating to the Receivables and Inventory, including, without limitation, those against Account Debtors, and against shippers and carriers, (c) agreements or arrangements with sales agents, distributors or the like and/or consignees, warehouses or other third persons in possession of any Inventory, (d) the Blocked Accounts, or any deposit account (or other account) used in connection with the collection of

Receivables or other property described in this Section 4 or the remittance thereof to Lender or containing proceeds of Receivables or other property described in this Section 4, and (e) guaranty or warranty claims with respect to Receivables or Inventory;

      4.4 all monies, securities, investment property, credit balances and other property and the proceeds thereof, now of herafter held or received or held by, or in transit to, Lender, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

      4.5 all Records; and

      4.6 all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds and any claims against third persons for loss or damage to or destruction of any or all of the foregoing.

SECTION 5. REPRESENTATIONS AND WARRANTIESSECTION 5. REPRESENTATIONS AND
WARRANTIES

      Each Borrower hereby jointly and severally represents and warrants to Lender as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of each, together with the representations and warranties in the other Financing Agreements, being a continuing condition of each Loan and Letter of Credit
Accommodations:

      5.1 Organization and Qualification.

            (a) Each Borrower and its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its state or jurisdiction of incorporation, with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Each Borrower and its Subsidiaries has qualified to do business as a foreign corporation in the states and other jurisdictions listed on Schedule 5.1(a) hereto, which constitute all states or other jurisdictions where the nature of its business or the ownership or use of property requires such qualification.

            (b) Each Borrower does not have any Subsidiaries as of the date hereof, except as set forth on Schedule 5.1(b) hereto.

      5.2 Corporate Power and Authority. Each Borrower has the corporate power and authority to borrow and to execute, deliver and carry out the terms and provisions of this Agreement and the other Financing Agreements and all other agreements, instruments and documents delivered by such Borrower and its Subsidiaries pursuant hereto and thereto applicable to it, and each Borrower and its Subsidiaries has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the other Financing Agreements and the other agreements relating hereto or thereto to which it is a party, the present and future borrowings by such Borrower hereunder and thereunder and the execution, delivery and performance of the instruments and documents delivered and to be delivered by it pursuant hereto and thereto. This Agreement and the other Financing Agreements to which it is a party constitute and will constitute legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms.

      5.3 Issuance of Senior Notes; Disposition of Proceeds.

            (a) The Senior Notes have been duly authorized, issued and delivered by Doe Run and all agreements, documents and instruments related thereto, including, but not limited to, the Senior Note Indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth herein. All actions and proceedings required by the Senior Note Agreements and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated. Neither the execution and delivery of the Senior Notes, any of the other Senior Note Agreements or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions therein contemplated, has violated or will violate any law or regulation or any order or decree of any court or other Governmental Authority in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which each Borrower or its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of a Borrower (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of a Borrower.

            (b) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the Senior Notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the Senior Notes.

            (c) Borrowers have delivered, or caused to be delivered, to Lender true, correct and complete copies of the Senior Note Agreements. Set forth in
Schedule 5.3 hereto is a correct and complete list of the Senior Note Agreements and all other agreements, documents and instruments existing as of the date hereof by Borrowers and their Affiliates in connection therewith.

            (d) Doe Run has deposited with Banco de Credito $125,000,000 of the proceeds from the issuance of the Senior Notes, and Banco de Credito has made a loan to Doe Run Mining in the original principal amount of $125,000,000, the proceeds of which have been used to repay all of the outstanding Indebtedness of Doe Run Mining to Bankers Trust Company, Union Bank of Switzerland, New York Branch and DLJ Capital Funding, Inc. (and any successors or assigns of any of them) and to repay the Indebtedness of Doe Run Mining to Doe Run arising pursuant to the $23,000,000 loan made by Doe Run to Doe Run Mining on or about October 23, 1997. Pursuant to the terms of the Banco de Credito Deposit Agreement, Banco de Credito has agreed to make payments to Doe Run in amounts equal to the payments of interest on $125,000,000 of the Fixed Rate Notes at the times that Doe Run is required to make payments of interest under the Fixed Rate Notes. Doe Run has received on the date hereof not less than $23,000,000 in cash or other immediately available funds in payment of the loan by Doe Run to Doe Run Mining in such amount made by Doe Run to Doe Run Mining on or about October 23, 1997.

      5.4 Capitalization.

            (a) All of the issued and outstanding shares of Capital Stock of Fabricated Products are directly and beneficially owned and held by Doe Run and have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind. All of the issued and outstanding shares of Capital Stock of Doe Run are directly and beneficially owned and held by DRA and have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind. All of the issued and outstanding shares of Capital Stock of DRA are directly and beneficially owned and held by Renco Group and have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind.

            (b) After the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, each Borrower shall continue to be able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of each Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness and other liabilities of such Borrower, and including subordinated and contingent liabilities computed in the amount which, to the best of Borrowers' knowledge, represents an amount which can reasonably be expected to become an actual or matured liability. Each Borrower has sufficient capital to carry on all businesses and transactions in which it now engages or proposes to engage in, is solvent and will, in the reasonable, good faith determination of such Borrower as of the date hereof, continue to be solvent after the creation of the Obligations and the security interests in favor of Lender, and is able to pay its debts as they mature.

      5.5 Compliance with Other Agreements and Applicable Law.

            (a) Each Borrower and its Subsidiaries is not in default under, in violation of or in contravention of, in any respect, any indenture, mortgage, deed of trust, deed to secure debt, agreement or instrument to which it is a party or by which it or any of its assets or properties may be or are bound, in each case where such default, violation or contravention has or would have a Material Adverse Effect.

            (b) Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, has violated any law or regulation or any order or decree of any court or Governmental Authority in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which such Borrower or any of its Subsidiaries is a party or may be bound, which in any case has or would have a Material Adverse Effect, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of such Borrower or any of its Subsidiaries (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of such Borrower or any of its Subsidiaries.

            (c) Each Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, but not limited to, Federal Mine Safety and Health Administration, Federal Office of Surface Mining and Reclamation, and the Federal Environmental Protection Agency) relating to its business (including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Health Act of 1970, as amended, the Surface Mining Control and Reclamation Act of 1977, the Mine Safety and Health Act of 1977, the Fair Labor Standards Act of 1938, as amended, the Code, and the Environmental Laws). Schedule 5.5 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations ("Permits") issued or held by each Borrower as of the date hereof by any federal, state or local Governmental Authority. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a Material Adverse Effect. Except as described on Schedule
5.5 hereto, all of the Permits are valid and subsisting and in full force and effect and there are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

      5.6 Governmental Approval. No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for the filing of UCC financing statements.

      5.7 Chief Executive Office; Collateral Locations.

            (a) The address of the principal place of business and chief executive office of each Borrower is as set forth on Schedule 5.7 hereto, which address is the mailing address for such principal place of business and chief executive office. The books and records relating to the Accounts of each Borrower are located at such address. The Collateral is located only at the locations set forth on Schedule 5.7.

            (b) Each Borrower may open any new location within the continental United States provided it (i) gives Lender thirty (30) days prior written notice of the intended opening of any such new location, except, that, such Borrower may only give Lender written notice of any intended new location on the same day it is established, provided, that, (A) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (B) the value of all of the Collateral located at all of such new locations shall not exceed $2,500,000 as to Doe Run or $100,000 as to Fabricated Products, and (C) within fifteen (15) days after the date of any such notice from such Borrower, Lender shall have received all agreements, documents and instruments pursuant to Section 5.7(b)(ii) below as Lender may require, and (ii) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments consistent with the other then existing Financing Agreements to the extent applicable or otherwise as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral to be located in such location, including, without limitation, UCC financing statements and agreements from appropriate Persons acknowledging the liens of Lender on the Collateral to be located in such location, waiving any lien or claim by such Person to the Collateral and permitting Lender access to the premises to exercise its rights and remedies and otherwise deal with the Collateral.

      5.8 Priority of Liens/Title to Properties.

            (a) The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 5.8 hereto and the liens permitted under Section 6.4 hereof.

            (b) Each Borrower and its Subsidiaries has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those directly in favor of or assigned to Lender and such others as are specifically permitted under the provisions of this Agreement as listed on
Schedule 5.8 hereto or under Section 6.4 hereof and the other Financing Agreements. Each Borrower and its Subsidiaries has peaceful and undisturbed possession of all Real Property and Equipment and such other assets as may be necessary for its business as presently conducted or proposed to be conducted and under all leases, licenses and easements necessary for the operation of its properties and business. None of such leases, licenses and easements contain any unusual or burdensome provisions which might materially affect or impair the operations of such properties and business and all such leases, licenses and easements are valid and subsisting and in full force and effect.

      5.9 Tax Returns. Except as set forth on Schedule 5.9, each Borrower and its Subsidiaries has filed, or caused to be filed all Federal, State, county, local, foreign and other tax returns, reports and declarations which are required to be filed by it and as to which an extension has not been granted and has paid or caused to be paid all taxes shown to be due and payable on said returns and reports or in any assessment received by it, to the extent that such taxes have become due and payable, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Subsidiary and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      5.10 Litigation. Except as set forth on Schedule 5.10 hereto, there is no present investigation by any Governmental Authority pending or, to the best of the knowledge of each Borrower, threatened against or affecting such Borrower or its Subsidiaries or their respective properties or business and there is no present action, suit, proceeding or claim by any Person pending or, to the best of the knowledge of each Borrower, threatened against such Borrower or its Subsidiaries or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the other Financing Agreements, or other instruments, agreements or documents delivered in connection herewith or therewith, which if adversely determined with respect to it, would have a Material Adverse Effect.

      5.11 Intellectual Property. Each Borrower and its Subsidiaries owns or licenses all patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, which are necessary for the operation of its business as presently conducted or proposed to be conducted. No trademark, service-mark, logo or similar item at any time used by a Borrower or its Subsidiaries which is owned by another person or owned by such Borrower or its Subsidiaries subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender is affixed to any Eligible Inventory. To the best of the knowledge of each Borrower, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by such Borrower infringes any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person and no claim or litigation is pending or threatened against or affecting either Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

      5.12 Accounts. Each Eligible Account of a Borrower represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of the business of such Borrower which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim (except that for sales of By-Products by Doe Run, the amount of the Account may be subject to adjustment based on the results of the assay (and final prices and weights) with respect to the By-Products sold giving rise to such Account). All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and each Account Debtor is solvent and financially able to pay in full the Eligible Account when it matures. None of the transactions underlying or giving rise to any Account violates any Federal, State or foreign laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

      5.13 Employee Benefits.

            (a) Each Borrower and its Subsidiaries has not engaged in any transaction in connection with which such Borrower and its Subsidiaries or any of its or their ERISA Affiliates, could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

            (b) No liability to the Pension Benefit Guaranty Corporation (other than liability for premiums in the ordinary course of the business of Borrowers) has been or is expected by either Borrower to be incurred with respect to any employee pension benefit plan of such Borrower, and its Subsidiaries or any of its or their ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of either Borrower and its Subsidiaries or any of its or their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

            (c) Full payment has been made of all amounts which each Borrower and its Subsidiaries or any of its or their ERISA Affiliates is required under
Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, except as set forth on Schedule 5.13 hereto, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan.

            (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by each Borrower or its Subsidiaries that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, except as set forth on Schedule 5.13 hereto. The terms "current value" and "accrued benefit" have the meanings specified in Section 4062(b)(1)(A) and Section 3 of ERISA, respectively.

            (e) Except as set forth on Schedule 5.13, neither Borrower and its Subsidiaries nor any of its or their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      5.14 Environmental Compliance.

            (a) Except as set forth on Schedule 5.14 hereto, neither Borrower nor its Subsidiaries have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder in any material respect and the operations of each Borrower and its Subsidiaries comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

            (b) Except as set forth on Schedule 5.14 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or, to the best of each Borrower's knowledge, threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower or any of its Subsidiaries in any material respect or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacturer, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects such Borrower or its Subsidiaries or their businesses, operations or assets or any properties at which such Borrower or its Subsidiaries transported, stored or disposed of any Hazardous Materials in any material respect.

            (c) Except as set forth on Schedule 5.14 hereto, neither Borrower nor its Subsidiaries have any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (d) Except as set forth on Schedule 5.14, each Borrower and its Subsidiaries has all material licenses, certificates, approvals and other Permits required to be obtained or filed in connection with the operations of such Borrower and its Subsidiaries under any Environmental Law and all of such licenses, permits, certificates, approvals and other Permits are valid and in full force and effect.

      5.15 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by each Borrower or its Subsidiaries maintained at any bank or other financial institution are set forth on Schedule
5.15 hereto, subject to the right of each Borrower to establish new accounts in accordance with Section 6.17 below.

      5.16 Investment Company. Each Borrower and its Subsidiaries are not an "investment company", or an "affiliated person" or "promoter" or "principal underwriter", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by Lender, the application of the proceeds and the repayment thereof by each Borrower and the performance of the transactions contemplated herein will not violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order issued pursuant thereto.

      5.17 Regulation G; Securities Exchange Act of 1934. Neither Borrower owns any "margin security" as such term is defined in Regulation G, as amended (12 C.F.R. Part 207) of the Board. The proceeds of the borrowings made pursuant to this Agreement and the other Financing Agreements will be used by each Borrower only for the purposes contemplated hereunder. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board, as amended. Neither Borrower will take or permit any agent acting in its behalf to take, any action which might cause this Agreement or the other Financing Agreements, or instruments delivered pursuant hereto or thereto, to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any state or other securities laws, in each case as in effect on the date hereof or as amended hereafter.

      5.18 No Material Adverse Change5.18 No Material Adverse Change. There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of each Borrower and its Subsidiaries (taken as a whole) since the date of the most recent financial statements with respect thereto submitted to Lender or field examination with respect thereto conducted by Lender.

      5.19 Financial Statements

            (a) None of the financial statements, reports and other information furnished or to be furnished by a Borrower to Lender with respect to such Borrower and its Subsidiaries contain, as of their respective dates, any untrue statement of material fact or (taken as a whole) omit to state any material fact necessary to make the information therein not misleading. Such financial statements and reports were and will be prepared in accordance with GAAP consistently applied, and shall fairly present the consolidated and consolidating financial condition and results of operations of the applicable Persons, as of the dates and for the periods indicated thereon.

            (b) The future cash flow projections for Doe Run and its Subsidiaries (together with the summaries of assumptions and projected assumptions, based on historical performance with respect thereto) furnished by Doe Run to Lender taken as a whole represent the reasonable, good faith opinion of such Borrower and its management as to the subject matter thereof.

      5.20 Disclosure

           (a) The information contained in the representations and warranties of each Borrower set forth in this Agreement, the other Financing Agreements, or in any other instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to Lender, as contemplated in this Agreement or in the other Financing Agreements, does not contain and will not contain any untrue statement of a material fact and (taken as a whole) does not omit and will not omit to state a material fact necessary in order to make the information contained herein or therein not misleading.

           (b) After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist and there has not occurred any act, condition or event which constitutes an Event of Default or which, with notice or passage of time or both would constitute an Event of Default.

      5.21 Labor Disputes.

            (a) Set forth on Schedule 5.21 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of such Borrower and/or any of its Subsidiaries on the date hereof.

            (b) Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against either Borrower or its Subsidiaries or, to the best of each Borrower's knowledge, threatened against either of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against either Borrower or any of its Subsidiaries or, to best of each Borrower's knowledge, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against either Borrower or any of its Subsidiaries or, to the best of each Borrower's knowledge, threatened against either Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i) and (ii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

      5.22 Corporate Name; Prior Transactions. Each Borrower and its Subsidiaries (including for this purpose Doe Run Cayman and its Subsidiaries) have not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule 5.22 hereto.

      5.23 Restrictions on Subsidiaries. Except for restrictions contained in any agreement with respect to Indebtedness of either Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on such Borrower or any of its Wholly-Owned Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets
(i) between such Borrower and any of its Wholly-Owned Subsidiaries or (ii) between any Subsidiaries of such Borrower or (b) the ability of such Borrower or any of its Wholly-Owned Subsidiaries to grant security interests to Lender in the Collateral.

      5.24 Material Contracts. All of the Material Contracts of each Borrower and its Subsidiaries are set forth on Schedule 5.24 hereto. Each Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Neither Borrower nor any of its Subsidiaries is in breach of or in default under any Material Contract. There has been no breach of or default under the U.S. Services Agreements.

SECTION 6. ADDITIONAL COVENANTS

      In addition to the covenants set forth in the other Financing Agreements, each Borrower hereby jointly and severally covenants to and agrees with Lender that Borrowers shall comply with the following covenants, or cause the same to be complied with, unless Lender shall otherwise consent in writing:

      6.1 Tradenames. Some of a Borrower's invoices may from time to time be rendered to customers under the tradenames listed on Schedule 5.22 hereto (which, together with any new tradenames used after the date hereof are referred to collectively as the "Tradenames" and individually, as a "Tradename"). As to the Tradenames used by it, and the related Accounts:

            (a) Each Tradename is a tradename (and not an independent corporation or other legal entity) by which such Borrower may identify and sell or lease certain of its goods or services and conduct a portion of its business.

            (b) All Accounts and proceeds thereof (including any returned merchandise) which arise from the sale or lease of goods or rendition of services invoiced under the Tradename shall be owned solely by such Borrower and shall be subject to the security interests of Lender and other terms of this Agreement and the other Financing Agreements.

            (c) All assignments or confirmatory schedules of Accounts delivered to Lender by such Borrower, whether in the name of any of the Tradenames or of such Borrower, shall be executed by such Borrower as owner of such assigned Accounts, as the case may be.

            (d) New Tradenames may be used by a Borrower, but only if (i) Lender is given at least thirty (30) days prior written notice of the intended use of any new Tradename and (ii) such supplemental financing statements or similar instruments as Lender may request shall be executed and delivered to Lender by such Borrower for filing or recording by Lender prior to the use of such new Tradename.

      6.2 Subsidiaries. Each Borrower shall not form or acquire any Subsidiaries without the prior written consent of Lender. In the event Lender so consents, promptly upon such formation or acquisition, (a) such Subsidiary shall be subject to the terms of this Agreement and bound by the terms and conditions hereof applicable to the Subsidiaries of a Borrower and (b) each Borrower shall cause any such Subsidiary to execute and deliver to Lender, in form and substance satisfactory to Lender and its counsel: (i) an absolute and unconditional guarantee of payment of any and all present and future Obligations of Borrowers to Lender containing terms substantially similar to those guarantees entered into by each Borrower in favor of Lender as of the date hereof, (ii) a security agreement granting to Lender a first lien (except as otherwise consented to in writing by Lender) upon the same types and categories of assets of such Subsidiary as those assets constituting the Collateral containing terms substantially similar to this Agreement to the extent that Lender deems appropriate and related Uniform Commercial Code Financing Statements; provided, that, in the event Lender elects, at its option, not to include any assets of such Subsidiary in the Borrowing Base or not to make loans or provide other financial accommodations to or for the benefit of such Subsidiary, such Subsidiary shall not be required to execute and deliver such a security agreement, unless (A) the amount of the capital contributions or other investments by a Borrower in, or loans by a Borrower to, or any other payments by a Borrower in connection with the acquisition or formation of such Subsidiary, shall at any time exceed $1,000,000 or (B) a Borrower (1) provides credit support for, or guarantees any Indebtedness of, such Subsidiary or (2) is, or agrees to be, directly or indirectly liable for any

Indebtedness of such Subsidiary or Subsidiary of such Subsidiary or (C) any default by such Subsidiary in respect of any Indebtedness of such Subsidiary would permit (upon notice or passage of time or both) any holder of any Indebtedness of a Borrower or any Obligor to declare a default on such Indebtedness of such Borrower or Obligor or cause the payment of such Indebtedness of a Borrower or any Obligor to be accelerated or payable prior to its final scheduled maturity and (iii) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Lender.

      6.3 Indebtedness. Each Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist, contingently or otherwise, any Indebtedness, except:

            (a) the Obligations;

            (b) Capitalized Lease Obligations and other Indebtedness incurred in the ordinary course of its business secured only by liens permitted under
Section 6.4(k) hereof;

            (c) Indebtedness of Doe Run to the State Environmental Improvement Authority of Missouri (the "Authority") pursuant to the Installment Sale Agreement, dated as of December 15, 1973, between the Authority and Doe Run in connection with the 5 3/4% Pollution Control Revenue Bonds, 1973 Series, due December 15, 1998, issued by the Authority secured by certain pollution control equipment located at the Real Property of Doe Run in Herculaneum, Missouri; provided, that, (i) Doe Run may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof (except as otherwise permitted pursuant to Section 6.3(l) below), (ii) Doe Run shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except, that, Doe Run may, after not less than ten (10) Business Days prior written notice to Lender, amend, modify or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Doe Run or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted pursuant to Section 6.3(l) below), and (iii) Doe Run shall furnish to Lender all notices or demands in connection with such Indebtedness either received by it or on its behalf, promptly after the receipt thereof, or sent by it or on its behalf, concurrently with the sending thereof, as the case may be;

            (d) Indebtedness of Doe Run up to the principal amount of $255,000,000 consisting of the principal amount of $200,000,000 evidenced by the Fixed Rate Notes and $55,000,000 evidenced by the Floating Rate Notes, in each case as reduced by payments of principal in respect thereof, plus interest thereon at the rate provided for in the Senior Notes as in effect on the date hereof; provided, that: (i) Doe Run shall only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Senior Notes as in effect on the date of the issuance thereof, except that Doe Run may prepay, in whole or in part, the Senior Notes as in effect on the date of the issuance thereof, so long as (A) Doe Run provides Lender with two (2) Business Days' prior written notice of the intention of Borrower to make any such prepayment, (B) as of the date of such prepayment and after giving effect thereto, no Obligations (other than pursuant to Letter of Credit Accommodations and the costs, expenses and other charges relating thereto) shall be then outstanding, (C) after giving effect to such prepayment, there shall be Excess Availability of not less than $10,000,000, and (D) no Event of Default, exists or has occurred and is continuing, (ii) Doe Run shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the Senior Note Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith as in effect on the original date of the execution and delivery thereof or (B) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, except for (1) prepayments permitted under
Section 6.3(d)(i) above, (2) mandatory repurchases of Senior Notes required in accordance with the terms of the Senior Note Indebtedness (as in effect on the date hereof) in connection with (aa) the sales of certain assets of Doe Run and its Subsidiaries (other than the Collateral) and (bb) changes in control of Doe Run and (3) the exchange of the Senior Notes consisting of the Series A Fixed Rate Notes and the Series A Floating Rate Notes for the Series B Fixed Rate Notes and the Series B Floating Rate Notes, respectively, (iii) Doe Run shall furnish to Lender copies of all notices, demands or other materials either received from the Senior Note Trustee or any of the holders of the Senior Notes, or on its or their behalf, promptly after receipt thereof, or sent by Doe Run or any of its Affiliates, or on its or their behalf, to the Senior Note Trustee or any other representative of the holders of the Senior Notes, concurrently with the sending thereof, as the case may be, and (iv) such Indebtedness is and shall at all times be unsecured;

            (e) Indebtedness of each Borrower or any of its Wholly-Owned Subsidiaries evidenced by performance bonds, surety bonds or similar guarantees incurred in the ordinary course of business for purposes of insuring the performance of such Borrower or Wholly-Owned Subsidiary in an aggregate principal amount not to exceed at any time outstanding $10,000,000; provided, that, in the event that the issuer of any such performance bonds, surety bonds or guarantees has any security interest in, or any other claim or right to any of the Collateral (whether contingent upon a default by such Borrower or Subsidiary and/or pursuant to rights of subrogation or otherwise) Lender may, at its option, either (i) establish a reserve pursuant to Section 2.4 hereof in an amount equal to the liability of such Borrower or Subsidiary to such issuer as determined by Lender or (ii) determine that the Receivables and Inventory related to the bonds or guarantees shall not be Eligible Accounts or Eligible Inventory;

            (f) contingent Indebtedness permitted under Section 6.5 hereof;

            (g) Indebtedness of Doe Run in respect of (i) Interest Rate Protection Obligations incurred in the ordinary course of business so long as the same has been approved by Lender and (ii) Hedging Agreements incurred in the ordinary course of business; provided, that, at no time shall the aggregate maximum exposure (marked to market) pursuant to such Interest Rate Protection Obligations and Hedging Agreements exceed $20,000,000;

            (h) unsecured Indebtedness of each Borrower to any Subsidiaries (including for this purpose Doe Run Cayman and its Subsidiaries) arising after the date hereof pursuant to loans by such Subsidiaries to Borrower, provided, that, (i) such Indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender (provided that payments shall be permitted in respect of such Indebtedness to the extent provided in Section 6.3(h)(iii) below), (ii) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior indefeasible payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiaries and such Borrower, (iii) Borrowers shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness so long as any of the Obligations are outstanding and unpaid and this Agreement has not been terminated, except that a Borrower may make regularly scheduled payments in respect of such Indebtedness in accordance with the terms of such Indebtedness, to the extent each of the following conditions is satisfied as determined by Lender: (A) as of the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (B) as of the date of any such payment and after giving effect thereto, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall not be less than $10,000,000, and as of the date of such payment and after giving effect thereto, Excess Availability shall be not less than $10,000,000, and (C) Lender shall receive two (2) Business Days prior notice of any such payment,
(iv) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Borrowers shall furnish to Lender all notices, demands or other materials in connection with such Indebtedness either received by either Borrower or on its behalf, promptly after receipt thereof, or sent by either Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

            (i) unsecured Indebtedness of Subsidiaries of each Borrower to such Borrower arising after the date hereof pursuant to loans by such Borrower to such Subsidiaries to the extent such loans by such Borrower are permitted under
Section 6.5 below, provided, that, such Indebtedness shall not be evidenced by any promissory note or other instrument, unless the original of such note or other instrument is pledged and delivered to Lender (with such endorsement thereof as Lender may require);

            (j) Indebtedness of each Borrower existing on the date hereof which is described on Schedule 6.3 hereto; provided, that: (i) Borrower may only make regularly scheduled payments of principal and interest as set forth on Schedule 6.3, (ii) Borrowers shall not, directly or indirectly, (A) make any prepayments or other non-mandatory payments in respect of such Indebtedness (except as otherwise permitted pursuant to Section 6.3(l) below), or (B) amend, modify, alter or change the terms of the agreements with respect to such payments or otherwise, except, that, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to such Borrower, or (C) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted pursuant to Section 6.3(l) below), and
(iii) Borrowers shall furnish to Lender all notices, demands or other materials in connection with such Indebtedness either received by either Borrower or on its behalf, promptly after the receipt thereof or sent by either Borrower or on its behalf concurrently with the sending thereof, as the case may be;

            (k) Indebtedness of each Borrower or any of its Subsidiaries, arising after the date hereof, other than Indebtedness otherwise permitted under this Section 6.3, provided, that, as to each and all of such Indebtedness: (i) Lender shall have not received less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, whether such Borrower or a Subsidiary of such Borrower is incurring the Indebtedness, the person to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may request, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such Indebtedness shall be incurred by such Borrower or Subsidiary at commercially reasonable rates and terms in an arm's length transaction, (iv) such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Lender or any rights of Lender as determined in good faith by Lender and confirmed by Lender to such Borrower or Subsidiary in writing or which are more restrictive or burdensome than the terms or conditions of any other Indebtedness of such Borrower or Subsidiary as in effect on the date hereof, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (vi) in no event shall the aggregate principal amount of such Indebtedness at any time outstanding exceed $5,000,000, (vii) such Borrower or Subsidiary may only make regularly scheduled payments of principal and interest in respect of such Indebtedness (except as otherwise permitted pursuant to Section 6.3(l) below), (viii) such Borrower or Subsidiary shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted pursuant to Section 6.3(l) below), and (ix) such Borrower or Subsidiary shall furnish to Lender all notices or demands in connection with such Indebtedness either received by such Borrower or Subsidiary or on its behalf promptly after the receipt thereof, or sent by such Borrower or Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be;

            (l) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, replace, substitute or refund Indebtedness referred to in Sections 6.3(b), 6.3(c), 6.3(e), 6.3(g), 6.3(j) and 6.3(k) hereof prior to the final maturity thereof (the "Refinancing Indebtedness"); provided, that, (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced, substituted or refunded (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), (ii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, substituted or refunded, (iii) the Refinancing Indebtedness shall rank in the right of payment no more senior than, and be at least as subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced, substituted or refunded, (iv) if the Indebtedness so extended, refinanced, replaced, substituted or replaced is secured, the Refinancing Indebtedness may be secured by the same assets that secure the Indebtedness so extended, refinanced, replaced, substituted or replaced, provided, that, such security interest with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated (on terms and conditions acceptable to Lender) as the security interest with respect to the Indebtedness so extended, refinanced, replaced, substituted or refunded, and (v) the Refinancing Indebtedness shall not include terms and conditions with respect to a Borrower which are more burdensome or restrictive than those included in the Indebtedness so extended, refinanced, replaced, substituted or refunded, (vi) Lender shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, the person to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may request, (vii) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (viii) such Indebtedness incurred by a Borrower or any Subsidiary of such Borrower shall be at rates and with fees or other charges no higher or greater than the Indebtedness so extended, refinanced, replaced, substituted or refunded, (ix) as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (x) such Borrower or Subsidiary may only make regularly scheduled payments of principal and interest in respect of such Indebtedness (except as otherwise permitted pursuant to this Section 6.3(l)), (xi) such Borrower or Subsidiary shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness, except, that, such Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to such Borrower or Subsidiary, and (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted pursuant to this Section 6.3(l)), and
(xii) such Borrower shall furnish to Lender all notices, demands or other materials concerning such Indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereto, or sent by such Borrower on its behalf, concurrently with the sending thereof, as the case may be.

      6.4 Limitation on Liens. Each Borrower shall not, and shall not permit any Subsidiary to, create or suffer to exist any mortgage, pledge, security interest, lien, encumbrance, defect in title or restriction upon the use, any of its assets or properties, whether now owned or hereafter acquired, except:

            (a) the security interests in and liens upon the Collateral in favor of Lender;

            (b) mechanics, materialmen, warehousemen and other like statutory liens arising in the ordinary course of such Borrower's or any of its Subsidiaries' respective businesses to the extent (i) such liens secure Indebtedness which is not overdue or (ii) until foreclosure or similar proceedings shall have been commenced, such liens secure Indebtedness relating to claims or liabilities which are (A) fully insured and being defended at the sole cost and expense and the sole risk of the insurer or (B) being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or its Subsidiaries which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien and are adequately escrowed for or reserved against in the judgment of Lender;

            (c) liens for taxes not yet due and payable or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (d) liens (other than any lien imposed by ERISA) incurred on assets or property other than the Collateral, or deposits of cash made, in each case in the ordinary course of business, (i) in connection with liability insurance, workers' compensation, unemployment insurance and other types of social security, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business, in an aggregate amount (in the case of this clause (d)(ii)) not to exceed $10,000,000 at any time outstanding);

            (e) leases or subleases granted to third Persons not interfering with the ordinary course of business of a Borrower or any of its Subsidiaries;

            (f) any attachment or judgment lien arising from a judgment not giving rise to an Event of Default, or an act, condition or event which with notice or passage of time or both would constitute an Event of Default so long as such lien, if encumbering Collateral, has not attached to such Collateral for more than forty-five (45) days and so long as no enforcement action has commenced with respect to such Collateral;

            (g) easements, rights-of-way, restrictions, encroachments, licenses, zoning restrictions, and other similar charges or encumbrances, in each case not interfering in any material respect with the business of a Borrower and its Subsidiaries;

            (h) non-consensual liens which may arise or be created under ERISA and under Environmental Laws that are being contested in good faith and as to which adequate reserves have been established to the extent required by GAAP; provided that, the amount of all of the liabilities secured by all such liens do not in the aggregate exceed $2,000,000;

            (i) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment borrowed (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with past practices and the precautionary UCC financing statement filings in respect thereof;

            (j) the security interests in and liens upon the Equipment consisting of certain pollution control facilities as described in the Installment Sale Agreement, dated as of December 15, 1973, between the Authority and Doe Run (as in effect on the date hereof) to secure the Indebtedness of Doe Run to the Authority permitted under Section 6.3 hereof, which security interests and liens are, in all respects, senior and prior to the security interests and liens of Lender in such Equipment;

            (k) purchase money mortgages or other purchase money liens or security interests upon any specific fixed assets hereafter acquired or liens or security interests existing on any such future fixed assets at the time of acquisition thereof and including in any event any leases with respect to Capitalized Lease Obligations; provided, that: (i) no such purchase money lien or security interest (or lease with respect to Capitalized Lease Obligations, as the case may be) covering specific future fixed assets or as refinanced shall extend to or cover any other property other than the specific fixed assets so acquired, or acquired subject to such lien or security interest (or lease) and the proceeds thereof, (ii) such lien or security interest only secures the obligation to pay the purchase price of such specific fixed assets (or the Capitalized Lease

Obligations, as the case may be), (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the cost of the fixed assets so acquired (or leased); and (iv) as of the date of the granting of such mortgage, lien or security interest and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing;

            (l) liens on the cash collateral of Doe Run pledged by Doe Run to Banco de Credito pursuant to the Banco de Credito Deposit Agreement as in effect on the date hereof in the amount of $125,000,000 from a portion of the proceeds of the issuance of the Senior Notes, to secure the Indebtedness of Doe Run Mining to Banco de Credito arising pursuant to the Banco de Credito Agreements (as in effect on the date hereof), provided, that, (i) Lender shall have received true, correct and complete copies of the Banco de Credito Agreements and such other agreements and information with respect thereto as Lender may request, (ii) in no event shall the total liability of Doe Run for such Indebtedness of Doe Run Mining to Banco de Credito at any time exceed $125,000,000, as reduced by any payments of principal in respect of such Indebtedness, (iii) Doe Run and Doe Run Mining shall not, directly nor indirectly, amend, modify, alter or change the terms of the Banco de Credito Deposit Agreement or the Banco de Credito Agreements (except to cancel the obligations of Doe Run), (iv) the liability of Doe Run in respect of such Indebtedness of Doe Run Mining to Banco de Credito shall be limited to the cash collateral pledged by Doe Run to Banco de Credito pursuant to the Banco de Credito Deposit Agreement and Doe Run shall not have any other or additional liability to Banco de Credito in connection therewith, and (v) Doe Run shall furnish to Lender all notices, demands or other materials in connection with the Banco de Credito Deposit Agreement or the Banco de Credito Agreements either received by Doe Run or Doe Run Mining, or on its or their behalf, promptly after the receipt thereof, or sent by Doe Run or Doe Run Mining, or on its or their behalf, concurrently with the sending thereof, as the case may be;

            (m) the liens, encumbrances or security interests listed on Schedule
5.8 hereto, provided, that, such liens, encumbrances or security interests (i) do not interfere with the use of the property or the ordinary conduct of the businesses of each Borrower or its Subsidiaries as presently conducted or proposed to be conducted thereon and (ii) do not impair the value of the affected property; and

            (n) liens on assets of each Borrower or its Subsidiaries (other than Collateral) not otherwise permitted above, that secure obligations otherwise permitted hereunder not in excess of $1,000,000 in the aggregate.

      6.5 Loans, Investments, Guarantees, Etc. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or own a futures contract or otherwise become liable for the purchase and sale of any currency, commodities or raw materials at a future date in the nature of a futures contract (which for this purpose shall not include the customary agreements entered into by Doe Run with its customers for the sale of Inventory in the ordinary course of business consistent with its current practices as of the date hereof), purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or hold any cash or Cash Equivalents, or agree or commit to do any of the foregoing, except:

            (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

            (b) investments in cash or Cash Equivalents so long as no Loans are outstanding, which shall be pledged and delivered to Lender upon Lender's request;

            (c) capital contributions or other investments by each Borrower in, or loans by each Borrower to, or any other payments by such Borrower in connection with the acquisition or formation of, its Wholly-Owned Subsidiaries, provided, that, (i) as of the date of such capital contribution or other investments, loans or payments, as the case may be, and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (ii) in no event shall the total amount of any capital contributions, investments, loans or other payments by Borrowers to or in connection with any such Subsidiaries outstanding at any time exceed $1,000,000 in the aggregate with respect to all of such Subsidiaries which have not executed and delivered a security agreement to Lender as described in Section 6.2(b)(ii) or $5,000,000 in the aggregate with respect to all such Subsidiaries (including both Subsidiaries which have executed and delivered a security agreement to Lender as described in
Section 6.2(b)(ii) and Subsidiaries which have not executed and delivered a security agreement to Lender as described in Section 6.2(b)(ii)), in each case calculated without giving effect to any write-ups, write-downs or write-offs thereof, but net of dividends or other distributions received by Borrowers from, or any repayment of any loans or advances made by, the respective Wholly-Owned Subsidiary after the making of such capital contribution, investment or loan),
(iii) the proceeds of accounts receivable and sales of inventory and goods of such Subsidiary shall be paid to the Blocked Accounts, and (iv) to the extent required under Section 6.2 hereof, such Subsidiary has executed and delivered to Lender such agreements, documents and instruments as are described in Section
6.2 hereof;

            (d) loans by Doe Run after the date hereof to Doe Run Cayman or its Subsidiaries, provided, that, (i) in no event shall the total amount of all such loans exceed $10,000,000 in the aggregate outstanding at any time, (ii) as of the date of each such loan, and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (iii) as of the date of each such loan, and after giving effect thereto, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $10,000,000, and as of the date of such loan and after giving effect thereto, Excess Availability shall be not less than $10,000,000, (iv) Lender shall have received not less than three (3) Business Days prior written notice of the intention of Doe Run to make any such loan, (v) the proceeds of such loan shall only be used by Doe Run Cayman or its Subsidiaries for working capital in the ordinary course of business, (vi) Doe Run shall not, directly or indirectly, amend, modify, alter or change the terms of such loan or any agreement, documents or instrument related thereto, and (vii) Doe Run shall furnish to Lender all notices, demands or other materials in connection with such loans either received by Doe Run or on its behalf, promptly after the receipt thereof, or sent by Doe Run or on its behalf, concurrently with the sending thereof, as the case may be;

            (e) capital contributions or other investments by Doe Run, in, or loans by Doe Run to, Doe Run Exploration S.A. (Proprietary) Ltd. (South Africa) after the date hereof, provided, that, (i) in no event shall the total amount of all such capital contributions, investments and loans exceed $3,000,000 in any fiscal year of Doe Run, (ii) as of the date of each such capital contribution, other investment in or loan to, Doe Run Exploration S.A. (Proprietary) Ltd. (South Africa), and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and (iii) as of the date of each such capital contribution, other investment or loan, and after giving effect thereto, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $10,000,000, and as of the date of such loan and after giving effect thereto, Excess Availability shall be not less than $10,000,000;

            (f) guarantees by any Wholly-Owned Subsidiary of each Borrower of the Obligations in favor of Lender;

            (g) loans by Subsidiaries of each Borrower to such Borrower or other Wholly-Owned Subsidiaries of such Borrower after the date hereof to the extent the Indebtedness of such Borrower to such Subsidiaries or of such Subsidiaries to other Subsidiaries as a result of such loans is permitted under Section 6.3 hereof;

            (h) loans, payments, dividends, investments or distributions of any kind by Borrower to DRA and Renco Group or by DRA to Renco Group to the extent permitted under Section 6.7 hereof;

            (i) unsecured contingent obligations of each Borrower or any of its Wholly-Owned Subsidiaries evidenced by guarantees, performance bonds and surety bonds incurred in the ordinary course of business of such Borrower or such Wholly-Owned Subsidiary to the extent constituting Indebtedness permitted under Section 6.3;

            (j) guarantees by each Borrower or any Wholly-Owned Subsidiary of such Borrower of Indebtedness of such Borrower or Subsidiary permitted under
Section 6.3 hereof and the guarantee by Doe Run of the Indebtedness of Doe Run Peru arising pursuant to the purchase by Doe Run Peru of the helicopter as described on Schedule 6.5 hereto;

            (k) loans and advances to employees, officers and directors of Borrowers in an aggregate principal amount not to exceed $500,000 at any time outstanding;

            (l) purchases of raw materials by a Borrower or its Subsidiaries in the ordinary course of business and consistent with current practices as of the date hereof (including pursuant to forward purchase agreements so long as reasonably related to such Borrower's or its respective Subsidiary's anticipated needs for such raw material in its production process, and so long as such forward purchase agreements are not speculative in nature and do not extend for a period longer than twelve (12) months after the date thereof);

            (m) investments or other Indebtedness which may be deemed to exist as a result of Interest Rate Protection Obligations or Hedging Agreements, to the extent Indebtedness in connection with such arrangements is permitted under
Section 6.3 hereof;

            (n) the guarantee by Fabricated Products of the Indebtedness of Doe Run evidenced by the Senior Notes to the extent such Indebtedness of Doe Run is permitted under Section 6.3 hereof;

            (o) the other existing loans, advances and guarantees by each Borrower or its Subsidiaries outstanding as of the date hereof as set forth on
Schedule 6.5 hereto not otherwise permitted above; provided, that, as to such loans, advances and guarantees, (i) such Borrower or its Subsidiary shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) such Borrower and Subsidiary shall furnish to Lender all notices, demands or other materials in connection with such loans, advances or guarantees either received by Borrower or Subsidiary or on its behalf, promptly after the receipt thereof, or sent by such Borrower or Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be.

      6.6 Transactions with Affiliates. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any shareholder, officer, director, agent, employee or other Affiliate of either Borrower (and in any event from or to Renco Group and any Affiliate of Renco Group or from or to Doe Run Cayman and any of its Subsidiaries) except (a) in the ordinary course of and pursuant to the reasonable requirements of such Person's business, and upon fair and reasonable terms no less favorable to such Borrower or Subsidiary than such Borrower or Subsidiary would obtain in a comparable arms'-length transaction with a person who is not an Affiliate (including with respect to costs, prices and amounts), and (b) payments by Borrower to DRA or Renco Group to the extent permitted under Section 6.7 hereof.

      6.7 Restricted Payments.

            (a) Except as set forth in Section 6.7(b) below, each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) declare or pay any cash dividends or dividends payable in property other than Capital Stock on account of any shares of any class of Capital Stock of such Borrower now or hereafter outstanding, or set apart any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock of such Borrower (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than Capital Stock or apply or set apart any sums, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing,
(ii) pay to any shareholder, officer, director, agent, employee or other Affiliate of a Borrower (and in any event including Renco Group and any Affiliate of Renco Group) any management, consulting or other fees or any amount for any management assistance or services rendered by such persons to a Borrower, or (iii) make any payments in respect of Indebtedness owing to any shareholder, officer, director or other Affiliate of Borrower (and in any event including Renco Group and any Affiliate of Renco Group).

            (b) Notwithstanding anything to the contrary contained in Section
6.5 or Section 6.7(a) above:

                  (i) any Subsidiary of a Borrower may declare and pay dividends to such Borrower or any Wholly-Owned Subsidiary of such Borrower which owns any equity interests in such Subsidiary;

                  (ii) any Subsidiary of a Borrower which is not a Wholly-Owned Subsidiary may declare and pay dividends to its shareholders generally, so long as such Borrower and/or any other Subsidiary of such Borrower which owns equity interests in such Subsidiary receives at least its proportionate share (based upon its respective equity interests) of any dividend so declared paid;

                  (iii) each Borrower may make payments to Renco Group on behalf of itself and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) pursuant to the Tax Sharing Agreement between Borrowers and their Subsidiaries and Renco Group (as in effect on the date hereof); provided, that, (A) each Borrower and its Subsidiaries are included in the consolidated federal income tax return filed by Renco Group as to which such Borrower is making such payments, (B) the payments in any year shall not exceed the tax liability that such Borrower would have been liable for if such Borrower had filed its tax returns on a stand-alone basis except that such Borrower will not have the benefit of any of its tax loss carry forwards and any intercompany items shall, for tax liability purposes, be recorded on a cash basis rather than on an accrual basis, (C) such payments shall be made by such Borrower no earlier than ten (10) days prior to the date on which Renco Group is required to make its payments to the Internal Revenue Service, and (D) in the event that such Borrower also joins with Renco Group in filing any combined or consolidated (or similar) state or local income tax returns, then the making of payments to Renco Group shall be allowed in a manner as similar as possible to that provided herein with respect to federal income taxes;

                  (iv) Doe Run may make payments to Renco Group in respect of the monthly management fee owed by Doe Run to Renco Group under the terms of the Management Agreement (as in effect on the date hereof); provided, that, (A) the aggregate amount of all such payments by Doe Run in any month shall not exceed $200,000, except that in the event Doe Run pays less than $200,000 of such fee in any month, Doe Run may pay the difference between $200,000 and the amount actually paid in respect of such fee by Doe Run in such month at any time thereafter within the same fiscal year and (B) as of the date of each such monthly payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing and (C) as of the date of each such payment and after giving effect thereto, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than $1.00, and as of the date of such payment and after giving effect thereto, Excess Availability shall be not less than $1.00;

                  (v) Doe Run may pay dividends on account of any shares of common stock of Doe Run now outstanding, make any loans or advance money or property to Renco Group, or make any payments in respect of any Indebtedness owing by Doe Run to DRA provided, that, in each case as to any of the foregoing, each of the following conditions is satisfied as determined by Lender:

                  (A) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing at the time of or after giving effect to any such payments;

                  (B) any dividends or other distributions shall be out of funds legally available therefor;

                  (C) as of the date of any such payments and after giving effect thereto, the aggregate amount of all such payments made in any fiscal year of Doe Run shall not exceed the amount equal to fifty (50%) percent of the cumulative Consolidated Net Income of Doe Run (or if cumulative Consolidated Net Income shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to the date hereof and prior to the date the payment occurs (treating such period as a single accounting period);

                  (vi) Doe Run may redeem the shares of preferred stock of Doe Run held by Renco Group as of the date hereof and pay certain transaction fees to Renco Group in connection with the issuance of the Senior Notes, in each case with a portion of the proceeds from the issuance of the Senior Notes; provided, that, in no event shall the total amount paid by Doe Run to Renco Group to redeem such shares and to pay such fees exceed $5,000,000 in the aggregate;

                  (vii) Borrowers may make payments to Renco Group in respect of premiums and fees for insurance maintained by Renco Group with respect to the assets and properties of each Borrower and its Subsidiaries and in connection with the business of each Borrower and its Subsidiaries.

      6.8 Changes in Business. Each Borrower and its Subsidiaries shall not engage in any business other than the businesses of such Borrower and its Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which such Borrower and its Subsidiaries are engaged on the date hereof.

      6.9 Maintenance of Existence. Each Borrower shall, and shall cause each Subsidiary to, at all times preserve, renew and keep in full force and effect their corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted.

      6.10 Consolidated Net Worth. Doe Run shall, at all times, maintain a Consolidated Net Worth of not less than the amount set forth below for the period indicated:

          =======================================================
                        Period                        Amount
                        ------                        ------
          -------------------------------------------------------
          (a)   From and including the date          $2,500,000
                hereof through and
                including October 30, 1998
          -------------------------------------------------------
          (b)   From and including October           $5,000,000
                31, 1998 through and
                including April 29, 1999
          -------------------------------------------------------
          (c)   From and including April            $10,000,000
                30, 1999 to and including
                October 30, 1999
          -------------------------------------------------------
          (d)   From and including October 31,      $12,500,000

          -------------------------------------------------------
                1999 and at all times thereafter
          =======================================================

      6.11 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its properties or assets to any other Person (except for (i) sales or other dispositions by a Borrower or its Subsidiaries of assets in the ordinary course of the business of such Borrower or Subsidiary which consist of Equipment or Real Property; provided, that, as to each and all such sales, (A) at least eighty (80%) percent of the consideration received from such sale is in the form of cash or Cash Equivalents, (B) the net cash proceeds from such sale or other disposition are first used to repay any Indebtedness secured by the property so sold or otherwise disposed of and any net cash proceeds thereafter are applied to make an investment, capital expenditure or other expenditure which is related to the business of such Borrower as it is conducted on the date hereof and is otherwise permitted hereunder, within two hundred seventy (270) days of such sale or other disposition, provided, that, such Borrower shall not be required to make such investment, capital expenditure or other expenditure with the proceeds of such sale or other disposition to the extent of such proceeds do not exceed $5,000,000 in the aggregate, (C) Lender shall have received not less than ten
(10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may reasonably request, and (D) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred, (ii) sales of Inventory in the ordinary course of business, (iii) the disposition of worn-out or obsolete Equipment or Equipment no longer used or useful in the business of a Borrower or its Subsidiaries, and (iv) the sale of a helicopter by Doe Run after the date hereof as described on Schedule 6.5 hereto), or (c) wind up, liquidate or dissolve, or (d) agree to do any of the foregoing.

      6.12 Compliance with Laws, Regulations, Etc.

            (a) Each Borrower shall, and shall cause each Subsidiary to, at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, approvals, orders and other Permits and duly observe all requirements, of any foreign, Federal, State or local Governmental Authority, including, without limitation, ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Surface Mining Control and Reclamation Act of 1977, the Mine Safety Health Act of 1977, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

            (b) Each Borrower shall, and shall cause each Subsidiary to, take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender with regard to such response. If a Borrower receives any notice of (i) the happening of any event involving the use, spill, discharge or clean-up of any Hazardous Material or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting such Borrower from any Person, including, but not limited to, the United States Environmental Protection Agency or any state or local environmental agency or authority, then such Borrower shall give within three
(3) Business Days both oral and written notice of same to Lender if the same has or could reasonably be expected to have a Material Adverse Effect, or otherwise ten (10) Business Days written notice of same to Lender. Without limiting the generality of the foregoing, whenever there is material non-compliance, or any condition which requires any action by or on behalf of a Borrower in order to avoid any material non-compliance, with any Environmental Law, such Borrower shall, at the reasonable request of Lender and such Borrower's expense: (A) cause an independent environmental engineer reasonably acceptable to Lender to conduct such tests of the site where such Borrower's material noncompliance or alleged material non-compliance with Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Lender a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (B) provide to Lender a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

      6.13 Payment of Taxes and Claims. Each Borrower shall, and shall cause each Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or them or its or their properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Subsidiary prior to the date on which penalties attach thereto. Borrowers shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any of the other Financing Agreements or giving rise to the Accounts or any other Collateral or which Lender may be required to withhold or pay for any reason, and each Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income tax attributable to the income of Lender from any amounts charged or paid hereunder to Lender.

      6.14 Properties in Good Condition.

            (a) Each Borrower shall keep its properties, and shall cause each Subsidiary to keep its properties, in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make and cause each Subsidiary to make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management. The Inventory shall only be used in each Borrower's business and not for personal, family, household or farming use.

            (b) All of the Inventory of each Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower shall keep the Inventory of such Borrower in good and marketable condition, at its own expense. Each Borrower will not acquire or accept any Inventory on consignment or approval, except if such Inventory is at all times clearly identified on the books and records of such Borrower as Inventory held on consignment or approval and such Inventory is separately reported to Lender and not included in the Inventory of such Borrower as reported to Lender in a manner satisfactory to Lender. Each Borrower agrees that all Inventory will be mined and produced in accordance with all applicable laws, including the Surface Mining Control and Reclamation Act of 1977, the Mine Safety and Health Act of 1977, the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower shall conduct a physical count of the Inventory at least once per fiscal year, and at any time on or after an Event of Default and so long as the same is continuing, at such other times as Lender reasonably requests, and in each case shall promptly supply Lender with a copy of such count accompanied by a report of the Value of such Inventory. Borrowers shall not, without Lender's prior written consent, sell any Inventory on a bill-and-hold (except if reported to Lender as bill-and-hold goods), guaranteed sale, sale and return, sale on approval, or other repurchase or return basis.

      6.15 Insurance. Borrowers shall at all times maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kind and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated and Borrowers shall maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrowers and occurring in connection with the use (or otherwise) of any products manufactured or sold by Borrowers, and workmen's compensation insurance (except as to workmen's compensation insurance to the extent a Borrower is self-insured with respect thereto). Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as proof of such insurance, and, if a Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for each Borrower in obtaining, and at any time on or after the occurrence of an Event of Default, adjusting, settling and amending such insurance. Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies with respect to the Collateral in form and substance reasonably satisfactory to Lender specifying that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specifying that Lender shall be paid regardless of any act or omission by Borrowers. At its option, Lender may apply any insurance proceeds with respect to the Collateral received by Lender at any time to the cost of replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or Lender may hold such insurance proceeds as cash collateral for the Obligations as Lender may determine.

      6.16 Compliance with ERISA.

            (a) Borrowers shall not with respect to all "employee pension benefit plans" maintained by a Borrower or any of its ERISA Affiliates: (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA,
(iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan, except as set forth on Schedule 5.13 hereto.

            (b) As used in this Section 6.16, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

      6.17 Additional Bank Accounts. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 5.15 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower or its Subsidiaries to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

      6.18 Notice of Default. Promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, with the passage of time or notice or both would constitute such an Event of Default, pursuant to the provisions of this Agreement or the other Financing Agreements, Borrowers shall give Lender written notice thereof specifying the nature of such condition or event.

      6.19 Financial Statements and Other Information.

            (a) Each Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, businesses and operations of Borrowers and their Subsidiaries, and notify the auditors and accountants of Borrowers that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish to Lender, in such detail as Lender shall request, the following:

                  (i) As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year, audited consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows for Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) for such fiscal year, and the accompanying notes thereto, and unaudited consolidating balance sheets, statements of operations and statements of cash flows for Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) for such fiscal year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of operations of Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) as at the date thereof and for the fiscal year then ended, and prepared in accordance with GAAP consistently applied. Such audited consolidated statements of Doe Run and its Subsidiaries shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by Doe Run and satisfactory to Lender.

                  (ii) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a fiscal year, consolidated and consolidating unaudited balance sheets of Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) as at the end of such quarter, and consolidated and consolidating unaudited statements of operations and statements of cash flow for Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) as at the date thereof and for such periods, prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments). Such statements shall be certified to be correct by the chief financial officer of Doe Run, subject to normal year-end adjustments.

                  (iii) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) as at the end of such month, and consolidated and consolidating unaudited statements of operations for Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) for such month and for the period from the beginning of the fiscal year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) as at the date thereof and for such periods, and prepared in accordance with GAAP consistently applied (except that such interim financial statements shall not include accompanying notes and shall be subject to normal year-end adjustments). Such statements shall be certified to be correct by the chief financial officer of Doe Run, subject to normal year-end adjustments.

                  (iv) With each of the audited financial statements delivered pursuant to Section 6.19 above, a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Financing Agreements and that, in examining such financial statements, they did not become aware of any fact or condition which then constituted an Event of Default, except for those, if any, described in reasonable detail in such certificate.

                  (v) Simultaneously with the delivery of each of the annual audited and quarterly unaudited financial statements as set forth herein, Lender shall receive a certificate of the chief financial officer of Doe Run (A) stating that, except as explained in reasonable detail in such certificate, (1) all of the representations, warranties and covenants of Borrowers contained in this Agreement and the other Financing Agreements are correct and complete as at the date of such certificate and (2) no Event of Default then exists or existed during the period covered by such financial statements, and (B) describing and analyzing in reasonable detail all material trends, changes and developments in each and all financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action Borrowers have taken or propose to take with respect thereto.

                  (vi) No sooner than ninety (90) days prior to, and no less than, fifteen (15) days after the beginning of each fiscal year of Doe Run, projected balance sheets, statements of income and expense, and statements of cash flow for Doe Run and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries) as at the end of and for each month of such fiscal year.

                  (vii) Promptly after delivery thereof, copies of any management letters and reports by such independent certified public accountants to a Borrower and its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries).

                  (viii) Monthly accounts receivable agings and inventory reports (including, without limitation, Inventory consisting of work-in-process) and such schedules of Accounts and Inventory, together with any further financial and other information regarding the Collateral, as Lender may request from time to time.

                  (ix) Subject to the terms and conditions contained herein, except as Lender may otherwise agree, Borrowers shall deliver to Lender a Borrowing Base Certificate setting forth a calculation of the Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein, duly completed and executed by the chief financial officer or other appropriate financial officer acceptable to Lender, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed.

                  (A) Commencing on the date hereof, and for so long as for any four (4) consecutive week period (1) the average of the daily principal balance of the outstanding Loans and Letter of Credit Accommodations for such four (4) week period is less than $5,000,000 and (2) the average of the Excess Availability for such four (4) week period (calculated based on the Excess Availability at the end of each day) is greater than $10,000,000, then Borrowers shall deliver such Borrowing Base Certificate to Lender on a monthly basis, by no later than the tenth (10th) day of each month, calculating Loans and Letter of Credit Accommodations available as of the last day of the immediately preceding month.

                  (B) If at any time for any one (1) week either (1) the average of the daily principal balance of the outstanding Loans and Letter of Credit Accommodations for such week is greater than $20,000,000 (calculated based on the outstanding amounts at the end of each day) or (2) the average of the Excess Availability for such week is less than $10,000,000 (calculated based on the Excess Availability at the end of each day), then Borrowers shall thereafter deliver such Borrowing Base Certificate to Lender on a daily basis calculating Loans and Letter of Credit Accommodations available as of the close of business on the immediately preceding day.

                  (C) If at any time for any one (1) week both (1) the average of the daily principal balance of the outstanding Loans and Letter of Credit Accommodations for such week is greater than $10,000,000 but equal to or less than $20,000,000 (calculated based on the outstanding amounts at the end of each day) and (2) the average of the Excess Availability for such week (calculated based on the Excess Availability at the end of each day) is greater than $10,000,000, then Borrowers shall thereafter deliver such Borrowing Base Certificate to Lender on a weekly basis calculating Loans and Letters of Credit Accommodations available as of the last Business Day of the immediately preceding week.

                  (D) If at any time for any two consecutive two (2) weeks, both
(1) the average of the daily principal balance of the outstanding Loans and Letter of Credit Accommodations for such two (2) week period is equal to or greater than $5,000,000 but less than $10,000,000 (calculated based on the outstanding amounts at the end of each day) and (2) the average of the Excess Availability for such two (2) week period (calculated based on the Excess Availability at the end of each day) is greater than $10,000,000, then Borrowers shall thereafter deliver such Borrowing Base Certificate to Lender every two (2) weeks calculating Loans and Letter of Credit Accommodations available as of the last Business Day of the immediately preceding week.

                  (E) Notwithstanding anything to the contrary contained herein, without limiting any other rights of Lender, upon Lender's request, Borrowers shall provide Lender on a daily basis with a schedule of Accounts, collections received and credits issued and on a daily basis with an inventory report in the event that at any time either: (1) an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (2) Borrower shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or
(3) upon Lender's good faith belief, any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading.

                  (F) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Lender contained herein and in the event of any conflict or inconsistency between the calculation of the Loans and Letter of Credit Accommodations available to Borrowers as set forth in any Borrowing Base Certificate and as determined by Lender, the determination of Lender shall govern and be conclusive and binding upon Borrowers. Without limiting the foregoing, Borrowers shall furnish to Lender any information which Lender may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate.

                  (G) Borrowers shall promptly notify Lender in writing in the event that at any time after the delivery of a Borrowing Base Certificate to Lender but prior to the delivery of the next Borrowing Base Certificate to be delivered by Borrowers to Lender in accordance with the terms hereof: (1) the amount of Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein is less than eighty (80%) percent of the amount of Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Lender pursuant to Section 6.19 hereof, or (2) the Loans made by Lender to Borrowers and/or Letter of Credit Accommodations outstanding at such time exceed the amount of the Loans and Letter of Credit Accommodations then available to Borrowers under the terms hereof as a result of any decrease in the amount of Loans and Letter of Credit Accommodations then available and the amount of such excess.

                  (H) If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

                  (x) Promptly and in any event after becoming aware of the occurrence of any of the following events: (A) any Material Contract of a Borrower or any of its Subsidiaries is terminated or any new Material Contract is entered into (in which event such Borrower shall provide Lender with a copy of such Material Contract); or (B) any of the material terms (other than price) upon which material suppliers of Borrower or any of its Subsidiaries do business with such Borrower or Subsidiary are changed or amended in any manner adverse to such Borrower or Subsidiary in any material respect; or (C) any order, judgment or decree shall have been entered against Doe Run in excess of $2,500,000 or against Fabricated Products in excess of $100,000 (in each case after reasonably expected insurance and indemnity recovery) or any of their respective properties or assets; or (D) any notification of violation of any law or regulation shall have been received by a Borrower or any of its Subsidiaries from any Governmental Authority the results of which are reasonably likely to have a Material Adverse Effect.

            (b) Each Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which might result in any material adverse change in its business, properties, assets, goodwill or condition, financial or otherwise.

            (c) Each Borrower shall promptly provide Lender such budgets, forecasts, projections and other information respecting the business operations and financial or other condition of such Borrower and its Subsidiaries, as Lender may, from time to time, reasonably request.

            (d) Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of Doe Run or its Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries), which may be furnished to it hereunder or otherwise, to any regulatory body or agency or other Governmental Authority having jurisdiction over Lender or upon notice to Doe Run (to the extent permitted under applicable law), to any court or to any other Person which shall, or shall have any right or obligation to, succeed to all or any part of Lender's interests in any of the Loans, this Agreement, the other Financing Agreements or the Collateral, including, without limitation, any assignee or any Participant (subject to Section 9.7 hereof).

            (e) Each Borrower hereby irrevocably authorizes and directs all accountants, auditors or other third parties to deliver to Lender upon Lender's reasonable request, at such

Borrower's expense, copies of the financial statements, and other accounting records relating to Doe Run and its Subsidiaries of any nature in their possession.

      6.20 Limitation of Voluntary Payments; Preferred Stock; Amendments or Modifications of Certain Agreements; etc. Each Borrower shall not, and shall not permit any Subsidiary to: (a) with respect to any Indebtedness make (or give any notice in respect of) any voluntary or optional redemption of or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), exchange, or purchase, redeem or acquire for value (whether as a result of a Change of Control, the consummation of assets sales or otherwise);
(b) with respect to each Borrower, issue any preferred or preference stock which is mandatorily redeemable prior to the then current term of this Agreement and with respect its Subsidiaries, issue any preferred or preference stock; or (c) amend, modify or terminate, or permit the amendment, modification or termination of any of (i) the Tax Sharing Agreement, (ii) the Management Agreement, (iii) the Banco de Credito Deposit Agreement, or (iv) the Banco de Credito Agreements.

      6.21 Limitation on Restrictions Affecting Subsidiaries. Each Borrower shall not, and shall not permit any Subsidiary (including Doe Run Cayman and its Subsidiaries for this purpose) to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any such Subsidiary of a Borrower to (a) pay dividends or make other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to a Borrower or any Subsidiary of such Borrower; (b) make loans or advances to a Borrower or any Subsidiary of such Borrower; or (c) transfer any of its properties or assets to a Borrower or any Subsidiary of such Borrower; except in each case for such encumbrances or restrictions existing under or by reason of: (i) applicable law,
(ii) this Agreement or the Senior Note Indenture, (iii) customary non-assignment provisions of any lease governing a leasehold interest of a Borrower or its Subsidiaries, (iv) any instruments governing Indebtedness of a Person acquired by a Borrower or its Subsidiaries at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or its Subsidiaries so acquired, (v) any written agreement existing on the date hereof or amendments or modifications thereto, provided, that, no such agreement shall be modified or amended in such a manner as to make the encumbrance or restriction more restrictive than as in effect on the date hereof, (vi) Indebtedness under one or more working capital facilities or other working capital or lease financings or programs entered into by Doe Run Peru and its Subsidiaries from time to time or any refinancings, refundings, replacements or extensions thereof, provided, that, such restrictions do not prohibit payments pursuant to the U.S. Service Agreements or any other intercompany agreements between Doe Run and Doe Run Cayman and its Subsidiaries (including, without limitation, Doe Run Mining and Doe Run Peru), or pursuant to any replacements thereof or pursuant to any comparable agreements thereto, in each case providing for the same or similar payments, and (vii) Indebtedness of Borrowers permitted hereunder or Indebtedness of Doe Run Cayman and its

Subsidiaries permitted under the Senior Note Indenture (as in effect on the date hereof); provided, that, as to Indebtedness of Borrowers, such encumbrance or restriction shall be no more restrictive than any encumbrance or restriction contained in this Agreement and as to Indebtedness of Doe Run Cayman and its Subsidiaries, such encumbrance or restriction shall be no more restrictive than any encumbrance or restriction contained in the Senior Note Indenture (as in effect on the date hereof).

      6.22 Further Assurances. Each Borrower has executed or will contemporaneously herewith execute and deliver to Lender such of the other Financing Agreements to which it is a party and financing statements pursuant to the UCC, in form and substance satisfactory to Lender. Each Borrower shall, at its expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC financing statements or amendments or continuations thereof, certificates of title with respect to motor vehicles and applications for notation of the liens of Lender thereon, landlord's or mortgagee's waivers of liens and consents to the exercise by Lender of all the rights and remedies hereunder, under any of the other Financing Agreements or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Lender's opinion to evidence, perfect, maintain and enforce the security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender. Upon the request of Lender, at any time and from time to time, each Borrower shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by Lender.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES

      7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

            (a) a Borrower shall be in default in the payment of any of the Obligations when due, which default shall continue for three (3) days; or

            (b) a Borrower or any Obligor shall fail to observe or perform any covenants or agreements contained in this Agreement, the other Financing Agreements or in any other document or instrument referred to herein or therein other than as described in Section 7.1(a) above and such failure shall continue for fifteen (15) days, provided, that, such fifteen (15) day period shall not apply in the case of: (i) any failure to observe any such covenant or agreement which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (ii) an intentional breach by a Borrower or its or their management of any such covenant or agreement, or (iii) the failure to observe or perform any of the covenants or agreements contained in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.17, 6.20, 6.21, 6.22 and 6.23 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements; or

            (c) any present or future representation, warranty or statement of fact when made by or on behalf of a Borrower or any Obligor to Lender is false or misleading in any material respect; or

            (d) a judgment is rendered against Doe Run or any Obligor in excess of $1,000,000 in any one case or in excess of $2,500,000 in the aggregate or against Fabricated Products in excess of $100,000 in any one case or in excess of $250,000 in the aggregate and the same shall remain undischarged for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed except if it is a judgment for which such Borrower or Obligor is fully insured and with respect to which the insurer has admitted in writing its liability for the full amount thereof and so long as execution is at all times effectively stayed; or

            (e) a Borrower or any Obligor shall be generally unable to pay its debts as they mature, suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors or have a creditors' committee appointed, make a general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they become due or shall commence any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of such Borrower or such Obligor or all or any part of their respective properties or assets; or

            (f) a Borrower or any Obligor shall commence any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation or shall take any corporate action to authorize any of such actions or proceedings; or

            (g) a Borrower or any Obligor shall have commenced against it any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation, or any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of such Borrower or Obligor or all or any part of their respective properties or assets, which is not dismissed within forty-five (45) days of its commencement, or such Borrower or Obligor shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or by any act or omission indicates its consent to, acquiescence in or approval of, any such action or proceeding or if the relief requested is granted sooner; or

            (h) a Borrower or any Obligor shall default in the payment of any amounts at any time due on any Indebtedness for borrowed money in excess of $2,500,000 (including, without limitation, any Indebtedness evidenced by or arising under the Senior Notes or the other Senior Note Agreements), Capitalized Lease Obligations or any contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument at any time owing to any Person other than Lender or in the performance of any other terms or covenants or any evidence of same or other agreement relating thereto (including, without limitation, the Senior Note Agreements) or securing same and which causes or permits the holders of such Indebtedness to cause such Indebtedness to become due prior to its maturity, and which default continues for more than the applicable cure period, if any, with respect thereto, but in no event more than thirty (30) days after the occurrence of any such default; or

            (i) any default by Doe Run Mining under the Banco de Credito Agreements which gives Banco de Credito the right to cease or suspend making payments to Doe Run thereunder or the failure of Banco de Credito to make any payment to Doe Run required under the terms of the Banco de Credito Deposit Agreement for any reason;

            (j) there is a Change of Control; or

            (k) the occurrence of any default or event of default under any of the other Financing Agreements.

      7.2 Remedies.

            (a) Without limiting Lender's rights to demand payment sooner as provided in this Agreement, upon or at any time after the occurrence or existence of any one or more of such Events of Default, upon termination of this Agreement or the other Financing Agreements, or if this Agreement and the other Financing Agreements are not renewed, in addition to any other rights Lender may have under the Financing Agreements or otherwise:

                  (i) Lender may terminate all provisions of this Agreement for future Loans and Letter of Credit Accommodations (such that no more Loans shall be made or Letter of Credit Accommodations provided hereunder), without presentment for payment, demand, notice of dishonor or notice of protest or any other or further notice, all of which are hereby expressly waived by Borrowers; or

                  (ii) Lender may declare any or all of the Obligations to be immediately due and payable, together with interest at the highest rate of interest hereunder until fully and indefeasibly paid, without presentment for payment, demand, notice of dishonor or protest or any or other further notice, all of which are hereby expressly waived by Borrowers (provided, that, upon the occurrence of any Events of Default described in Sections 7.1(f) or 7.1(g), all Obligations shall automatically become immediately due and payable); and

                  (iii) each Participant, to the fullest extent permitted by applicable law, shall have the right to (A) set off against the Obligations any and all deposits (whether general or special, time or demand, provisional or final), credits, balances, accounts, monies or other assets which are the property of Borrowers and held by such Participant or owed by such Participant to such Borrower and (B) remit the same to Lender for application to the Obligations;

                  (iv) without further notice to Borrowers, Lender may appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as Lender shall determine, enforce payment of any Collateral, settle, compromise or release in whole or in part, any amounts owing on the Collateral, make allowances and adjustments with respect thereto, issue credits in Lender's or either Borrower's name, sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at Lender's option and discretion, and Lender may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived;

                  (v) without limiting the generality of the foregoing, Lender is hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Lender to or for the credit or the account of Borrowers against any and all of the Obligations, whether or not then due and payable;

                  (vi) Lender shall have the right, without notice to Borrowers (except as otherwise expressly provided herein), at any time and from time to time in its discretion, with or without judicial process or the aid or assistance of others and without cost to Lender (A) to enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by Borrowers, take possession of the Inventory, (B) to complete processing, manufacturing and repair of all or any portion of the Inventory, (C) to sell, foreclose or otherwise dispose of any part or all of the Inventory on or in any premises of Borrower or premises of any other party, (D) to require each Borrower, at its expense, to assemble and make available to Lender any part or all of the Inventory at any reasonable place and time designated by Lender, and (E) to remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose.

            (b) Lender shall have all of the rights and remedies of a secured party under the UCC or applicable law of any State in which any Collateral may be situated, in addition to all of the rights and remedies set forth in this Agreement and the other Financing Agreements, and in any instrument or document referred to herein or therein, and/or under any other applicable law relating to this Agreement, the other Financing Agreements, the Obligations or the Collateral.

            (c) Each Borrower agrees that the giving of ten (10) days notice to Doe Run by Lender at Doe Run's address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice with respect thereto.

            (d) The proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, and each Borrower shall remain liable to Lender for any deficiency. Without limiting the generality of the foregoing, if Lender enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, it shall have the option, at any time, in its discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by Lender of cash or other immediately available funds in connection therewith.

            (e) In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy or otherwise, each Borrower hereby irrevocably waives (i) the posting of any bond, surety or security with respect thereto which might otherwise be required, (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment.

            (f) Lender may, at its option, cure any default by a Borrower under any agreement with any Person, which constitutes, or with notice or passage of time or both would constitute, an Event of Default hereunder or under any of the other Financing Agreements, or pay or bond on appeal any judgment entered against a Borrower (irrespective of the amount of said judgment or the time elapsed since entry thereof), and charge such Borrower's account(s) therefor, such amounts to be repayable by such Borrower on demand, together with interest thereon at the highest rate of interest payable hereunder; provided, however, Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by making any payment for such Borrower's account(s), be deemed to have assumed any obligation or liability of such Borrower.

            (g) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the UCC or other applicable law. Lender shall have the right to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

            (h) No act, failure or delay by Lender shall constitute a waiver of any of the rights and remedies of Lender. No single or partial waiver by Lender of any provision of this Agreement or any of the other Financing Agreements, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

            (i) Each Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against either or both of Borrowers to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect any rights in the Collateral.

SECTION 8. COLLECTION AND ADMINISTRATION

      8.1 Collections; Management of Collateral.

            (a) Each Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which such Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are subject to the security interests and rights of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, at such time as Lender shall direct, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be subject to the security interests and rights of Lender.

            (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1)

Business Day following the date of receipt of immediately available funds by Lender in the Payment Account (the "Collection Period"). In the event that as of any day there are no Loans outstanding, Lender shall be entitled to charge Borrowers an administrative fee equivalent to the interest Lender would have received for the Collection Period had there been Loans outstanding on such day, in the amount of the payments and other funds received pursuant to the preceding sentence by Lender in the Payment Account on such day. For purposes of calculating the amount of the Loans available to each Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit such Borrower's loan account on such day, and if not, then on the next Business Day. To the extent Lender may hold cash collateral to secure all of the Obligations on terms and conditions determined by Lender, so long as no Event of Default shall exist or have occurred and be continuing, the Borrower providing such cash collateral shall receive a credit to its loan account maintained by Lender at a rate equal to three (3%) percent per annum less than the Prime Rate. Such credit shall be applied to the loan account of such Borrower as of the first day of each month.

            (c) Each Borrower and all of its Subsidiaries, shareholders, directors, employees, agents and other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender according to its interest hereunder, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with such Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 8.1 shall survive the termination or non-renewal of this Agreement.

      8.2 Payments.

            (a) All Obligations shall be payable to the Payment Account as designated under Section 8.1 or such other place as Lender may designate from time to time. The Obligations shall be payable upon the effective date of termination or non-renewal or maturity of the Credit Facility, or earlier upon an Event of Default, or otherwise as provided elsewhere herein or in the other Financing Agreements. Lender may apply payments received or collected from a Borrower or for the account of a Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, and to such other Obligations then due, in each case in such order and manner as Lender determines. Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Upon the request of Lender, Borrowers shall execute and deliver to Lender one or more promissory notes, in form and substance satisfactory to Lender, to evidence further the Loans, or any portion thereof.

            (b) If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, Lender is for any reason required to surrender such payment or proceeds to any Person, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then the Obligations or any part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Lender and Borrowers shall be liable to pay to Lender, and hereby does indemnify Lender and hold Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 8.2(b) shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to the rights of Lender under this Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable. The provisions of this Section 8.2(b) shall survive the termination of this Agreement and the other Financing Agreements.

            (c) At Lender's option, all principal, interest, fees, commissions, costs, expenses, or other charges hereunder, under the other Financing Agreements or in connection herewith or therewith, and any and all Loans, may be charged directly to any account(s) of Borrowers maintained by Lender.

            (d) Each Borrower shall make all payments in respect of the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholdings, restrictions or conditions of any kind or nature whatsoever.

      8.3 Borrowers' Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of a Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time. All Collateral or other collateral security held by or granted to Lender by a Borrower or any third persons shall be security for the payment and performance of any and all Obligations to Lender (including, but not limited to, the Loans), notwithstanding the maintenance of separate accounts for Borrowers or third persons or the existence of any notes.

      8.4 Statements. Lender shall render to Doe Run each month a statement setting forth the balance in each Borrower's loan account(s) maintained by Lender for such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Doe Run a written statement as provided above, the balance in such Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing by such Borrower to Lender.

      8.5 Right of Inspection; Access. Lender and its representatives shall, at all reasonable times and upon reasonable prior written notice prior to an Event of Default and at any time and without notice at any time on or after an Event of Default, have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of the books and records of Borrowers to confirm and verify all Accounts, to perform general audits and to do whatever else Lender deems necessary to protect the interests of Lender. Lender may at any time remove from the premises of Borrowers or require Borrower or any accountants and auditors employed by Borrowers to deliver any books and records and Lender may, without cost or expense to any of it, use such of Borrowers' personnel, supplies, computer equipment and space at its places of business as may be reasonably necessary for the handling of collections.

      8.6 Accounts Documentation. Each Borrower shall maintain its shipping forms, invoices and other related documents in a form reasonably satisfactory to Lender and each Borrower shall maintain its books, records and accounts in accordance with GAAP consistently applied. Each Borrower shall keep and maintain, at its cost and expense, satisfactory and complete books and records of all Accounts, all payments received or credits granted thereon, and all other dealings therewith. At such times as Lender may reasonably request, each Borrower shall deliver to Lender, all original documents evidencing the sale and delivery of goods or the performance of services which created any Accounts, including, but not limited to, all contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to Lender of each Account, in form and substance satisfactory to Lender and duly executed by such Borrower, together with such other information as Lender may request. In no event shall the making or the failure to make or the content of any schedule or assignment or such Borrower's failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of the security interest in, lien upon and assignment of the Collateral or the representations, warranties or covenants under this Agreement or the other Financing Agreements. Any documents, schedules, invoices or other papers delivered to Lender, pursuant to this Section or otherwise, may be destroyed or otherwise disposed of by it one (1) year after the same are delivered, unless Borrowers make written request therefor and pay all expenses attendant to their return, in which event Lender shall return same when its actual or anticipated need therefor has ceased.

      8.7 Specific Powers. Each Borrower hereby constitutes Lender and its designees, as such Borrower's attorney-in-fact, with power of substitution, at the cost and expense of Borrowers, to exercise at any time all or any of the following powers which appointment, being coupled with an interest, shall be irrevocable until all Obligations have been indefeasibly paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or such Borrower, any and all checks, notes, drafts, remittances and other instruments and documents or chattel paper, in each case to the extent relating to the Collateral; (b) to transmit to Account Debtors notice of Lender's interest therein and to request from such Account Debtors at any time, in the name of Lender or such Borrower or that of Lender's designee, information concerning the Collateral and the amounts owing thereon; (d) on or after the occurrence of an Event of Default, or an event which with notice, passage of time or both would constitute an Event of Default, to notify Account Debtors to make payment directly to Lender; (e) on or after the occurrence of an Event of Default, or an event which with notice, passage of time or both would constitute an Event of Default, to take or bring, in the name of Lender or such Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Collateral; and (f) to execute in such Borrower's name and on its behalf any UCC financing statements relating to the Collateral or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees, from any liability arising from any act or acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for acts of gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

SECTION 9. EFFECTIVE DATE; TERMINATION; COSTS

      9.1 Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any subsequent year by giving to the other parties hereto at least sixty (60) days prior written notice. This Agreement and all other Financing Agreements must be terminated simultaneously.

            (b) In addition, Lender may terminate this Agreement and the other Financing Agreements, or terminate only the provisions of this Agreement as to future Loans and Letter of Credit Accommodations, immediately at any time upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

            (c) Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender in full, all outstanding and unpaid Obligations (including, but not limited to, the Loans and all interest, fees (including the early termination fees provided herein, if applicable), charges, expenses and other amounts provided for hereunder, under the other Financing Agreements or otherwise) and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including Letter of Credit Accommodations and any checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest at the Interest Rate shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York, New York time.

            (d) No termination of all or any part of the Financing Agreements shall relieve or discharge either Borrower of its duties, obligations and covenants under the Financing Agreements until all Obligations have been fully indefeasibly discharged and paid, and the continuing security interests of Lender in the Collateral shall remain in effect until all such Obligations have been fully and indefeasibly discharged and paid.

            (e) If this Agreement terminates upon the occurrence of an Event of Default or at the request of either Borrower prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the lost profits of Lender as a result thereof, Borrowers hereby agree to pay to Lender, upon the effective date of such termination, an early termination fee in an amount equal to:

                  (i) two (2%) percent of the Maximum Credit, if such termination is effective on or prior to the first anniversary of this Agreement; or

                  (ii) one (1%) percent of the Maximum Credit, if such termination is effective after the first anniversary of this Agreement but on or prior to the second anniversary of this Agreement; or

                  (iii) one-half (1/2%) percent of the Maximum Credit, if such termination is effective after the second anniversary of this Agreement but prior to the third anniversary of this Agreement, or if the Agreement continues for any renewal term thereafter, if such termination is effective prior to the last day of such renewal term.

Such early termination fee shall be presumed to be the amount of damages sustained by said early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 9.1 shall be deemed included in the Obligations.

      9.2 Expenses and Additional Fees.

            (a) Each Borrower shall pay to Lender on demand all reasonable costs and expenses that Lender may pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements, including, without limitation: (i) reasonable attorneys' and paralegals' fees and disbursements of counsel to Lender and any Participant (including allocated costs of in-house counsel); (ii) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements, and allocated costs of in-house counsel) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Financing Agreements and the transactions contemplated thereby; (iii) costs and expenses of lien and title searches and title insurance; (iv) taxes, fees and other charges for recording any agreements or documents with the Office of Patents and Trademarks, the Copyright Office or any other governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral; (v) sums paid or incurred to pay any amount or take any action required of Borrowers under the Financing Agreements that Borrowers fail to pay or take; (vi) with respect to the Collateral, costs of appraisals, inspections and verifications thereof (including, without limitation, travel, lodging, and meals) and inspections of each Borrower's operations by Lender, Participants or their agents, plus a charge of $650 per person per day for the field examiners of Lender and any Participant; (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lock boxes; (viii) costs and expenses of preserving and protecting the Collateral; and (ix) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements and allocated costs of in-house counsel) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement and the other Financing Agreements, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrowers.

            (b) Borrowers shall pay to Lender all of its customary charges and fees in connection with (i) any payment, claim or refund relating to the dishonor of any checks or other items of Borrowers or Account Debtors, and (ii) wire transfers to Borrowers.

            (c) All sums provided for in this Section 9.2 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the applicable rate of interest then payable hereunder. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender with respect to Borrowers.

      9.3 Survival of Agreement. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the other Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of Lender.

      9.4 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of Lender any right, power or privilege under this Agreement or under any of the other Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. No notice to or demand on a Borrower not required hereunder or any of the other Financing Agreements shall entitle a Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. The rights and remedies of Lender under this Agreement, the other Financing Agreements and any other present and future agreements between Lender and a Borrower are cumulative and not exclusive of any rights or remedies provided by law or under any of the Financing Agreements or such other agreements and all such rights and remedies may be exercised successively or concurrently.

      9.5 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to the applicable party at its address set forth on the signature page hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, ten (10) days after mailing.

      9.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

      9.7 Confidentiality.

            (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrowers to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any Affiliate of Lender, (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 9.7, or (vi) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

            (b) In no event shall this Section 9.7 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrowers or any third party without breach of this Section 9.7 or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrowers, (iii) require Lender to return any materials furnished by Borrowers to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 9.7 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

      9.8 Partial Invalidity. If any provision of this Agreement or the other Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the other Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

      9.9 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

      9.10 Counterparts. This Agreement may be executed in any number of counterparts, and by Lender and Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

SECTION 10. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      10.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

            (b) Borrowers and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above. Lender shall have the right to bring any action or proceeding against either or both of Borrowers or its or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its or their property).

            (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail, postage prepaid, directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten
(10) days after the same shall have been so deposited in the U.S. mails, registered mail, postage prepaid, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any of the foregoing courts. Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Lender against such Borrower for the amount of the claim and other relief requested.

            (d) BORROWERS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY

OR OTHERWISE. BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment by a court of competent jurisdiction that the losses were the result of such party's own acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      10.2 Waiver of Notices. Borrowers hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on a Borrower which Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, Borrowers waive
(a) notice prior to Lender's taking possession or control of any of the collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession and (b) the benefit of all valuation, appraisement and exemption laws.

      10.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by authorized officers of Borrowers. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      10.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      10.5 Indemnification. Each Borrower shall indemnify and hold Lender and its respective officers, directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel except to the extent resulting directly from the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      10.6 Successors and Assigns. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, and their respective successors and assigns, except that Borrowers may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after prior notice to Doe Run, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or, after prior notice to Doe Run, sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation. Upon the request of Doe Run, Lender shall identify any Participants to Doe Run.

      IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

LENDER                              BORROWERS

CONGRESS FINANCIAL CORPORATION,     THE DOE RUN RESOURCES CORPORATION


By: /s/ Lawrence Forte              By: /s/ David A. Chaput
   ---------------------------         ---------------------------

Title: First Vice President         Title: Treasurer
      ------------------------            ------------------------

Address:                            Chief Executive Office:

1133 Avenue of the Americas         1801 Park 270 Drive
New York, New York 10036            St. Louis, Missouri 63146
Attention: Mr. Andrew W. Robin      Attention: Chief Financial Officer
Telephone: (212) 840-2000           Telephone: (314) 453-7100
Telecopier: (212) 545-4283          Telecopier: (314) 453-7178

                                    FABRICATED PRODUCTS, INC.


                                    By: /s/ David A. Chaput
                                       ---------------------------

                                    Title: President
                                          ------------------------

                                    Chief Executive Office:

                                    1801 Park 270 Drive
                                    St. Louis, Missouri 63146
                                    Attention: Chief Financial Officer
                                    Telephone: (314) 453-7100
                                    Telecopier: (314) 453-7178

                                    EXHIBIT A
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                          Date:       (A)
                                          Number:     (B)

                           BORROWING BASE CERTIFICATE

Pursuant to the Loan and Security Agreement between Congress Financial Corporation ("Lender") and the undersigned ("Borrower"), and any amendments thereto (the "Loan Agreement), Borrower hereby certifies to Lender, as of the above date, as follows:

RECONCILIATION OF COLLATERAL BALANCE

Note: Letters and numbers in the chart correspond to the instructions provided on the prior four pages.

Accounts Availability - Doe Run

1.  Total Accounts as of _________              $_______

2.  Less: Collections                           $_______

3.  Less: Credits and Adjustments since
          date of prior Certificate             $_______

4.  Add:  New sales since date of prior
          Certificate               $_______

5.  Current total of all Accounts                           $_______

6.  Total amount of Accounts which are
    not Eligible Accounts (as per                           $_______
    Schedule I annexed hereto)

7.  Net Amount of Eligible Accounts
    (item 5 less item 6)                                    $_______

8.  Accounts Receivable Advance Rate (%)             85%
                                                 -------

9.  Availability based on Net Amount
    of Eligible Accounts                        $_______

10. Less:  Availability Reserves                            $_______

11. Accounts Availability - Doe Run                                     $_______

Accounts Availability - Fabricated Products

12. Total Accounts as of____  $_______

13. Less: Collections                   $_______

14. Less: Credits and Adjustments since
          date of prior Certificate     $_______

15. Add:  New sales since date of prior
          Certificate                        $_______

16. Current total of all Accounts               $_______

17. Total amount of Accounts which are
    not Eligible Accounts (as per               $_______
    Schedule II annexed hereto)

18. Net Amount of Eligible Accounts
    (item 16 less item 17)                      $_______

19. Accounts Receivable Advance Rate (%)             85%
                                                 -------

20. Availability based on Net Amount
    of Eligible Accounts                        $_______

21. Less:  Availability Reserves                            $_______

22. Accounts Availability - Fabricated Products                         $_______

Inventory Availability - Doe Run

23. Total Value of Inventory as of

    ______

    (a) Value of Inventory other than
        Stores Inventory                $_______

    (b) Value of Stores Inventory       $_______

24. (a) Total Value of Inventory which
    is not Eligible Inventory (other
    than Eligible Stores Inventory)
    (as per Schedule III annexed hereto)          $_______

    (b) Value of Eligible Inventory (other
        than Eligible Stores Inventory)           $_______

    (c) Inventory Advance Rate (for other
        than Eligible Stores Inventory)(%)      60%
                                             ------

    (d) Availability based on Eligible Inventory
        other than Eligible Stores Inventory                $_______

25. (a) Value of Eligible Stores Inventory      $_______

    (b) Stores Inventory Advance Rate (%)                        25%
                                                             -------

    (c) Formula Availability based on
        Eligible Stores Inventory               $_______

    (d) Stores Sublimit                         $_______

    (e) Availability based on Eligible
        Stores Inventory (the lesser of
        25(c) or 25(d))                                     $_______

26. Availability based on Eligible Inven-
    tory and Eligible Stores Inventory                      $_______

27. Less: Availability Reserves                             $_______

28. Inventory Formula Availability              $_______

29. Inventory Sublimit                                      $_______

30. Inventory Availability - Doe Run (lesser of
    item 28 or item 29)                                                 $_______

Inventory Availability - Fabricated Products

31. Total Value of Inventory
    as of        (D)
          -----------------

    (a) Value of Inventory                      $_______

32. (a) Total Value of Inventory which
        is not Eligible Inventory (as per
        Schedule IV annexed hereto)             $_______

    (b) Value of Eligible Inventory     $_______

    (c) Inventory Advance Rate (%)                    60%
                                                 -------

    (d) Availability based on Eligible
       Inventory                                $_______

33. Availability based on Eligible Inven-
    tory                               $_______

34. Less: Availability Reserves        $_______

35. Inventory Formula Availability              $_______

36. Inventory Sublimit                          $_______

37. Inventory Availability - Fabricated Products
    (lesser of item 35 or item 36)              $_______

Total Availability

38. Total Availability based on Accounts and Inventory (item 38(a) plus item
    38(d)).

    (a) Total Availability based on Doe Run
        Accounts and Inventory (item 11
        plus item 30)                           $_______

    (b) Total Availability based on Fabricated
        Products Accounts and Inventory
        (item 22 plus item 37)                  $_______

    (c) Sublimit on advances against Fabricated
        Products Accounts and Inventory         $ 5,000,000
                                                -----------

    (d) Availability based on Fabricated Products
        Accounts and Inventory (lesser of
        item 38(b) or item 38(c))                           $_______

39. Less: 100% of undrawn amounts of
    Letter of Credit Accommodations                         $_______

40. Availability (item 38 minus item 39)                    $_______

41. Maximum Credit                                          $_______

42. Total Availability (lesser of item 41 or item 42)                   $_______

RECONCILIATION OF LOAN BALANCE

43. Principal amount of outstanding Loans
    as of the date of prior Certificate   $_______

44. Less:  Net cash collections since
    date of prior Certificate                   $_______

45. Add:  Principal amount of Loans made
    since date of prior Certificate             $_______

46. Current principal amount of outstanding
    Loans                                                   $_______

47. Current undrawn amount of outstanding
    Letter of Credit Accommodations             $_______

48. Total Loans and Letters of Credit
    Accommodations (item 46 plus item 47)                   $_______

49. Unused availability (item 42 less item 48)              $_______

    As of the date of this Certificate, no Event of Default exists or has occurred and is continuing. Borrower acknowledges that the Loans and Letter of Credit Accommodations by Lender to Borrower are based upon Lender's reliance on the information contained herein and all representations and warranties with respect to Accounts and Inventory in the Loan Agreement are applicable to the Accounts and Inventory included in this Certificate. The reliance by Lender on this Certificate should not be deemed to limit the right of Lender to establish or revise criteria of eligibility or Availability Reserves or otherwise limit, impair, or affect in any manner the rights of Lender under the Loan Agreement. In the event of any conflict between the determination of Lender of the amount of the Loans and Letter of Credit Accommodations available to Borrower in accordance with the terms of the Loan Agreement and the determination by Borrower of such amounts, the determination of Lender shall govern. All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan Agreement.


                                          By:
                                          Title:

                                   SCHEDULE I
                                       to
                           BORROWING BASE CERTIFICATE
                                     DOE RUN

1.  Accounts unpaid more than 60 days
    after due date                              $_______

2.  Cross-Age Accounts                          $_______

3.  Credits in past due                         $_______

4.  Concentration Accounts                $_______

5.  Affiliate Accounts                          $_______

6.  Returns, Discounts, Claims, Credits
    Allowances, Taxes                           $_______

7.  Bill and Hold Invoices                      $_______

8.  Foreign Accounts not backed
    by L/Cs                                     $_______

9.  Contra Accounts                       $_______

10. Assay pending/retainage               $_______

11. Accounts in legal, bankruptcy,
    risky credits                               $_______

12. Sales-in-transit                            $_______

13. Dilution Reserve                      $_______

14. Other                                       $_______

15. Other                                       $_______

    Total Accounts which are
    not Eligible Accounts                       $
                                                 =======

                                   SCHEDULE II
                                       to
                           BORROWING BASE CERTIFICATE
                               FABRICATED PRODUCTS

1.  Accounts unpaid more than 60 days
    after due date                              $_______

2.  Cross-Age Accounts                          $_______

3.  Credits in past due                         $_______

4.  Concentration Accounts                $_______

5.  Affiliate Accounts                          $_______

6.  Returns, Discounts, Claims, Credits
    Allowances, Taxes                           $_______

7.  Bill and Hold Invoices                      $_______

8.  Foreign Accounts not backed
    by L/Cs                                     $_______

9.  Contra Accounts                       $_______

10. Lone Star accounts less than 60 days        $_______

11. Accounts in legal, bankruptcy,
    risky credits                               $_______

12. Other                                       $_______

13. Other                                       $_______

    Total Accounts which are
    not Eligible Accounts                       $
                                                 =======

                                  SCHEDULE III
                                       to
                           BORROWING BASE CERTIFICATE
                                     DOE RUN

1.  Slow Moving/Obsolete                  $_______

2.  Packaging and Supplies                $_______

3.  Other                                       $_______

4.  Other                                       $_______

5.  Other                                       $_______

6.  Other                                       $_______

7.  Other                                       $_______

8.  Other                                       $_______

    Total Value of Inventory
    which is not Eligible Inventory             $
                                                 =======

                                   SCHEDULE IV
                                       to
                           BORROWING BASE CERTIFICATE
                               FABRICATED PRODUCTS

1.  Slow Moving/Obsolete                  $_______

2.  Packaging and Supplies                $_______

3.  Other                                       $_______

4.  Other                                       $_______

5.  Other                                       $_______

6.  Other                                       $_______

7.  Other                                       $_______

8.  Other                                       $_______

    Total Value of Inventory
    which is not Eligible Inventory       $
                                           =======

                                  SCHEDULE 1.29
                                       TO
                           LOAN AND SECURITY AGREEMENT

               Concentration Criteria for Specific Account Debtors

                                                        Percentage of Total
            Account Debtor                               Eligible Accounts
            --------------                               -----------------

            Big River Zinc Corp.                                 15%
            Johnson Controls, Inc.                               20%  *
            East Penn Mfg. Co., Inc.                             15%
            Yuasa Exide Corp.                                    20%

----------

      *     For September and October of any year, may be 30%

                                  SCHEDULE 1.39
                                       TO
                           LOAN AND SECURITY AGREEMENT

                           Existing Letters of Credit

                      Doe Run Outstanding Letters of Credit

===============================================================================
L/C#     Dated Opened          Amount       Reason              Beneficiary
-------------------------------------------------------------------------------
P13991   June 14, 1996      $250,000.00     Bonded Warehouse    American
                                            (Surety Bond        Motorist
                                            security)           Insurance
-------------------------------------------------------------------------------
P1512    April 25, 1996    $2,868,012.00    Financial           Mercantile Bank/
                                            Assurance           Missouri Dept.
                                                                of Nat. Res.
-------------------------------------------------------------------------------
P15522   May 9, 1995         $72,808.00     General             Insurance
                                            Liability           Company of N.
                                            Insurance           America
-------------------------------------------------------------------------------
P17382   August 29, 1996   $1,000,000.00    Workers Comp. DRC   Insurance
                                                                Company of N.
                                                                America
-------------------------------------------------------------------------------
P17384   August 29, 1996     $57,000.00     Auto Liability      Indemnity
                                            (Old Policy)        Insurance of N.
                                                                America
-------------------------------------------------------------------------------
P17383   August 29, 1996     $33,000.00     Workers Comp. LS    Indemnity
                                                                Insurance of N.
                                                                America
-------------------------------------------------------------------------------
P14568   December 2, 1994   $300,000.00     Auto Liability      National
                                            Insurance (New      Casualty
                                            Policy)             Insurance
===============================================================================

                                  SCHEDULE 1.5
                                       TO
                           LOAN AND SECURITY AGREEMENT

                           Banco de Credito Agreements

      1. The Contract for a Loan in Foreign Currency by and between Banco de Credito Overseas Ltd. and Doe Run Mining S.R. Ltda., dated as of March 12, 1998.

      2. The Special Term Deposit Contract between Banco de Credito Overseas Ltd. and The Doe Run Resources Corporation dated as of March 12, 1998.

      3. The Promissory Note by Doe Run Mining S.R. Ltda. in favor of Banco de Credito Overseas Ltd. dated as of March 12, 1998.

                                  SCHEDULE 1.83
                                       TO
                           LOAN AND SECURITY AGREEMENT

                     List of Intercompany Service Agreements

      1. The United States Services Agreement dated as of March 12, 1998 between The Doe Run Resources Corporation and Doe Run Mining S.R. Ltda.

      2. The Technology Assistance Agreement dated as of March 12, 1998 between The Doe Run Resources Corporation and Doe Run Mining S.R. Ltda.

      3. The Professional Services Agreement dated as of March 12, 1998 between The Doe Run Resources Corporation and Doe Run Mining S.R. Ltda.

      4. The Technical, Managerial and Professional Services Agreement dated as of March 12, 1998 between The Doe Run Resources Corporation and Doe Run Mining S.R. Ltda.

      5. The Sales Agency Agreement dated as of March 12, 1998 between Doe Run Peru S.R. Ltda. and Doe Run Mining S.R. Ltda.

      6. The Technical, Managerial and Professional Services Agreement dated as of March 12, 1998 between Doe Run Peru S.R. Ltda. and Doe Run Mining S.R. Ltda.

      7. The International Sales Agency Agreement dated as of March 12, 1998 between Doe Run Peru S.R. Ltda. and The Doe Run Resources Corporation.

                                 SCHEDULE 5.1(a)
                                       TO
                           LOAN AND SECURITY AGREEMENT

                         Jurisdictions of Qualification

A.    The Doe Run Resources Corporation

            California
            Louisiana
            Minnesota
            Missouri
            New York
            Pennsylvania
            Tennessee
            Wyoming

B.    Fabricated Products, Inc.

            Arizona
            California
            Delaware
            Louisiana
            Missouri
            Texas
            Washington

                                 SCHEDULE 5.1(b)
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                  Subsidiaries

                                                                  Parent's %
            Company                             Parent            Ownership
            -------                             ------            ---------

1.    DR Acquisition Corp.,                     Renco Group       100%
      a Missouri corporation ("DRA")

2.    The Doe Run Resources Corporation,        DRA               100%
      a New York corporation ("Doe Run")

3.    Fabricated Products, Inc.,                Doe Run           100%
      a Delaware corporation

4.    Doe Run Exploration S.A.                  Doe Run           100%
      (Proprietary) Ltd. (South Africa)

5.    Doe Run Cayman Ltd.,                      Doe Run           100%
      a Cayman Islands corporation ("Cayman")

6.    Doe Run Mining S.R. Ltda.,                Cayman            99.9%
      a Peruvian company ("DRM")

7.    Doe Run Peru S.R. Ltda.,                  DRM               99.9%
      a Peruvian company ("DRPeru")

                                  SCHEDULE 5.10
                                       TO
                           LOAN AND SECURITY AGREEMENT

                   Pending Litigation and Environmental Claims

Litigation

      a.    Lead Exposure

            Cortes v. Doe Run Corporation, et al

            Superior Court, Hudson County, New Jersey, Case No.

            Dixon et al v. The Doe Run Resources Corporation, et al

            Circuit Court, Hillsboro, Missouri, Case No. CV195-51, as more particularly described on Attachment A hereto.

            Richardson, et al v. The Doe Run Resources Corporation, et al

            Circuit Court, Hillsboro, Missouri, Case No. CV195-5492-CC, as more particularly described on Attachment A hereto.

            Heath et al v. The Doe Run Resources Corporation, et al

            Circuit Court, Hillsboro, Missouri, Case No. CV195-6936-CC, as more particularly described on Attachment A hereto.

            Massa, et al v. The Doe Run Resources Corporation, et al

            Circuit Court, Hillsboro, Missouri, Case No. CV195-7290-CC, as more particularly described on Attachment A hereto.

            Swarts, et al v. Lendco Investments, Inc., et al

            Circuit Court, Hillsboro, Missouri, Case No. CV196-3569

            Wright, et al v. Lead Industries Association, et al

            Circuit Court, Baltimore, Maryland Case No. 94363042/CL190488 and Case No. 94363043/CL190488
            (case dismissed - on appeal)

      b.    Wrongful Termination

            Wallace v. The Doe Run resources Corporation, et al

            Circuit Court, Jefferson County, Case No. CV195-7303-CC

      c.    Declaratory Relief

            St. Joe Minerals Corporation v. Allianz Insurance Company, et al

            Orange County Superior Court, California Case No. 697526 (suit for coverage for superfund sites)

      d.    Personal injury

            Tharp v. The Doe Run Resources Corporation, et al

            Superior Court, California, County of Nevada, Case No. 56974

      e.    Bankruptcy - Creditor's Claims

            Doe Run Claim against Eagle-Picher Industries, Inc.

      f.    Tax

            United States of America, v. St. Joe Minerals Corporation*

            U.S.D.C. Eastern District, Missouri, Case No. 4:93CV001380

      g.     Environmental

            Amoco Chemical Company v. United States of America, et al

            U.S. District Court, South District Texas, Case No. G-76-272

            RSR Corporation & Quementco, Inc. et al

            Avanti Development, Inc., et al,
            U.S. District Court, South District Indiana, Case No. IP95-1359CM/S

            Merrill Development Company v. Mo. Electric Works, Inc., et al

            Circuit Court, Cape Girardeau, Case no. CV696-438CC

            Non-Lead Business

            Bailey, Baker, Beane, et al v. R. T. Vanderbilt Company, Inc.,

            Gouvemeur Talc Company, Inc., St. Joe Minerals Corporation and Fluor Corporation*

            New York Supreme Court, St. Lawrence County, New York

            St. Joe Minerals Corporation v. Allianz Insurance Company, et al

            Orange County Superior Court, California Case No. 697526
            This is a suit to establish insurance coverage for the company's superfund liabilities for historic mine and smelter operations. There is a judgment in favor of St. Joe establishing a duty to defend, which judgment is on appeal. Coverage under the policies has not yet been heard.

      h.    Notice of Potential Claims

            Dennis F. Wolk - Notice letter for personal injury on company property.

            Rodney C. Barches - Notice letter for personal injury on company property.

            Burlington Northern - Notice letter for contribution to remediation of Railroad property.

Government Environmental Proceedings/Claims

      a.    Listed Superfund Sites

            Cherokee County Site, Kansas

            Jasper County Site, Missouri

            Tar Creek Site, Oklahoma

            Missouri Electric Works/Cape Girardeau Site, Missouri

            Desloge/Big River Mines Site, St. Francois County, Missouri (negotiated remediation plan in progress)

      b.    Non-Listed Potential Superfund Sites

            Bonne Terre Site, St. Francois County, Missouri (engineering plans under development)

            Leadwood Site, St. Francois County, Missouri (future action)

            Rivermines Site, St. Francois County, Missouri (future action)

            Indian Creek Site, Washington County, Missouri (possible future action)

            National Site, St. Francois County, Missouri (request to develop engineering plans)

            St. Francois County, Missouri remedial investigation of potential off-sit contamination.

            Federal Site, St. Francois County, Missouri (study underway)

            Block "P" Site, Montana

            Nacimiento Copper Mine Site, New Mexico*

      c.    Potential Claims

            Bunker Hill Superfund Site

            Pintiar Corp. has made a demand by letter for cost Recovery. St. Joe declined participation on "product sale" basis. EPA issued information request letter - issued subsequent letter declining to join St. Joe.

            Port of Pascagoula, Miss. Lead Storage/Port

            Fluor Corporation was incorrectly contacted as a PRP. St. Joe shipped a small amount of lead to this site, but it has not been pursued by the state.

      d.    Stormwater/Dam Safety, Projects

            Indian Creek Tailings Dam

            Leadwood/Eaton Tailings Dam

            Rivermines Tailings Area

      e.    Settled/Closed/Inactive Sites

            Harbor Island Superfund Site

            Quemetco, Inc., a dissolved former wholly owned subsidiary of St. Joe, was a previous owner of the site.

            Iiada Energy Superfund Site

            EPA claim relates to time period when Amax owned/operated Buick facility. Claim was forwarded to Amax for handling.

            ILCO Superfund Site

            Doe Run was a de minimis provider of product.

            NL Industries, Inc. Superfund Site

            Doe Run was a de minimis provider of product.

            Taracorp/Granite City Superfund Site

            St. Joe is a PRP; de minimis settlement reached.

      f.    Non-Lead Superfund Sites

            Bartlesville/Balmat/Monaca*

            Zinc mining and smelting sites. Flour gave environmental indemnification to buyer when Zinc business was sold in 1987.

Employment Claims

      a.    Workers Compensation

            Southeast Missouri Mining/Milling

            As of February 1998, there were approximately 60 open files.

            Herculaneum

            As of February 1998, there were approximately 400 open files.

            St. Joe - Balmat/Bartlesville/Monaca*

            As of February 1998, there are approximately 380 open files.

      b.    EEOC/Missouri Commission on Human Rights

            Mathes v. The Doe Run Company, et al, Charge No. 280971177

            Freeman v. The Doe Run Company

            Charte No. ME-9/91-9645

*Covered by Fluor indemnification to St. Joe

                                  SCHEDULE 5.13
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                  Pension Plans

1. The Doe Run Resources Corporation Supplemental Employee Retirement Plan effective as of November 1, 1996, as the same has been and may be amended from time to time.

2. The Doe Run Resources Company Savings Resource Plan effective as of November 1, 1996, as the same has been and may be amended from time to time.

3. The Doe Run Resources Corporation Retirement Plan, Benefits for Salaried Employees effective as of June 1, 1994, as the same has been and may be amended from time to time.

4. The Doe Run Resources Corporation Retirement Plan, Benefits for Employees in Southeast Missouri effective as of June 1, 1994, as the same has been and may be amended from time to time.

5. The Doe Run Resources Corporation Retirement Plan, Benefits for Employees at Herculaneum effective as of June 1, 1994, as the same has been and may be amended from time to time.

                                  SCHEDULE 5.14
                                       TO
                           LOAN AND SECURITY AGREEMENT

                              Environmental Matters

1. Matters with respect to The Doe Run Resources Corporation set forth in the "Environmental Assessment of the La Oroya Metallurgical Complex and The Doe Run Company" dated October 1997 prepared for BT Securities Corporation by Environ International Corporation, a division of APBI's Environmental Sciences Group, Inc.

2.    Matters disclosed on Schedule 5.10 hereto.

3. All active and inactive mine and smelter sites are on the Environmental Protection Agency CERCLA list. Information requested and submitted on old Viburnum tailings facility.

4. Primary smelter slag produced by and stored at the Herculaneum smelter is currently exempt from hazardous waste regulation under the Resource Conservation and Recovery Act of 1973, as amended ("RCRA"). However, the Environmental Protection Agency recently published a proposed rule which, if adopted, would require this slag to be managed as a hazardous waste. Certain other waste materials, including baghouse dust, generated at the smelter now recycled in the smelter may also become regulated as hazardous wastes. If the slag or other wastes at the smelter are regulated as hazardous waste, the Company may be required to take corrective action under RCRA at the smelter, as well as to adopt stricter management practices for these wastes.

5. The Herculaneum smelter, currently has not attained the ambient air quality standard for lead promulgated under the federal Clean Air Act. The Company is working with regulators to develop a new three-year compliance plan to begin after fiscal 1998 to implement identified control measures.

6. The Buick smelter area is designated non-attainment for the air lead standard. The last 5 years of monitoring demonstrates the smelter is in compliance and an application has been made to certify the area in compliance.

7. Doe Run's recycling facility is subject to corrective action requirements under RCRA, as a result of a storage permit for certain wastes issued in 1989. This has required and may involve future remediation of solid waste management units at the site.

8. The Environmental Protection Agency is reviewing Maximum Achievable Control Technology ("MACT") for primary smelters but has not at this time proposed a MACT rule. In the event a MACT rule for primary smelters is proposed and adopted by the Environmental Protection Agency, the rule could increase compliance costs at the Herculaneum smelter.

9. The Company's operating facilities have waste water discharge permits issued under the federal Clean Water Act, as amended. It is expected that stricter discharge limits than previously in effect will be included in permits now subject to renewal. As a result, there will be additional treatment facilities required.

10. The Company's mining and milling operations include five mine waste disposal facilities that are subject to Missouri mine closure permit requirements.

11. The Missouri Department of Natural Resources ("MDNR") by letter dated April 11, 1997 issued Notice of Excess Emissions observed on August 1, 1997, at the Herculaneum smelter. After response in writing by Doe Run, MDNR issued a letter dated September 12, 1997 that they will not take additional action.

12. The MDNR issued an air inspection report dated May 13, 1997 of potential Notice of Excess Emissions of an opacity excursion at the Buick facility. After response by Doe Run, an MDNR official gave verbal response that MDNR will probably not issue a NOEE.

13. The NDNR, by letter of February 4, 1997, noticed exceedences of water discharge limits for zinc at the Buick Mine/mill facility. A compliance agreement was entered into in May, 1997, whereby Doe Run paid a $25,000 penalty and constructed a pump-back basin. Compliance with the zinc discharge limit was demonstrated within 30 days of construction as required in the agreement.

                                  SCHEDULE 5.15
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                  Bank Accounts

          BANK              ACCOUNT NUMBER           TITLE/DESCRIPTION
          ----              --------------           -----------------

        Boatman's            10-0101186361   Doe Run Concentration Account

        Boatman's            10-0101273991   Fabricated Products-Payroll
                                             Account (for direct deposit)

        Boatman's            10-0100012415   Doe Run Hourly Payroll Account

        Boatman's            10-0101255072   Doe Run Salary Payroll Account

        Boatman's            10-0101234378   DR Acquisition Corp.

        Boatman's            10-0101267233   Fabricated Products Inc. Corp.
                                             Account

        Boatman's            58-0100090603   Doe Run Disbursement
                                             Account/Smelting

                             58-0100090638   Doe Run Disbursement
                                             Account/Mining

                             58-0100090611   Doe Run Disbursement
                                             Account/Hdqtrs.

                             58-0100090654   Doe Run Disbursement Account/Buick

                             58-0100082163   Doe Run Disbursement Account/Lone
                                             Star

                             58-0100083402   Disbursement Account/Seafab Metals

        Boatman's            35-0119027465   Doe Run/Herculaneum Payroll
                                             Account

     Mercantile Bank          1001107919     Doe Run Lockbox 95619

                              1001109790     Doe Run Lockbox returns account
                                             FX account

     Texas Commerce           00100915850    Lone Star Lead-Payroll Account

      Seafirst Bank            68501014      Seafab Metals payroll account-WA

     Bank of America          2552260249     Seafab Metals payroll account-AZ

     Quad State Bank          0133634701     Doe Run Real Estate Account
                                             (Options)

                              0133675801     Doe Run Savings Bond Account

 Standard Bank of South       421-032-928    DR Exploration Pty. Ltd.
         Africa

 First National Bank of       1000013625     DR Exploration Field Expenses
South Africa-Griguantown                     (imprest)

                                  SCHEDULE 5.21
                                       TO
                           LOAN AND SECURITY AGREEMENT

                        Collective Bargaining Agreements

1.  The Doe Run Resources Corporation:  None

2.  Fabricated Products, Inc.:          Agreement by and between Fabricated
                                        Products, Inc. and Sheet Metal Workers'
                                        Union, Local No. 66, dated June 6, 1997.
                                        The Agreement is in effect from
                                        September 1, 1996 through December 31,
                                        1997 and continues in full force and
                                        effect from year to year thereafter,
                                        until a minimum 60 days written notice
                                        of intent to terminate. No notice of
                                        termination has been sent or received as of March 6, 1998.

                                  SCHEDULE 5.22
                                       TO
                           LOAN AND SECURITY AGREEMENT

                           Corporate Name; Tradenames;
                               Prior Transactions

1.    The Doe Run Resources Corporate

      a)    Tradename: The Doe Run Company

      b)    Prior Transactions: None

2.    Fabricated Products, Inc.

      a)    Tradenames:       Seafab Metals Company
                              Fab Division
                              Oxide Division
                              Lone Star Lead Construction

      b)    Prior Transactions:

            Acquisition of all of capital stock of Seafab Metal Corporation, a Washington Corporation pursuant to Asset Purchase Agreement, dated August 30, 1996, by and among Seafab Metal Corporation, Nils P. Vensen, George D. Tamblyn and Fabricated Products, Inc.

            Acquisition of all of assets of Lone Star Lead Construction Corp., a New York Corporation, pursuant to the Asset Purchase Agreement, dated as of August 31, 1995, by and among Lone Star Lead Construction Corp., ASARCO Incorporated, and the Doe Run Resources Corporation.

3.    Doe Run Peru S.R. Ltda.

      a)    Tradename: Doe Run Peru

      b)    Prior Transactions:

            Acquisition of substantially all of capital stock of Empresa Metalurgica La Oroya S.A. ("Metaloroya") from Empresa Minera del Centro del Peru S.A., a Peruvian government-owned conglomerate. On December 30, 1997, Metaloroya was merged into Doe Run Peru.

                                  SCHEDULE 5.24
                                       TO
                           LOAN AND SECURITY AGREEMENT

                               Material Contracts

JOHNSON CONTROLS/DOE RUN
TOLL CONVERSION AGREEMENT - LEAD ACID BATTERIES
OCTOBER 17, 1996-SEPTEMBER 30, 1999

BIG RIVER ZINC/DOE RUN
SALES AGREEMENT - ZINC CONCENTRATES
ORIGINAL TERM - JULY 1, 1996-DECEMBER 31, 1997
EVERGREEN RENEWED IN TWO-YEAR PERIODS UNLESS CANCELLED -
PRESENTLY RENEWED TO DECEMBER 31, 1999

JOHNSON CONTROLS/FABRICATED PRODUCTS (SEAFAB DIVISION)
SALES AGREEMENT - LEAD OXIDE
NOVEMBER 1, 1996-OCTOBER 31, 2002

THE PURCHASE AGREEMENT AND RELATED FINANCING AGREEMENTS PURSUANT TO WHICH DOE RUN WILL PURCHASE A HELICOPTER, AS MORE PARTICULARLY DESCRIBED ON SCHEDULE 6.5, THE AGREEMENT PURSUANT TO WHICH DOE RUN SELLS SUCH HELICOPTER TO DOE RUN PERU AND ANY GUARANTY BY DOE RUN OF DOE RUN PERU IN CONNECTION WITH THE FOREGOING TRANSACTION.

                                  SCHEDULE 5.3
                                       TO
                           LOAN AND SECURITY AGREEMENT

                         List of Senior Note Agreements

1. Fixed Interest Senior Notes due 2005, Series A, issued by The Doe Run Resources Corporation on March 12, 1998, in the original principal amount of $200,000,000.

2. Floating Interest Senior Notes due 2003, Series A, issued by The Doe Run Resources Corporation on March 12, 1998, in the original principal amount of $55,000,000.

3. The Indenture by and among The Doe Run Resources Corporation, Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run Mining S.R. Ltda., and Doe Run Peru S.R., Ltda., and State Street Bank and Trust Company, as Trustee, dated as of March 12, 1998, with respect to the Senior Notes due 2005 in the original principal amount of $180,000,000 and Senior Notes due 2003 in the original principal amount of $75,000,000.

4. Purchase Agreement dated as of March 6, 1998 by and among The Doe Run Resources Corporation, Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run Mining S.R. Ltda., and BT Alex, Brown Incorporated, Donaldson, Lufkin & Jenrette Corporation and UBS Securities, LLC.

5. Registration Rights Agreement dated as of March 12, 1998, by and among The Doe Run Resources Corporation, Fabricated Products, Inc., Doe Run Cayman Ltd., Doe Run Mining S.R. Ltda., and BT Alex, Brown Incorporated, Donaldson, Lufkin & Jenrette Corporation and UBS Securities, LLC.

6. Each of the Guaranties of Fixed Interest Rate Senior Notes and the Floating Interest Senior Notes by Fabricated Products, Inc., Doe Run Cayman Ltd., and Doe Run Mining S.R. Ltda.

                                  SCHEDULE 5.5
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                     Permits

a.    Bureau of Land Management Development Contracts
      (Contracts for mining government mineral leases)

            BUICK DEVELOPMENT CONTRACT
                  Buick Mine/Mill
                  Seven producing and five inactive leases

            VIBURNUM DEVELOPMENT CONTRACT
                  No. 28 (Viburnum), No. 29 and No. 35 (Casteel) Mines serving the Viburnum Mill
                  Four producing and seven inactive leases

            FLETCHER DEVELOPMENT CONTRACT
                  Fletcher Mine/Mill
                  Two producing and two inactive leases

            BRUSHY CREEK DEVELOPMENT CONTRACT
                  Brushy Creek Mine/Mill
                  Two producing and one inactive lease

b.     Environmental permits

            WATER PERMITS
                  Mine/Mill operations - five permits Herculaneum smelter - one permit
                  Buick recycling facility - one permit
                  Fabricated Products, Lonestar Division - one permit
                                       Seafab Division - one permit

            MISSOURI METALLIC MINERAL WASTE MANAGEMENT PERMITS Mine/Mill
                  operations - four permits Smelter Operations - two permits

            RCRA (Hazardous Waste) PERMITS
                  Buick Recycling Facility - Part B Storage Permit
                  Every operating facility has a Generator's I.D. Number

            MISSOURI DAM SAFETY PERMITS
                  No. 29 Mine Ore Haul Road-North (Queen Mary Dam) Viburnum City Lake Dam
                  Old Viburnum Tailings Dam
                  New Viburnum Tailings Dam
                  Bushy Creek Mill Reservoir Dam
                  Buick Tailings Dam
                  Buick Clear Water Dam
                  Railroad Embankment Dam
                  No. 27 Culvert Dam
                  Fletcher Tailings Dam
                  Fletcher Clarification Dam
                  Brushy Creek Tailings Dam
                  Brushy Creek Clarification Dam
                  Viburnum No. 35 West Dam (pending)
                  Viburnum No. 35 East Dam
                  Leadwood Tailings Dam
                  Indian Creek Mine Lower Dam (pending)
                  Indian Creek Mine Upper Dam (pending)
                  Eaton Tailings Dam

            STORMWATER PERMITS
            The following closed tailings facilities:
                  Leadwood
                  Rivermines
                  Indian Creek

            MISSOURI RESOURCE RECYCLING PERMIT
                  Herculaneum smelter
                  Buick recycling facility

            AIR PERMITS
                  Fabricated Products,
                  Seafab Division - Seattle - operating permit
                                    Casa Grande - construction permit
                                    Vancouver Washington - construction permit

                                  SCHEDULE 5.7
                                       TO
                           LOAN AND SECURITY AGREEMENT

       Chief Executive Office, Principal Place of Business, and Equipment

A.    The Doe Run Resources Corporation

      1.    Chief Executive Office:       1801 Park 270 Drive
                                          St. Louis, Missouri 63146

      2.    Principal Place of Business:  1801 Park 270 Drive
                                          St. Louis, Missouri 63146

      3.    Equipment:

            Mines in the following areas (leased and owned)

                  County                     State
                  ------                     -----

                  Niobrara County            Wyoming
                  Bollinger County           Missouri
                  Camden County              Missouri
                  Crawford County            Missouri
                  Dent County                Missouri
                  Iron County                Missouri
                  Jefferson County           Missouri
                  Madison County             Missouri
                  Oregon County              Missouri
                  Perry County               Missouri
                  Reynolds County            Missouri
                  Shannon County             Missouri
                  St. Francis County         Missouri
                  Washington County          Missouri
                  Jackson County             Tennessee

      4.    Inventory:

            Mines in the following areas (leased and owned)

                  County                     State
                  ------                     -----

                  Niobrara County            Wyoming
                  Jackson County             Tennessee
                  Bollinger County           Missouri
                  Camden County              Missouri
                  Crawford County            Missouri
                  Dent County                Missouri
                  Iron County                Missouri
                  Jefferson County           Missouri
                  Madison County             Missouri
                  Oregon County              Missouri
                  Perry County               Missouri
                  Reynolds County            Missouri
                  Shannon County             Missouri
                  St. Francis County         Missouri
                  Washington County          Missouri

      5.    Consigned Inventory Locations:

            C&D Power Systems, Inc.
                 200 West Main Street, Attica, Ind.  47918
                 1835 Industrial Blvd., Conyers, GA 30207
                 82 East Main Street, Leola, PA 17540
                 Route No. 209, Huguenot, NY 12746

            Johnson Controls Inc.
                 900 East Keepe Avenue, Milwaukee, WI 53212
                 4722 Pear Street, ST. Joseph, MO 64503
                 10300 Industrial Road, Holland, Ohio 43528
                 Old Greensboro Rd., Winston-Salem, NC  27102
                 c/o Powerlab, South Hwy. 94, Savana IL 61074
                 c/o Water Gremlin, 1610 Whitaker Ave., White Bear Lake, MN
                 55110

            Yuasu Exide Corp.
                 One Exide Road, Hays, Kansas 67601

            Olin Corporation
                 427 Shamrock Street, E. Alton, IL  62024

      6.    Warehouse Locations:

            The Doe Run Company
                 Herculaneum Smelter (Owned)
                 881 Main Street
                 Herculaneum, MO 63048

            The Doe Run Company
                 Buick Resource, Recycling Facility (Owned),
                 HC 1 Box 1395, Boss, MO 65440

            Bussen Underground (3rd Party)
                 5000 Bussen Road, St. Louis, MO 63129

      7. The location of cash proceeds and inventory in transit is indeterminate and cannot be specified at this time.

B.    Fabricated Products, Inc.

      1.    Chief Executive Office:       1801 Park 270 Drive
                                          St. Louis, Missouri 63146

      2.    Warehouse Locations:

            Alamac Transportation
                 14863 East Clark Ave, Hacienda Heights, CA 91745

            Seafab Metals Company, a division of Fabricated Products, Inc.
                 2700 16th Avenue, S.W., Seattle, WA 98134

            Fab Division of Fabricated Products, Inc.
                 1112 VIP Blvd., Casa Grande, AZ 85222

            Oxide Division of Fabricated Products, Inc.
                 3103 N.W. Lower River Rd., Bld. 2575, P.O. Box 1180, Vancouver, WA 98666

            Lone Star Lead Construction, a division of Fabricated Products, Inc.
                 9200 Market Street Road, Houston, TX 77229

      3 The location of cash proceeds and inventory in transit is indeterminate and cannot be specified at this time.

                                  SCHEDULE 5.8
                                       TO
                          LOAN AND SECURITY AGREEMENT

                                 Existing Liens

THE DOE RUN RESOURCES CORPORATION

I.    UCC Filings in Missouri

      A.    Secretary of State, Missouri

      Number    Date       Secured Party         Description of Collateral

1.    2559042   07/05/95   Associates            One (1) Ingersoll Rand Model
                           Leasing               XP750WCU Air Compressor S/N
                           Incorporated          246099 together with all
                           Suite 250             present 10561 Barkley and
                           Overland Park, KS     future attachments, Rd.,
                           67212                 accessories, replacement parts,
                                                 repairs, additions and all
                                                 proceeds thereof.

2.    2595395   10/24/95   Associates Leasing    One (1) Moxy Model MT30S
                           Incorporated          Articulated Truck S/N 352076
                           10561 Barkley Rd.,    together with all present and
                           Suite 250             future attachments,
                           Overland Park, KS     accessories, replacement parts,
                           67212                 repairs, additions and all
                                                 proceeds thereof.

3.    2694214   08/06/96   Roland Machinery      One (1) Ingersoll-Rand Model
                           Company               HP1300AWC Portable Air
                           816 N. Dirksen Pkwy.  Compressor s/n:247988 together
                           Springfield, IL       with all present and future
                           62702                 attachments, accessories,
                                                 replacement parts, additions,
                                                 and all proceeds thereof.

4.    2731179   11/25/96   Roland Machinery      One (1) Moxy Model MT30 30 Ton
                           Company               6 Wheel Drive Articulated Truck
                           5920 North Lindbergh  S/N: 353215 together with all
                           Blvd.                 present and future attachments,
                           Hazelwood, MO 63042   accessories, replacement parts,
                                                 additions, and all proceeds
                                                 thereof.

5.    2488415   12/30/94   Caterpillar Financial (1) Caterpillar Model 980F
                            Services Corporation Wheel Loader S/N:8JN00319. and
                           901 Warrenville Road  substitutions, replacements,
                           #304                  additions, and accessions
                           Lisle, IL 60532-1359  thereto, now owned or hereafter
                                                 acquired, and proceeds thereof.

6.    2728643   11/26/96   Caterpillar Financial 1 - Used Caterpillar 980F Wheel
                            Services Corporation Loader S/N 8CJ00460 "and
                           901 Warrenville Road  substitutions, replacements,
                           #304                  additions and accessions
                           Lisle, IL  60532      thereto, now owned or hereafter
                                                 acquired and proceeds thereof.

7.    2768235   03/18/97   Caterpillar Financial (1) Used 920 Caterpillar Wheel
                            Services Corporation Loader S/N: 62K05665 and
                           901 Warrenville Road  substitutions, replacements,
                           #304                  additions, and accessions
                           Lisle, IL  60532      thereto, now owned or hereafter
                                                 acquired, and proceeds thereof.
                                                 Equipment location: Buick Mine,
                                                 Viburnum, MO 65566, Iron County

8.    2768237   03/18/97   Caterpillar Financial (1) Used 950B Caterpillar Wheel
                            Services Corporation Loader S/N: 31R00918 and
                           901 Warrenville Road  substitutions, replacements,
                           #304                  additions, and accessions
                           Lisle, IL  60532      thereto, now owned or hereafter
                                                 acquired, and proceeds thereof.
                                                 Equipment Location: Buick Mine,
                                                 Viburnum, MO 65566 Iron County

9.    2768238   03/18/97   Caterpillar Financial (1) Used 930 Caterpillar Wheel
                            Services Corporation Loader S/N: 41K07081 and
                           901 Warrenville Road  substitutions, replacements,
                           #304                  additions, and accessions
                           Lisle, IL  60532      thereto, now owned or hereafter
                                                 acquired, and proceeds thereof.
                                                 Equipment Location: Brushy
                                                 Creek Mine, Boss, MO 65440 Dent
                                                 County

10.   2768236   03/18/97   Caterpillar Financial (1) Used 930 Caterpillar Wheel
                            Services Corporation Loader S/N: 71H02832 and
                           901 Warrenville Road  substitutions, replacements,
                           #304                  additions, and accessions
                           Lisle, IL  60532      thereto, now owned or hereafter
                                                 acquired, and proceeds thereof.
                                                 Equipment Location: Brushy
                                                 Creek Mine, Boss, MO 65440 Dent
                                                 County

11.   2501179   01/30/95   Clarklift of Cape,    1- GC30S Daewoo Forklift - S/N
                            Inc.                 06-01400 W/ Fork Positioner
                           P.O. Box 752          1- G30S Daewoo Forklift - S/N
                           Cape Girardeau, MO    12-01176 W/ Fork Rotator
                           63702-0752            1- G30S Daewoo Forklift - S/N
                                                 12-01177 W/ Fork Rotator
                                                 1- G30S Daewoo Forklift - S/N
                                                 12-01178 W/ Drum Clamp

12.   2515102   03/06/95   Clark Credit          Four Daewoo Forklift model
                           Corporation           GC30S s/n 06-01400; model G30S
                           500 Circle Drive      S/N 12-01176, 12-01177
                           Buchanan, MI49107-    & 12-01178
                           1395                  Assigned to: Clarklift of Cape,
                           CAP114 K#472715-8     Inc., POBox 752, Cape
                                                 Girardeau,  MO 63702-0752

13.   2505000   02/10/95   Lessor(s)             2 - 1995 Bobcat Loaders, S/N
                           Clarklift Of Cape,    512719000 & 512719001
                           Inc.                  W. Flot. Tires, Boss
                           P.O. Box 752          Aux. Hyd. & Bucket
                           Cape Girardeau, MO
                           63702-0752

14.   2698940   08/22/96   Metlife Capital,      Proceeds of collateral also
                            Limited              covered. This is a true lease
                            Partnership          filed for public record.
                           10900 NE 4th St.      1033695-006,007 MM/KRD
                           Suite 500
                           Bellevue, WA  98004   One used Wagner ST-8B Loader
                                                 DA15P0399 to be located at the
                                                 Buick Mine, Route KK, City of
                                                 Boss, State of Missouri, One
                                                 used Volvo L180C Wheel Loader
                                                 s/n L180CV60325 to be located
                                                 at the #28 Mine, City of
                                                 Viburnum, State of Missouri,
                                                 together with all accessions,
                                                 attachments and additions
                                                 thereto and substitutions and
                                                 replacement thereof.

15.   2594653   10/20/95   MetLife Capital       Proceeds of Collateral also
                           Limited Partnership   covered.
                           10900 NE 4th St.
                           Suite 500             THIS IS A TRUE LEASE FILED FOR
                           Bellevue, WA  98004   PUBLIC RECORD.  1033695--
                                                 VAR/MM/PJR

                                                 One (1) new Komatsu PC3000LC-5
                                                 Crawler Excavator, serial no.
                                                 A30252, One (1) new Caterpillar
                                                 Model D6HLGP Tractor, serial
                                                 no. 3YG06216 with Engine,
                                                 serial no. 8Z86847 and Dozer,
                                                 serial no. 1AH01978, and Three
                                                 (3) Moxy MT30 Articulated Dump
                                                 Trucks, serial nos. 353328,
                                                 353138 and 353327, together
                                                 with all accessions,
                                                 attachments and additions
                                                 thereto and substitutions and
                                                 replacements thereof.

16.   2728220   11/25/96   MetLife Capital,      Two (2) Moxy Model MT30X 30 Ton
                           Limited Partnership   Six Wheel Drive Articulated
                           10900 NE 4th Street   Trucks with Tailgates, S/N's
                           Suite 500             353565, 353566 together with
                           Bellevue, WA 98004    all accessions, attachments and
                                                 additions thereto and
                                                 replacements and substitutions
                                                 thereof. Proceeds of collateral
                                                 also covered. This is a true
                                                 lease filed for public record.
                                                 1033695-008/MM/KRD

17.   2759029   02/21/97   MetLife Capital,      One (1) used Wagner ST-8B 4
                           Limited Partnership   Wheel Drive Scooptram Loader
                           10900 NE 4th Street   DA15P0396 together with all
                           Suite 500             accessions, attachments and
                           Bellevue, WA 98004    additions thereto and
                                                 replacements thereof. This is a
                                                 true lease filed for public
                                                 record. 1033695-009
                                                 MM/KRD/Secretary Of State MO.
                                                 Proceeds of collateral also
                                                 covered.

18.   2729241   11/25/96   Lessor(s)             1 - Daewoo Forklift Model G30S
                           Forklifts Of Cape,    w/ S/N 12-04808 Side Shifting
                           Inc.                  Fork Positioner. This financing
                           P.O. Box 752          statement was filed for
                           Cape Girardeau, MO    information purposes only and
                           63702-0752            was intended to protect the
                                                 rights of lessor in the
                                                 collateral described above. The
                                                 transaction between the parties
                                                 is a lease and not a secured
                                                 transaction.

19.   2735886   12/11/96   Lessor(s)             1 - 1996 Sellick Forklift Model
                           Forklifts Of Cape,    SD-100 S/N 28586111032-4 w/
                           Inc.                  Grapple Attachment. This
                           P.O. Box 752          financing statement was filed
                           Cape Girardeau, MO    for information purposes only
                           63702-0752            and was intended to protect the
                                                 right of lessor in the
                                                 collateral described. The
                                                 transaction between the parties
                                                 is a lease and not a secured
                                                 transaction.

20.   2747676   01/21/97   Lessor(s)             3 - Daewoo Forklifts Model G30S
                           Forklifts Of Cape,    S/N 12-05345 12-05346,
                           Inc.                  12-05347. This financing
                           P.O. Box 752          statement was filed for
                           Cape Girardeau, MO    information purposes only and
                           63702-0752            was intended to protect the
                                                 right of lessor in the
                                                 collateral described above. The
                                                 transaction between the parties
                                                 is a lease and not a secured
                                                 transaction.

21.   2755542   02/10/97   Lessor(s)             1 - Daewoo Forklift Model G30S
                           Forklifts Of Cape,    S/N 06-04034 w/ 117" Std.
                           Inc.                  Upright. This financing
                           P.O. Box 752          statement was filed for
                           Cape Girardeau, MO    information purposes only and
                           63702-0752            was intended to protect the
                                                 right of lessor in the
                                                 collateral described above. The
                                                 transaction between the parties
                                                 is a lease and not a secured
                                                 transaction.

22.   2652440   04/08/96   Forklifts Of Cape,    2 G30S Daewoo Forklifts S/N's
                           Inc.                  12-03970 & 12-03990 w/ fork
                           P.O. Box 752          rotators
                           Cape Girardeau, MO
                           63702-0752            1 GC30S Daewoo Forklift S/N
                                                 06-02937 w/ fork positioner

23.   2779658   04/16/97   Lessor(s)             1 - 1997 Sellick Forklift Model
                           Forklifts Of Cape,    SG-60 S/N 2969703652-4. This
                           Inc.                  financing statement was filed
                           P.O. Box 752          for information purposes only
                           Cape Girardeau, MO    and was intended to protect the
                           63702-0752            rights of lessor in the
                                                 collateral described. The
                                                 transaction between the parties
                                                 is a lease and not a secured
                                                 transaction.

24.   2815961   07/29/97   Lessor(s)             1 - Daewoo Forklift Model G30S
                           Forklifts Of Cape,    s/n 12-06356 w/ fork positioner
                           Inc.                  attachment. This financing
                           P.O. Box 752          statement was filed for
                           Cape Girardeau, MO    information purposes only and
                           63702-0752            was intended to protect the
                                                 right of Lessor in the
                                                 collateral described above. The
                                                 transaction between the parties
                                                 is a lease and not a secured
                                                 transaction.

25.   2436986   08/03/94   Lessor                One (1) Moxy Model MT30S, 30
                           The CIT               ton articulated off-road truck
                           Group/Equipment       s/n 352065 with 6 wheeldrive,
                           Financing, Inc.       Scandia D8905, 254 h.p. engine;
                           2110 Walnut Hill      enclosed cab and air
                           Lane                  conditioning
                           Irving, TX  75038

26.   2513111   03/06/95   Lessor(s)             1 - 1994 Bobcat Loader S/N
                           Clark Rental          512212699 w/Flot. tires, boss,
                           System, Inc.          aux. hyd. 66" Ind. Grapple -
                           500 Circle Drive      66" L.P. Bucket. Pallet forks
                           Buchanan, MI 49107    and frame

27.   2617724   01/02/96   Clark Rental          1 New Melroe Model 453 Bobcat
                           System, Inc.          Loader S/N 561811357
                           500 Circle Drive
                           Buchanan, MI  49107

28.   2632895   02/14/96   Associates            1 - 1996 Sellick Forklift Model
                           Commercial Corp.      SG60 Rough Terrain Forklift S/N
                           P.O. Box 410587       2601601652
                           Kansas City, MO       1 - 1996 Sellick Forklift Model
                           64141                 SG60 Rough Terrain Forklift S/N
                                                 2602601652

29.   2760981   02/27/97   Forklifts Of Cape,    2 - Daewoo Forklifts Model G30S
                           Inc.                  S/N 12-06003 & 12-06076. This
                           P.O. Box 752          financing statement was filed
                           Cape Girardeau,       for information purposes only
                           MO  63702-0752        and was intended to protect the
                                                 right of lessor in the
                                                 collateral described above. The
                                                 transaction between the parties
                                                 is a lease and not a secured
                                                 transaction.

30.   2672236   06/03/96   Lessor(s)             1 - New Clark Forklift Model
                           Forklifts Of Cape,    CDP20 S/N P365D-0033-9410
                           Inc.
                           P.O. Box 752
                           Cape Girardeau,
                           MO  63702-0752

31.   2673063   06/04/96   Lessor(s)             1 - 1996 Daewoo Forklift Model
                           Forklifts Of Cape,    G30S S/N 12-04049 w/ revolving
                           Inc.                  drum clamp S/N 15308-00010P.
                           P.O. Box 752          This financing statement was
                           Cape Girardeau,       filed for information purposes
                           MO  63702-0752        only and was intended to
                                                 protect the rights of lessor in
                                                 the collateral described above.
                                                 The transaction between the
                                                 parties is a lease and not a
                                                 secured transaction.

32.   2780509   04/18/97   General Electric      This financing statement was
                           Capital Corporation   filed solely as a precaution if
                           1415 W. 22nd Street   contrary to the intention of
                           4th Floor             the parties described above as
                           Oak Brook, IL         Lessee and Lessor, the
                           60521                 transaction relating to the
                                                 property described herein is
                                                 deemed to be other than a lease
                                                 within the meaning of 1-201
                                                 (37) of the Uniform Commercial
                                                 Code. The equipment being
                                                 covered consists of one (1)
                                                 Cannon Jumbo Drill, Model DP
                                                 12-HD, S/N 200919 and one (1)
                                                 Reynolds Ejector Wagon, Model
                                                 RW45SP, S/N 27926 with all
                                                 additions, attachments,
                                                 accessories and proceeds now
                                                 existing or hereafter acquired.

33.   2742107   01/06/97   General Electric      This financing statement was
                           Capital Corporation   filed solely as a precaution if
                           1415 W. 22nd Street   contrary to the parties
                           Suite 300             described above as
                           Oak Brook, IL         Debtor/Lessee and Secured
                           60521                 Party/Lessor, the transaction
                                                 relating to the property
                                                 described herein is deemed to
                                                 be other than a lease within
                                                 the meaning of 1-201 (37) of
                                                 the Uniform Commercial Code.
                                                 The property being covered are
                                                 One (1) Volvo Model L120C Wheel
                                                 Loader S/N: L120CV61561, Two
                                                 (2) Model L180C Wheel Loaders
                                                 S/N's: L180CV60425 and
                                                 L180CV60429, One (1) Volvo
                                                 Model A35C Articulated Truck
                                                 S/N: A35CV4331 and One (1)
                                                 Caterpillar Model 120H Road
                                                 Grader S/N: 4MK00223, including
                                                 all attachments, accessories,
                                                 additions and proceeds now
                                                 existing or hereafter acquired.

34.   2753181   02/06/97   General Electric      This financing statement was
                           Capital Corporation   filed solely as a precaution if
                           1415 W. 22nd Street   contrary to the parties
                           Suite 300             described above as
                           Oak Brook, IL         Debtor/Lessee and Secured
                           60521                 Party/Lessor, the transaction
                                                 relating to the property
                                                 described herein is deemed to
                                                 be other than a lease within
                                                 the meaning of 1-201 (37) of
                                                 the Uniform Commercial Code.
                                                 The property being covered
                                                 consists of One (1) Komatsu
                                                 Model D58-1B Crawler Dozer S/N:
                                                 81306 with all attachments,
                                                 accessories, additions and
                                                 proceeds now existing or
                                                 hereafter acquired. Equipment
                                                 Location: #100 Airport Road,
                                                 Viburnum, Missouri 65566.

35.   2771456   03/26/97   General Electric      This financing statement was
                           Capital Corporation   filed solely as a precaution,
                           1415 W. 22nd Street   if contrary to the intention of
                           Suite 400             the parties described above as
                           Oak Brook, IL         Lessee/Debtor and
                           60521                 Lessor/Secured Party, the
                                                 transaction relating to the
                                                 property described herein is
                                                 deemed to be other than a lease
                                                 within the meaning of 1-201
                                                 (37) of the Uniform Commercial
                                                 Code. The property being
                                                 covered is: One (1) MTI/JCI 400
                                                 M LHD Scoop Tram, S/N:
                                                 21891RB97

36.   2785957   05/07/97   General Electric      This financing statement was
                           Capital Corporation   filed solely as a precaution if
                           1415 W. 22nd Street   contrary to the intention of
                           Suite 400             the parties described above as
                           Oak Brook, IL         Lessee and Lessor, the
                           60521                 transaction relating to the
                                                 property described herein is
                                                 deemed to be other than a lease
                                                 within the property being
                                                 covered consists of One (1)
                                                 Jarvis-Clark/Tamrock Drilling
                                                 Machine, Model RBM11-14H, S/N
                                                 463, one (1) Mining
                                                 Technologies Load Haul Dump,
                                                 Model 700M LHD, S/N
                                                 60363/4933/97 and two (2)
                                                 Charging Rigs, Model 975A, S/N
                                                 9750897 and 9750898 together
                                                 with all additions,
                                                 attachments, accessories and
                                                 proceeds now existing or
                                                 hereafter acquired.

37.   2823105   08/21/97   General Electric      This financing statement was
                           Capital Corporation   filed solely as a precaution
                           1415 W. 22nd Street   Lessee and Lessor, the
                           Suite 400             transaction relating to the
                           Oak Brook, IL         property described herein is
                           60521                 deemed to be other than a lease
                                                 within the meaning of 1-201
                                                 (37) of the Uniform Commercial
                                                 Code. The property being
                                                 covered is one (1) Getman
                                                 Scaler, Model S330, S/N6519,
                                                 together with all additions,
                                                 attachments, accessories and
                                                 proceeds now existing or
                                                 hereafter acquired. Filed with
                                                 Secretary Of State of Missouri
                                                 Acct. #40654-008

38.   2761380   02/27/97   Unicyn Funding        "This financing statement was
                           Group                 filed for informational
                           7501 W. Oakland       purposes only to give notice of
                           Park Blvd             the secured party's ownership
                           Suite 301             of the equipment."
                           Lauderhill, FL
                           33319
                           23-2333786

39.   2819216   08/07/97   Trinity Capital       All equipment leased or
                           Corporation           financed by Trinity Capital
                           475 Sansome Street    Corporation including but not
                           19th Floor            limited to the items set forth
                           San Francisco, CA     in Lease No. 0012881-001,
                           94111                 including proceeds.

40.   2826730   09/02/97   Rental Equipment      Used Coleman MH4000 Light Tower
                           Service Company       Serial #5462.
                           Bowman Field
                           P. O. Box 5245
                           Louisville, KY
                           40205-0245

41.   2862594   12/29/97   Caterpillar           1 - New Caterpillar Model IT38F
                           Financial             Integrated Tool Carrier S/N
                           Services              6FN00364, "and substitutions,
                           Corporation           replacements, additions and
                           901 Warrenville       accessions thereto, now owned
                           Road                  or hereafter acquired and
                           Lisle, IL 60532       proceeds thereof."

42.   2852648   11/20/97   IBM Credit            All computer, information
                           Corporation           processing and other peripheral
                           1133 Westchester      equipment and goods (including
                           Avenue                all additions, accessions,
                           White Plains, NY      upgrades, and replacements)
                           10604                 referenced on IBM supplement
                                                 #397476 dated 11/05/97 Qty-IBM
                                                 type: 001-9406 001-C74303
                                                 001-C96527 001-F06372
                                                 (11/17/97) referenced on IBM
                                                 supplement #397476 dated
                                                 11/05/97 Qty-IBM Type:
                                                 001-M22473 001-M50642
                                                 001-N91770 referenced on IBM
                                                 supplement #397476 dated
                                                 11/05/97 Qty-IBM Type:
                                                 001-S51798 001-T37001
                                                 001-V04636 referenced on IBM
                                                 Supplement #397476 dated
                                                 11/05/97 Qty-IBM type:
                                                 001-W48844 001-Y07592 UCC Log
                                                 Number: CPC00397476 7838309.

43.   2720940   10/30/96   IBM Credit            IBM Equipment (including all
                           Corporation           additions, accessions,
                           1133 Westchester      upgrades, and replacements)
                           Avenue                referenced on IBM Sup#291297
                           White Plains, NY      Dated 10/18/96 Qty-Type
                           10604                 002-9337 001-9406 001-C74303
                                                 001-C96527 001-F06372
                                                 001-M50642 001-N91770
                                                 001-S51798 001-T37001
                                                 001-T37012 001-T39959
                                                 001-U72260 001-V04636
                                                 001-W48844 001-Y07592
                                                 001-Y17093 001-Y52778
                                                 (10/24/96) UCC Log Number:
                                                 CP7MW291297 7838309.

44.   2719639   10/23/96   KDC Financial         One (1) Komatsu WA420-3 Wheel
                           Limited               Loader S/N 30006.
                           Partnership
                           1333 Butterfield      This transaction is a lease and
                           Road, Suite 600       is not intended by the Debtor
                           Downers Grove, IL     as a security transaction; the
                           60515                 filing is only intended to make
                                                 the lease a matter of public
                                                 record. Claiming proceeds does
                                                 not constitute permission for
                                                 the Debtor to dispose of the
                                                 collateral.

45.   2719640   10/23/96   KDC Financial         One (1) Komatsu WA600-1L Wheel
                           Limited               Loader S/N A50103.
                           Partnership
                           1333 Butterfield      This transaction is a lease and
                           Road                  is not intended by the Debtor
                           Suite 600             as a security transaction; the
                           Downers Grove, IL     filing is only intended to make
                           60515                 the lease a matter of public
                                                 record. Claiming proceeds does
                                                 not constitute permission for
                                                 the Debtor to dispose of the
                                                 collateral.

46.   2760089   02/24/97   KDC Financial         One Komatsu WA320-3L Wheel
                           Limited Partnership   Loader, s/n A30013.
                           1333 Butterfield
                           Road                  This transaction is a lease and
                           Suite 600             is not intended by the Debtor
                           Downers Grove, IL     as a security transaction; the
                           60515                 filing is only intended to make
                                                 the lease a matter of public
                                                 record. Claiming proceeds does
                                                 not constitute permission for
                                                 the Debtor to dispose of the
                                                 collateral.

47.   2760090   02/24/97   KDC Financial         One Komatsu WA320-3L Wheel
                           Limited Partnership   Loader, s/n A30012.
                           1333 Butterfield
                           Road                  This transaction is a lease and
                           Suite 600             is not intended by the Debtor
                           Downers Grove, IL     as a security transaction; the
                           60515                 filing is only intended to make
                                                 the lease a matter of public
                                                 record. Claiming proceeds does
                                                 not constitute permission for
                                                 the Debtor to dispose of the
                                                 collateral.

48.   2809941   07/14/97   KDC Financial         One Komatsu PC300LC-5 Hydraulic
                           Limited Partnership   Excavator, s/n A71618.
                           1333 Butterfield
                           Road                  This transaction is a lease and
                           Suite 600             is not intended by the Debtor
                           Downers Grove, IL     as a security transaction; the
                           60515                 filing is only intended to make
                                                 the lease a matter of public
                                                 record. Claiming proceeds does
                                                 not constitute permission for
                                                 the Debtor to dispose of the
                                                 collateral.

49.   2758859   02/19/97   Machinery, Inc.       1997 JCB 212S Backhoe Loader
                           5081 Manchester       S/N SLP212ASVE0760796. Equipped
                           Avenue                with cab, 24" Backhoe Bucket,
                           St. Louis, MO         Pallet Forks, 73" .80 cu yd
                           63110                 loader bucket and 12.8 x 18 10
                                                 ply tires.

50.   2761499   02/27/97   Mercantile Leasing    1 - MDX1000 Multi-Dispersive
                           Corporation           X-Ray Fluorescence Spectrometer
                           1200 35th St.,        (MDXRF) S/N X-R153.889.00 - IBM
                           West Des Moines,      PC, Suite 504 Printer, and
                           IA  50266             Software.

                                                 This is a lease transaction.

51.   2774751   04/03/97   Mercantile Leasing    1 - Used 1992 Model MR-937
                           Corporation           Sellick Boom Lift S/N 23811937.
                           1200 35th St.,
                           Suite 504
                           West Des Moines, IA
                           50266

52.   2729111   11/25/96   Mercantile Leasing    1 - Pillar Recovery Drill Jumbo
                           Corporation           S/N 441, rebuilt 1996, as per
                           1200 35th St.,        following spec: Mine jack
                           Suite 504             carrier c/w F6L912W Duetz
                           West Des Moines,      diesel engine, Jarvis Clark
                           IA 50266              MBE-8 Boom modified, Jarvis
                                                 Clark MBE-8 Boom c/w manbasket
                                                 modified with Taxxon head,
                                                 Tamrock drilling components
                                                 including HL538 drill, KS140H
                                                 feed, RC510 rod handler, Pito
                                                 11 centralizer, TA400 control
                                                 panel, KVL-10-1 lubricator, air
                                                 water mist flushing system,
                                                 emergency hydraulic lowering
                                                 kit, Danfoss proportional
                                                 electric control valves,
                                                 stabilizing jacks, front and
                                                 rear diesel hydraulic operation
                                                 for underground use,
                                                 manufactured in Canada.

53.   2743015   01/06/97   Mercantile Leasing    1988 International Harvester
                           Corporation           Truck F-2375
                           1200 35th St.,        VIN#1HTZEGFR3HHB12026.
                           Suite 504
                           West Des Moines,
                           IA 50266

54.   2791255   05/20/97   Oce-USA, Inc.         One Oce 7055, together with all
                           5450 No.              spare parts, accessories,
                           Cumberland Avenue     attachments, replacements,
                           Chicago, IL  60656    substitutions, and additions
                                                 thereto, now or hereafter
                                                 acquired and the proceeds
                                                 thereof (including insurance
                                                 proceeds).

55.   2795449   06/02/97   Rudd Equipment        New Euclid Model R600/406LD
                           Company               Rear Dump Hauler, s/n 75795.
                           4344 Poplar Level
                           Road
                           Louisville, KY
                           40213

56.   2872670   01/20/98   Shipping              (1) Hyster lift truck Model
                           Utilities, Inc.       H60XM together with all tires,
                           10539 Liberty         wheels, and all other
                           Avenue                attachments and accessories.
                           St. Louis, MO
                           63132

II.   LEASED EQUIPMENT:

1.              3/97                             (2) 385 Sweepers SN7017 and
                                                 SN7073

2.              8/97       KDC Financial         (2) Komatsu WA-420 Loaders, s/n
                           Partnership           Limited A30006 and s/n A30064.
                           1333 Butterfield
                           Road
                           Suite 600
                           Downers Grove, IL
                           60515

3.                                               (1) PC150 Excavator, s/n 7820

4.                                               (2) Komatsu WA-320 Loaders, s/n
                                                 A30013 and s/n A30012.

5.                                               (1) Moxy Model MT20, s/n 353214

6.              12/13/96   KDC Financial         PC 400LC-5 Hydraulic Excavator,
                           Limited Partnership    s/n A70662
                           1333 Butterfield
                           Road
                           Suite 600
                           Downers Grove, IL
                           60515

7.              7/9/97     KDC Financial         PC 300LC-5 Excavator, s/n
                           Limited Partnership   A71618
                           1333 Butterfield
                           Road
                           Suite 600
                           Downers Grove, IL
                           60515

8.              10/24/96   KDC Financial         WA 600-IL Wheel Loader, s/n
                           Limited Partnership   A50103
                           1333 Butterfield
                           Road
                           Suite 600
                           Downers Grove, IL
                           60515

9.              1/31/96    Mercantile Leasing    Ford 555D Backhoe Breaker
                           Corporation
                           1200 35th St.,
                           Suite 504
                           West Des Moines,
                           IA 50266

10.             1/9/98     Hyster Credit Co.     Hyster Lift Truck Model 860XM,
                           P.O. Box 4366         s/n  D177B39827U
                           Portland, OR 97208

11.             11/21/97   Caterpillar           Caterpillar Integrated Tool
                           Financial             Center, s/n 6FN00365
                           Services
                           Corporation
                           901 Warrenville
                           Road
                           Lisle, IL  60532

12.             1/31/96    Mercantile Leasing    (8) Hyster Spacesaver
                           Corporation           Automotive Lift Trucks Model
                           1200 35th St.,        860XM
                           Suite 504
                           West Des Moines,
                           IA 50266

13.             3/25/96    Mercantile Leasing    EnviroWhirl I Surface Cleaner,
                           Corporation           s/n EVH0081694
                           1200 35th St.,
                           Suite 504
                           West Des Moines,
                           IA 50266

III.  LEASED EQUIPMENT - South East Missouri
      See Attachment A

LONE STAR LEAD CONSTRUCTION CORP.

I.    Jurisdiction: Texas

      A.    Secretary of State, Texas

1.    199981    10/07/96   GTE Leasing           1 - Option 11E Package AC/DC
                           Corporation           1 - RTU-R21 Software Cartridge-
                           500 East Carpenter    Gen.
                           Freeway               1 - Analog Message Waiting Line
                           Irving, TX  75062     Card
                                                 2 - Universal Trunk Card
                                                 1 - Digital Line Card
                                                 1 - Console/Line Card Package
                                                 1 - ONEAC Power Conditioner
                                                 10 - M2008 Basic Sets, Ash
                                                 9 - N2616 Basic Sets, Ash
                                                 19 - Pre-Printed Key Package
                                                 2 - M1 Modular Telephone User
                                                 Guides
                                                 1 - DEC Terminal Package
                                                 2 - 50 Pair Lighting Protector
                                                 1 - Ground Wire
                                                 4 - Paging Horns
                                                 9 - Inside Cables

                                  SCHEDULE 5.9
                                       TO
                          LOAN AND SECURITY AGREEMENT

                                  Tax Returns

                                     None.

                                  SCHEDULE 6.3
                                       TO
                           LOAN AND SECURITY AGREEMENT

                        The Doe Run Resources Corporation
                        Schedule of Existing Indebtedness

1. The following other indebtedness in the total amount of $2,392,000.00

                                                             Financial Statement
                                                                   Balance
                                                                   -------
                                                                 (in 000's)

      Contingent purchase price - payable only if certain
      net income levels are met, non-interest bearing, the
      expected face amount at January 31, 1998 of
      $3,963,000 discounted to an effective rate of 13.5%.
      Expires January 29, 2002. Payee - Seafab Metal               $1,867
      Corporation.

      Contingent purchase price - payable only if certain
      net income levels are met, non-interest bearing.
      Expires January 29, 2000, maximum payments for
      remainder of agreement are $525 total long term
      debt. Payee - ASARCO.                                          $525*

                                                                   $2,392
                                                                   ------

            * $118,000 represents amount paid in fiscal year 1997; estimated amount to be paid in each of 1998, 1999 and 2000 is $50,000.

                                  SCHEDULE 6.4
                                       TO
                           LOAN AND SECURITY AGREEMENT

                             Helicopter Transaction

            The Doe Run Resources Corporation ("Doe Run") will be purchasing a helicopter for an amount not to exceed $4.500,000. Doe Run may finance the purchase of such helicopter and grant purchase money security interests in same. Doe Run will in turn, directly or indirectly sell such helicopter to Doe Run Peru for an amount not less than the amount Doe Run expended in connection with purchasing such helicopter, and Doe Run may guaranty any debt incurred by Doe Run Peru (up to but not exceeding $4,500,000) in connection with such direct or indirect sale.

                                  SCHEDULE 6.5
                                       TO
                           LOAN AND SECURITY AGREEMENT

                    Existing Loans, Advances, and Guarantees

      1. Doe Run will be purchasing a helicopter for an amount not to exceed $4,500,000. Doe Run may finance the purchase of such helicopter and grant purchase money security interests in same. Doe Run may in turn, directly or indirectly sell such helicopter to Doe Run Peru for cash or other immediately available funds in an amount not less than the amount Doe Run expended in connection with purchasing such helicopter, and Doe Run may guaranty any debt incurred by Doe Run Peru (up to but not exceeding $4,500,000) in connection with such direct or indirect sale.